As filed with the U.S. Securities and Exchange Commission on September 24, 2025

Registration No. 333-289465

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

 Amendment No. 4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UPEXI, INC.
(Exact name of registrant as specified in its charter)

Delaware	5900	83-3378978
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3030 North Rocky Point Drive, Suite 420

Tampa, FL 33607

(727) 287-2800

(Address, including zip code, and telephone number including area code, of Registrant’s principal executive offices)

Allan Marshall, President and Chief Executive Officer

Upexi, Inc.

3030 North Rocky Point Drive, Suite 420

Tampa, FL 33607

(727) 287-2800

(Name, address, including zip code, and telephone number including area code, of agent for service)

With copies to:

Peter Campitiello

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

Tel. No.: (732) 395-4400

Fax No.: (732) 395-4401

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED SEPTEMBER 24, 2025

Upexi, Inc.

Up to 83,333,333 Shares of Common Stock

This prospectus relates to the offer and sale from time to time by A.G.P./Alliance Global Partners (the “Investor” or the “Selling Stockholder”) or its permitted assigns of up to 83,333,333 shares of our common stock, with a par value of $0.00001 per share (“Common Stock”), that may be issued to the Selling Stockholder pursuant to a common stock purchase agreement with the Investor dated as of July 25, 2025 (the “Purchase Agreement”). Under the Purchase Agreement, we have the right to deliver VWAP Purchase Notices to the Investor, directing the Investor to purchase shares of our Common Stock (each, a “VWAP Purchase”) on a specified trading day (the “Purchase Date”), subject to the terms and conditions set forth therein. Each VWAP Purchase will be for a number of shares not exceeding the maximum amount and will be purchased at a price equal to 95% of the volume-weighted average price (“VWAP”) of our Common Stock during a defined trading period on the Purchase Date. We currently have reserved 83,333,333 shares of our authorized and unissued shares of Common Stock solely for the purpose of effecting purchases of the shares under the Purchase Agreement (“Reserve Shares”).

In connection with the Purchase Agreement, we have the right, but not the obligation, to direct the Investor to purchase the lesser of (i) $500,000,000 (the “Total Commitment Amount’) or (ii) the Exchange Cap, which is the maximum number of shares of Common Stock equal to approximately 19.99% of the Company’s outstanding shares immediately prior to the execution of the Purchase Agreement, unless the Company’s stockholders have approved the issuance of Common Stock in excess of the Exchange Cap, upon satisfaction of certain terms and conditions contained in the Purchase Agreement, including, without limitation, an effective registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”) registering the resale of such shares of Common Stock. See the sections of this prospectus entitled “Prospectus Summary-The Offering” and “The PEF Transaction” for more detail regarding the sale of shares under the Purchase Agreement.

We are registering the offer and sale of these securities to satisfy certain registration rights we have granted. The Selling Stockholder may offer, sell, or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of our Common Stock. We will bear all costs, expenses, and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Stockholder will bear all commissions and discounts, if any, attributable to their sale of shares of our Common Stock. See the section entitled “Plan of Distribution (Conflict of Interest)” of this prospectus for additional information.

Our Common Stock is currently quoted on the Nasdaq Capital Market (“Nasdaq”) under the symbol “UPXI”. On September 23, 2025, the closing price of our Common Stock as reported on Nasdaq was $6.17 per share.

The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”) with respect to the resale of the shares of Common Stock hereunder. The Selling Stockholder may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices.

This prospectus provides a general description of the securities being offered. You should read this prospectus and the registration statement of which it forms a part before you invest in any securities. We may amend or supplement this prospectus from time to time by filing amendments as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 17 of this prospectus for a discussion of certain risks that you should consider in connection with an investment in our securities.

The date of this prospectus is September    , 2025.

Cautionary Note Regarding Forward-Looking Statements	2
Prospectus Summary	3
Risk Factors	17
Use of Proceeds	36
Business	45
Selling Stockholder	57
Plan of Distribution (Conflict of Interest)	58
Where You Can Find More Information	80
Incorporation of Certain Documents by Reference	80
Index to Consolidated Financial Statements for the Years Ended June 30, 2024 and 2023	F-1
Interim Unaudited Condensed Consolidated Financial Statements for the period ended March 31, 2025 and 2024 and the Three and Nine Months ended March 31, 2025 and 2024	F-35

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus is correct as of any time after its date.

1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results.

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions and general economic conditions. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to:

●	changes in the market acceptance of our products;
●	increased levels of competition;
●	changes in political, economic or regulatory conditions generally and in the markets in which we operate;
●	our relationships with our key customers;
●	our ability to retain and attract senior management and other key employees;
●	our ability to quickly and effectively respond to new technological developments;
●

our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the Company;

●	fluctuations in price of Solana; and
●	other risks, including those described in the “Risk Factors” discussion of this prospectus.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise.

2

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our Common Stock, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes incorporated by reference herein. Our fiscal year end is June 30 and our fiscal years ended June 30, 2023 and 2024 are sometimes referred to herein as fiscal years 2023 and 2024, respectively. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our”, “Upexi,” and the “Company” refer to Upexi, Inc., a Delaware corporation, and unless the context indicates otherwise, also includes our wholly-owned subsidiaries.

Our Company

Upexi is a brand owner specializing in the development, manufacturing, and distribution of consumer products. The Company has recently diversified into the Cryptocurrency industry and cash management of assets through a Cryptocurrency Portfolio, primarily focused in Solana tokens and staking of those tokens.

Our Solana Treasury Strategy

Early in 2025, we updated and modified our cash management and treasury strategy to include holding digital currency assets directly on our balance sheet. This was a shift from before when we held excess cash primarily in FDIC-insured interest-bearing accounts. The change to adopt this strategy results from our intention to obtain the highest yield on excess cash.Under our new approach, our treasury policy focuses primarily on Solana (“SOL”). The approach involves applying a public-market treasury model to an asset that is considered earlier in its lifecycle with respect to both development and usage as well as institutional adoption compared to Bitcoin.  Management will focus its resources to this digital asset strategy and a significant portion of the balance sheet will be allocated to holding Solana in the Company’s digital asset treasury. Currently our treasury is exclusively dedicated to the SOL digital asset and currently we do not intend to dedicate any of the treasury allocated capital to other digital assets.

Our treasury is intended to bring value to our shareholders in these ways:

·

We plan to utilize intelligent capital markets issuance – including the issuance of both equity and convertible debt - where we may issue capital in an accretive fashion for the benefit of shareholders to purchase and hold more Solana.

·

We will stake the majority of the Solana in our treasury to earn a staking yield and turn the treasury into a productive asset. Currently we are staking approximately 95% of our SOL treasury, and intend to maintain a similar or higher percentage going forward.  We do not hedge our SOL and do not have plans to hedge our SOL in the future

·	We will purchase locked Solana at a discount to the current spot price, which will provide higher gains for our shareholders as the discount moves to par over time.

Note that we are underpinned by Solana, which we believe is the leading high-performance blockchain and may see its price rise in the future - if this occurs, our Solana treasury will move up in value, also benefitting shareholders.

3

Our Staking Program

Pursuant to our treasury strategy, we will use our SOL in the treasury to generate a return through various opportunities with the most significant portion being allocated to our Staking Program.  We will utilize several Validators in the Staking Program to reduce our risk with a single Validator and maximize the overall yield from the Staking Program.  We will also dedicate a portion of the SOL in our staking program to utilize smaller Validators to help improve the overall Solana ecosystem.  These Validators are scrutinized through our due diligence program and are initially only given a small amount of SOL for the Company to be able to verify the expected performance and yield, and to ensure that the Validator should be included in our future allocation of SOL to Validators.  Management evaluates the validators on a routine basis around performance, yield, and economics, and makes monthly adjustments on the overall allocation of the SOL in the treasury based on our evaluation.  Currently we have approximately 95% of our SOL treasury staked, and target a similar or higher percentage in the future.

We maintain possession and control of the SOL when it is staked at all times. Native staking is generally considered a safe activity, as it is done in-protocol (i.e.. is built into Solana itself), and as, unlike other networks, Solana has not implemented “slashing” penalties for validators that either intentionally misbehave or perform their duties poorly.  As such, the major risk with staking is that we choose a validator with poor performance who realizes a low staking yield.  Additionally, as part of the “activating” and “exiting” processes of SOL staking, any staked SOL will be inaccessible for a period of time determined by a range of factors, resulting in certain liquidity risks that we manage.

Process of Staking

Management has bi-weekly meetings to evaluate treasury operations, including the staking of the Company’s SOL.  Based on these meetings, management determines the allocation of the SOL treasury to the Staking Program and determines the amount of allocation to each Validator, ensuring that no single validator has such a large percentage of our stake that it represents concentration risk.

If it is determined to reduce the amount of the SOL dedicated to the Staking Program or it is determine to change the allocation of SOL to a Validator we will initiate an unstaking process and notify the Validator of the change, which effectively reverses the delegation of the SOL from the applicable validator node.

Solana has a cooldown period known as the “deactivation period,” which is the time it takes for the unstaked SOL to become fully liquid. During this period, the tokens are not actively earning rewards, but they are also not yet available for transfer or use. The length of this period can vary based on network conditions but is generally expected to be 48 hours or less. Once the cooldown period is complete, the Company will have complete control over the SOL, including the ability to sell the SOL or transfer it as determined by management.

Liquidity Management

The Company’s staking program involves the temporary loss of the ability to transfer, assign a new Validator or otherwise dispose of the SOL. Under normal conditions, the Company will regain complete control over its unstaked SOL within two days of initiating the unstaking.   However, there can be no guarantee that such process will result in the Company regaining complete control of its SOL in time to satisfy its current obligations. We maintain a certain amount of liquid SOL in the treasury and a certain amount of cash to ensure that the Company is able to satisfy its current obligations.

4

How We Earn Staking Rewards

To earn staking rewards, we delegate our SOL to leading Solana validators via Solana’s in-protocol delegation system. This means we deposit our SOL tokens into a stake account, which is then delegated to a validator’s vote account. We utilize native staking only, and stake to top validators who have demonstrated a track record of high performance, high yield generation, and attractive delegator economics. We use multiple validators to both maximize the return on our Solana treasury and to mitigate the risk of having only one or two validators for our treasury staking.

SOL and the Solana Network

SOL is a digital asset that is created and transmitted through the operations of the peer-to-peer Solana network (the “Solana blockchain” or “Solana network”), which is a decentralized network of computers operating the implementation of the Solana protocol. While certain entities such as Solana Labs, Inc. (“Solana Labs”) and the Solana Foundation have influence over the Solana network’s development and governance (which was particularly true during the network’s early years), no single entity owns or operates the Solana network, the infrastructure of which is collectively maintained by a decentralized user base. The Solana network allows the creation and exchange of tokens, including SOL, which are recorded on the Solana network. SOL can be used to pay for goods and services, including to send a transaction on the Solana network, or it can be swapped to other tokens or converted to fiat currencies, such as the U.S. dollar, at rates determined on digital asset trading platforms or in individual end-user-to-end-user transactions under a market-based system. Furthermore, the Solana network allows users to write and implement general purpose code known as smart contracts or programs that create decentralized applications, and for users to permissionlessly interact with said decentralized applications.  Using programs, users can create decentralized applications covering a variety of categories and subsectors, including borrow/lend protocols, decentralized exchanges, social applications, web3 gaming, tokenized assets, AI agents, decentralized physical infrastructure networks, and many more.  As such, the Solana network expands blockchain use well beyond just a peer-to-peer money system.

The Solana protocol introduced the proof-of-history timestamping mechanism. Proof-of-history is not a consensus mechanism, but a cryptographic clock that enables greater organization without extensive communication, thereby increasing throughput.  Proof-of-history enables leaders to know when its their turn to produce a block, rather than requiring the entire network to first come to an agreement on the prior block before the leader can begin their work.

In addition to the proof-of-history mechanism, the Solana network uses a proof-of-stake consensus mechanism to incentivize SOL holders to validate transactions. Unlike proof-of-work, in which miners expend computational and energy resources to be the miner to propose a block and receive the block reward,  in proof-of-stake, validators pledge or “stake” coins, perform duties such as proposing or validating blocks, and receive staking rewards generally in proportion to the amount of coins staked.  A validator that performs its duties poorly, whether maliciously or unintentionally, would receive lower or no rewards.  Proof-of-stake is viewed as more energy efficient and scalable than proof-of-work. Together proof-of-history combined with a proof-of-stake consensus model are some of the components on Solana that enable high throughput and low-latency transaction processing.

Overview of the Solana Network

In order to own, transfer or use SOL directly on the Solana network on a peer-to-peer basis (as opposed to through an intermediary, such as a custodian or centralized exchange), a person generally must have internet access to connect to the Solana network and set up a wallet, which is the software that safeguards a user’s keypair (public key plus secret key). SOL transactions may be made directly between end-users without the need for an intermediary. To transact on the Solana network, a user, typically through an application such as a wallet or smart contract, will broad the transaction to the current leader, who will organize the transactions into shards before the network processes and validates such transactions.  Using cryptography and its proof-of-stake consensus mechanism, the Solana network can come to a shared state of the network in a decentralized fashion and without a centralized leader.  Blocks are built on top of prior ones by subsequent leaders, continuing the process.

5

Prior to transacting on Solana, a user generally must first install on its computer or mobile device a software program that will allow the user to generate a private and public key pair such as a wallet. The wallet also enables the user to connect to the Solana network, interact with decentralized applications, and transfer or swap tokens with other users or applications.

Each user has their own key pair that is stored in such software, like a wallet.  To receive SOL in a peer-to-peer transaction, the SOL recipient must provide its public key to the party initiating the transfer. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The payor approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from where the payor is transferring the SOL. The recipient, however, does not make public or provide to the sender its private key (though the network can still verify the validity of the signature - ie. that it was signed by the holder of the private key – using cryptography).With cold storage our Custodian maintains all of the private keys.

Neither the recipient nor the sender reveal their private keys in a peer-to-peer transaction because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses their private key, the user may permanently lose access to the SOL contained in the associated address. Likewise, SOL is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending SOL, a user’s Solana network software program must validate the transaction with the sender’s associated private key. In addition, since every computation on the Solana network requires processing power, there is a mandatory transaction fee involved with the transfer that is paid by the payor. The resulting digitally validated transaction is sent by the user’s Solana network software program to the Solana network validators to allow transaction confirmation.

Solana network validators record and confirm transactions when they validate and add blocks of information to the Solana blockchain. When a validator is selected to validate a block, it creates that block, which includes data relating to (i) the verification of newly submitted and accepted transactions and (ii) a reference to the prior block in the Solana blockchain to which the new block is being added. The validator becomes aware of outstanding, unrecorded transaction requests through peer-to-peer data packet transmission and distribution discussed above.

Upon the addition of a block of SOL transactions, the Solana network software program of both the spending party and the receiving party will show confirmation of the transaction on the Solana blockchain and reflect an adjustment to the SOL balance in each party’s Solana network public key, completing the SOL transaction. Once a transaction is confirmed on the Solana blockchain, it is irreversible.

Some SOL transactions are conducted “off-blockchain” and are therefore not recorded on the Solana blockchain. These “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding SOL or the reallocation of ownership of certain SOL in a pooled-ownership digital wallet, such as a digital wallet owned by a digital asset trading platform. If a transaction takes place through a centralized digital asset exchange or a custodian’s internal books and records, it is not broadcast to the Solana network or recorded on the Solana blockchain. In contrast to on-blockchain transactions, which are publicly recorded on the Solana blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not truly SOL transactions in that they do not involve the transfer of transaction data on the Solana network and do not reflect a movement of SOL between addresses recorded on the Solana blockchain. For these reasons, off-blockchain transactions are not immutable or irreversible as any such transfer of SOL ownership is not cryptographically protected by the protocol behind the Solana network or recorded in, and validated through, the blockchain mechanism.

Since inception, transaction fees on the Solana Network have comprised of a fixed rate of 0.000005 SOL per transaction, plus a variable fee component based on the computation resources used during the transaction. SOL holders can also pay an additional prioritization fee to expedite their transaction.

6

Validators

In proof-of-stake, validators risk or stake coins to be randomly selected to validate transactions and are rewarded for performing their responsibilities and behaving in accordance with protocol rules. Malfunctions that cause validators to go offline and, in turn, inhibit them from performing their duties can result in financial penalties. Any malicious activity, such as making incorrect attestations or otherwise violating protocol rules results may result in lower rewards or the lost opportunity to gain rewards. The penalty varies depending on the type of offense and correlation to potential offenses by other validators.

Validators are typically professional operations that design and build dedicated machines and data centers, including “clusters,” which are groups of validators that act cohesively and combine their processing to confirm transactions. When a validator confirms a transaction, the validator and any associated stakers receive a fee. During the course of ordering transactions and validating blocks, validators may be able to prioritize certain transactions in return for increased transaction fees, an incentive system known as “Maximal Extractable Value” or “MEV.” For example, in blockchain networks that facilitate DeFi protocols in particular, such as the Solana network, users may attempt to gain an advantage over other users by offering greater transaction fees.

Validators less commonly capture MEV in the Solana network because, unlike the Ethereum network, it does not publicly expose transactions before they are accepted by a validator.

Staking rewards on the Solana network are determined by the protocol and are distributed to validators and their associated stakers based on the proportion of their stake relative to the total active stake in the network. The rewards are funded by inflationary issuance of new tokens and transaction fees collected on the network. The specific amount each validator and staker receives depends on, among other things, their share of the total stake, the validator’s uptime and performance, and the overall network conditions.

The historical range of staking rewards on the Solana network has varied due to differing levels of network congestion and protocol parameters. The actual annualized reward rate has fluctuated over time, reflecting changes in network activity, inflation rates, and protocol adjustments.

Staking rewards on Solana are distributed at regular intervals. At the end of each epoch, with one epoch being roughly 2 days, the reward is calculated. The reward is automatically distributed at the beginning of the subsequent epoch. This regular reward frequency ensures that participants receive their share of rewards in a timely manner, reflecting their contribution to network security and transaction validation.

How We Purchase or Sell Digital Assets

Our Management team reviews the Company’s short term obligations and excess cash available to dedicate to the Treasury Strategy.  When it is determined that the Company has excess cash available to dedicate to the Treasury Strategy we deploy that capital into one of our custodians and through acquisition strategies with the custodians and our asset manager, we acquire the SOL over several days or weeks to maximize the number of SOL that is acquired with the capital deployed.  If it was determined that the treasury needed to liquidate part of its SOL, the same process of selling the SOL into the market would be used.  The Company has not reduced its treasury or sold any of its SOL staking rewards to date.

7

Use of Custodians and Storage of SOL Tokens

We do not self-custody and only utilize third-party qualified custodians to hold our Solana.  We use qualified custodians that utilize risk management and operational best practices around items like hot vs. cold storage, access controls, custody technology, insurance, etc. Our primary custodian is BitGo Trust Company, Inc. (“BitGo”). We also maintain a custodial relationship with Coinbase, Inc. and are in the process of distributing our treasury to different custodians and onboarding other qualified custodians to ensure that we mitigate our Solana treasury risk through the use of several qualified custodians.

Storage of Our Digital Assets in our SOL Treasury

The Custodians

The Custodians are responsible for safekeeping all of the SOL owned by the Company. We maintain multiple Custodians to reduce the risk of a single failure and we plan to expand to additional custodians as our Treasury grows. The Custodian accounts are all opened by the Company, this segregates our assets into an individual custodian account owned by the Company and access is monitored and controlled by the Company. Our Asset Management Company is given access to the Custodian accounts with established controls to ensure transactions require consensus of a minimum of two individuals when assets are being transferred between wallets and additional controls if an asset of the Treasury is moved out of the Custodians control. The assets go through the Custodians Trust Company, which maintains its own insurance and is regulated by their respective state where the trust is incorporated in.

Our primary custodian is currently BitGo Trust Company, Inc. a South Dakota corporation (“BitGo”) and is regulated by the state of South Dakota. On May 1, 2025, we entered into a Custodial Services Agreement with BitGo (the “BitGo Agreement”) to hold our digital currency. The term of the BitGo Agreement is for one year with successive one-year renewals unless prior notice of non-renewal is given by either party. The Company pays BitGo a monthly digital asset storage fee based upon the market value of the assets in storage, plus $500. The BitGo Agreement is terminable by either the Company or BitGo on thirty days’ notice as a result of a breach of the Agreement and may be suspended by BitGo if the Company violates the intended use of the account or due to a change in the applicable law, litigation or bankruptcy.

Our secondary custodian is Coinbase Inc., a subsidiary of Coinbase Global, Inc., a Delaware corporation, which is primarily used for the acquisition of digital assets. On May 5, 2025, the Company entered into an Institutional Client Agreement with Coinbase (the “Coinbase Agreement”). The Coinbase Agreement is terminable at will by either the Company or Coinbase. The Company pays Coinbase its regularly scheduled fees based on the dollar trading volume over a thirty-day period. The Coinbase Agreement is terminable by either the Company or Coinbase on ten days’ notice as a result of a breach of the Agreement and may be suspended by Coinbase if the Company violates the intended use of the account or due to a change in the applicable law, governmental proceeding, litigation or bankruptcy. Coinbase may also close the Company’s account if it has been inactive for more than one year.

BitGo maintains a $250,000,000 policy against loss, theft and misuse.  Currently we have approximately $253,000,000 of treasury value at Bitgo, based on the SOL price of $202.51 per token. Coinbase has an insurance policy for any cash held in the account of $250,000. We currently have less than $250,000 of cash held at Coinbase and less than $6,000,000 in SOL value, based on the SOL price of $202.51 per token. At the current price of SOL as of the date of this prospectus, these policies are not adequate to fully cover the full loss of our SOL.

Solana, as with all digital assets, can be highly volatile.  Management reviews the account balances and the total value held with a custodians to allocate the Company’s holdings between multiple accounts and custodians to mitigate risk. We do not use self-storage for any of the SOL treasury assets.

Private keys are generated by the Custodian in key generation ceremonies at secure locations using offline devices that have never been connected to a network. Private keys are generated according to detailed procedures using specialized offline devices and within these secure facilities to mitigate risk of hacks, errors, or other unintended external exposure. Key ceremony processes are highly controlled, require segregation of duties across multiple parties and are reviewed and witnessed by designated oversight personnel. Thorough validations and signoffs are performed to verify the integrity and security of key generation ceremonies.

The Custodians hold a majority of SOL in cold storage and provides a user interface for the Company to manage the allocation of SOL between cold and hot storage for the wallets.  The Company maintains more than 98% of its SOL treasury in cold wallets.

The Custodians have multiple, redundant cold storage sites, which are geographically distributed including sites within the United States. Cold storage locations of the Custodian are monitored by 24x7 on-site security, video surveillance and alarms, hardened room structures, and access to these facilities is controlled by multi-person controls, multi-team access rules, and multi-factor authentication. The locations of the cold storage sites may change at the discretion of the Custodian and are kept confidential by the Custodian for security purposes. Transactions from cold to hot storage require physical access, according to the above controls, to one or more cold storage facilities, as well as systematically enforced approvals and integrity verifications, before the secure device can be used to cryptographically complete the transaction. At no point during this process is the private key removed from the secure device(s) nor the cold storage facility. Once these security processes have been completed, a transfer on the Solana network can be executed, as signed using the private keys held offline in cold storage.

The Custodians also maintain geographically dispersed backups of private keys, which are cryptographically generated into shards and stored in separate locations; multiple locations must be accessed to reconstruct a single key. The storage facilities are highly secured, and include 24x7 on-premises security presence, video surveillance, and alarms for unexpected entry. Access to facilities is controlled by multi-person controls, multi- team access rules, and multi-factor authentication.

All of our Custodians have SOC type 2 reports that the Company has reviewed and we get regular bridge reports from our Custodians to help ensure the controls are being maintained.  Our Custodians maintain their own insurance policies to cover our loss, which is in addition to the policies that we maintain ourselves.  We currently have two qualified Custodians that we have approved for our treasury use and we are in the process of onboarding a third as part of our risk management process.

The Company is charged for storage fees, staking fees and transaction fees for services specifically requested by the Company or the Asset Management Company. Except as set forth above, the contract terms of the agreements are typically for one to three years and can be terminated upon 30 day notice and payment of all fees due and one month of additional fees.

SOL – the Token of the Solana Blockchain

Solana (SOL) is the native token of the Solana blockchain. According to Solana Compass – a popular website covering the Solana ecosystem that also runs a Solana validator – Solana was created with an initial supply of 500m SOL, though much of the initial supply was locked or earmarked for various use cases such as for the community, investors, foundation, team, etc.   New Solana tokens are brought into existence primarily through inflationary rewards distributed to validators (and delegators). Solana currently has a total supply of 606.5m SOL, a circulating supply of 538.2m, and no maximum supply.   The Solana staking yield is made up of three primary components: inflationary rewards, transaction/priority fees, and maximal extractable value (MEV).  Inflationary rewards started out at 8.0%, currently sit at 4.3%, and will fall 15% every epoch-year until it reaches a long-term floor of 1.5%.  There are currently 27.2m locked SOL, representing 6.7% of the total SOL supply with various vesting schedules. Historically, 50% of all transaction fees were burned (with the other 50% going to the validator), but now all transaction fees go to the validator after the passage and adoption of Solana Improvement Document 96 (SIMD-96).

How SOL is Used

SOL is used as part of Solana’s proof-of-stake consensus mechanism.  In general, proof-of-stake blockchains have block producers called validators that run nodes, bond or stake the protocol’s native token, propose blocks when chosen to do so, and validate/sign the transactions and blocks of others when not. Validators are chosen to produce a block in proportion to their stake, which makes it extremely costly for bad actors to attempt to control the network and add invalid transactions to the blockchain.  Validators receive staking rewards for the work they perform, which further incentivizes validators to behave properly, as they would otherwise miss out on such rewards.  Other proof-of-stake networks often “slash” some or all of a validator’s stake if it intentionally or unintentionally performs its duties poorly, for example, by double-signing a transaction, though Solana has not implemented slashing at this time. In addition to its use within consensus, SOL is also a “gas token”, meaning that users of the Solana blockchain pay SOL to validators (and delegators) as compensation for processing their transactions.  As such, the value of SOL may increase if/as the Solana blockchain sees greater usage.

8

We see three particularly notable items giving Solana a technical advantage compared to many smart contract blockchain peers.  First, Solana’s proof-of-history gives validators a notion of time and enables them to produce blocks when it’s their turn without requiring the network to first agree upon the current block.  This results in immense speed advantages.  Second, unlike peer blockchains that often use single-threaded virtual machines, Solana enables parallel transaction execution to increase throughput and advantage of future hardware improvements resulting from an increasing CPU core counts.  Lastly, Solana optimized for speed and security, and is naturally growing into decentralization as hardware and bandwidth costs fall over time, optimally positioning it well along the Blockchain Trilemma.

The Solana Ecosystem

As one of the first “second-generation” high performance blockchains, Solana uniquely enjoys both the best-in-class technology described above, as well as strong network effects that have attracted a large, growing, and vibrant ecosystem of users, developers, and decentralized applications.  Indeed, while Solana is focused on bringing global finance onchain (commonly referred to as “onchain Nasdaq” or “Internet Capital Markets”), Solana’s performance and technical capabilities enable a plethora of use cases from decentralized finance (“DeFi”) to decentralized physical infrastructure networks (“DePIN”), AI agents, social media, gaming, stablecoins, real-world assets (“RWA”s), and more.  Moreover, according to Electric Capital’s 2024 Developer Report, Solana is the #1 ecosystem for new developers, growing 83% in 2024, with this metric often considered a leading indicator of blockchain growth.  Lastly, we note that Solana often leads all blockchains in key metrics such as daily active users, decentralized application revenues, and decentralized exchange volumes, sometimes putting up better metrics than all other chains combined.

The Brands

LuckyTail, where at-home care meets innovation. We connect pet owners with the products they need to simplify and improve at-home wellness and grooming care for their beloved pets, empowering pet parents to provide their cherished furry companions with the pampering they deserve in the comfort of their own space.

LuckyTail products consist of its flagship nail grinder and healthy all-natural pet supplements

At PRAX, we fuel modern go-getters to achieve their best selves through innovative energy solutions. Powered by paraxanthine—an advanced alternative to caffeine, our mission is to support your hustle and power your ambitions. Energize better, perform smarter, fuel different.

At Cure Mushrooms, we have harnessed the extraordinary benefits of nature’s most powerful superfood: functional mushrooms. Our suite of premium mushroom extracts are meticulously crafted to elevate overall well-being, offering a wide spectrum of health benefits and a holistic approach to everyday wellness. From fortifying your immune system, to sharpening cognition, to combating the rigors of daily stress, our products are designed to deliver full-body wellness and convenience with every serving.

9

At Moonwlkr, we craft cannabinoid experiences that take you beyond the ordinary. By combining award-winning natural flavors and one-of-a-kind blends, we invite you to feel the thrill of the unknown, the calm of weightless relaxation, or the anticipation of a new adventure.

At Gumi Labs we manufacture gummies and other products supporting our health and wellness products, including those products manufactured with hemp ingredients.  Our manufacturing facility has been moved to Florida and is at full capacity.

Our History

The Company operates manufacturing and/or distribution centers supporting health and wellness products, including those products manufactured with hemp ingredients and our overall distribution operations.

July 2020 - the Company purchased Infusionz LLC. Infusionz was a similar business in the manufacturing and distribution of products and owned certain product brands that we believe could be expanded through the merger.

June 2021 - Upexi Inc. became a listed company on the Nasdaq stock exchange.

August 2021 - The Company purchased the assets of VitaMedica Corporation, a California corporation (VitaMedica).  VitaMedica is a leading online seller of supplements for surgery, recovery, skin, beauty, health and wellness.

October 2021 - The Company purchased Interactive Offers, LLC, a Delaware limited liability company. Interactive provides programmatic advertising with its SAAS platform, which allows for programmatic advertisement placement automatically on any partners’ sites from a simple dashboard.

April 2022 – The Company purchased 55% of Cygnet Online, LLC, a Delaware limited liability company (“Cygnet”).  Cygnet operates a warehouse and distribution center for the management of day-to-day operations for product liquidation through Amazon and other on-line resellers.

August 2022 – The Company purchased the assets to the brand LuckyTail.  The acquisition of LuckyTail provided the Company with a foothold in the pet care industry and a strong presence on Amazon and its eCommerce store, offering nutritional and grooming products domestically and internationally.

October 2022 - The Company purchased E-Core Technology, Inc. d/b/a New England Technology, Inc. (“E-Core”), a Florida corporation.  E-Core distributes non-owned branded products to national retail distributors and has branded products in the toy industry that E-Core sells direct to consumers through online sales channels and to national retail distributors.

10

October 2022 – The Company sold all rights to Infusionz brands and the manufacturing of certain private label business. Infusionz was originally purchased by the Company in July of 2020.

July 2023 – The Company notified the Buyer of the Infusionz brands and the manufacturing business of the defaults and notified the Buyer that all obligations and undertakings to the Buyer are terminated.    The Company started manufacturing again for brands owned by the Company to ensure there was no interruption to the supply chain of the products.

August 2023 – The Company purchased the remaining ownership of Cygnet.

August 2023 – The Company sold one hundred percent (100%) of the issued and outstanding equity of its wholly owned subsidiary Interactive Offers, LLC.

May 2024 – The Company sold its equity interest in the wholly owned subsidiary VitaMedica, a Nevada corporation.

June 2024 – The Company sold its equity interest in the wholly owned subsidiary E-Core Technology, Inc. d/b/a New England Technology, Inc. a Florida corporation.

January 2025 – The Company announced the strategy of establishing a digital currency holding company to invest and capitalize on the opportunities of cryptocurrency.

April 2025 - The Company consummated a $100 million private placement offering and used the net proceeds from the offering to fund its treasury strategy.

July 2025 – The Company consummated a $50 million private placement offering and a $151.2 million convertible note offering in consideration for the exchange of Solana to continue to build its SOL treasury strategy.

Regulations

Treasury Strategy

The laws and regulations applicable to Solana and digital assets are evolving and subject to interpretation and change.

Governments around the world have reacted differently to digital assets; certain governments have deemed them illegal, and others have allowed their use and trade without restriction, while in some jurisdictions, such as the U.S., digital assets are subject to overlapping, uncertain and evolving regulatory requirements.

As digital assets have grown in both popularity and market size, the U.S. Executive Branch, Congress and a number of U.S. federal and state agencies, including the Financial Crimes Enforcement Network, the CFTC, the SEC, the Financial Industry Regulatory Authority, the Consumer Financial Protection Bureau, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial regulators, have been examining the operations of digital asset networks, digital asset users and digital asset exchanges, with particular focus on the extent to which digital assets can be used to violate state or federal laws, including to facilitate the laundering of proceeds of illegal activities or the funding of criminal or terrorist enterprises, and the safety and soundness and consumer-protective safeguards of exchanges or other service-providers that hold, transfer, trade or exchange digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance regarding the treatment of digital asset transactions and requirements for businesses engaged in activities related to digital assets.

11

Depending on the regulatory characterization of Solana, the markets for cryptocurrency in general, and our activities in particular, our business and our Solana acquisition strategy may be subject to regulation by one or more regulators in the United States and globally. Ongoing and future regulatory actions may alter, to a materially adverse extent, the nature of digital assets markets, the participation of industry participants, including service providers and financial institutions in these markets, and our ability to pursue our Solana strategy. Additionally, U.S. state and federal and foreign regulators and legislatures have taken action against industry participants, including digital assets businesses, and enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from digital assets activity. U.S. federal and state energy regulatory authorities are also monitoring the total electricity consumption of cryptocurrency mining, and the potential impacts of cryptocurrency mining to the supply and dispatch functionality of the wholesale grid and retail distribution systems. Many state legislative bodies have passed, or are actively considering, legislation to address the impact of cryptocurrency mining in their respective states.

The CFTC takes the position that some digital assets fall within the definition of a “commodity” under the Commodities Exchange Act of 1936, as amended, or CEA. Under the CEA, the CFTC has broad enforcement authority to police market manipulation and fraud in spot digital assets markets in which we may transact. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving digital asset commodities that do not utilize margin, leverage, or financing. In addition, CFTC regulations and CFTC oversight and enforcement authority apply with respect to futures, swaps, other derivative products and certain retail leveraged commodity transactions involving digital asset commodities, including the markets on which these products trade.

In addition, because transactions in Solana provide a degree of anonymity, they are susceptible to misuse for criminal activities, such as money laundering. This misuse, or the perception of such misuse, could lead to greater regulatory oversight of Solana and Solana platforms, and there is the possibility that law enforcement agencies could close Solana platforms or other Solana-related infrastructure with little or no notice and prevent users from accessing or retrieving Solana held via such platforms or infrastructure.

As noted above, activities involving Solana and other digital assets may fall within the jurisdiction of more than one financial regulator and various courts and such laws and regulations are rapidly evolving and increasing in scope.

Consumer Products Business

In the United States, hemp products that are manufactured by Upexi are regulated by the U.S. Food and Drug Administration, the Federal Trade Commission, the United States Department of Agriculture (“USDA”), and various state agencies within the individual states. As an initial matter, the hemp products manufactured and distributed by Upexi must meet the requirements of the Agricultural Improvement Act of 2018 (the “Farm Bill”). Under the Farm Bill, all hemp products must contain no more than 0.3% of 9-delta-tetraydrocannabidiols (“9-delta”) on a dry why weight basis. To ensure compliance with this provision, Upexi requires all hemp products it manufactures and distributes to contain no more than 0.3% of all tetraydrocannabidiols not simply 9-delta. The Farm Bill also requires that Upexi only use hemp manufacturers/producers that are duly licensed under state law or pursuant to the regulations issued by the USDA. Consequently, the Company processes, develops, manufactures, and sells its products pursuant to the Farm Bill. CBD products manufactured and distributed by Upexi must also meet the requirements of the federal Food, Drug, and Cosmetic Act (“FDCA”) and the federal Food and Drug Administration’s (the “FDA”) regulations implementing the FDCA. While neither the FDCA nor FDA has specific provisions that relate to the marketing of hemp products, the products are subject to the general adulteration and labeling provisions of the FDCA and FDA’s regulations depending on whether the product is marketed as a cosmetic, dietary supplement or food. The permissibility of hemp products containing cannabinoids remains in a state of flux. The FDA has issued guidance titled “FDA Regulation of Cannabis and Cannabis-Derived Products, Including Cannabidiol (CBD)”, pursuant to which the FDA has taken the position that cannabidiol (“CBD”) is prohibited from use as an ingredient in a food or beverage or as a dietary ingredient in or as a dietary supplement based on several provisions of the FDCA. In the definition of “dietary supplement” found in the FDCA at Section 201(ff), an article authorized for investigation as a new drug, antibiotic, or biological for which substantial clinical investigations have been instituted and for which the existence of such investigations has been made public, is excluded from the definition of dietary supplement. A similar provision in the FDCA at 301(ll) makes it a prohibited act to introduce or deliver into commerce any food with a substance that was investigated as a new drug prior to being included in a food. There are no similar exclusions for the use of CBD in non-drug topical products, as long as such products otherwise comply with applicable laws. The FDA created a task force to address the further regulation of CBD and other cannabis-derived products and is currently evaluating the applicable science and pathways for regulating CBD and other cannabis-derived ingredients.

Additionally, various states have enacted state-specific laws pertaining to the handling, manufacturing, labeling, and sale of CBD and other hemp products. Compliance with state-specific laws and regulations could impact our operations in those specific states. It is important to note that FDA has not taken any specific positions regarding the regulatory status of other cannabinoids, for example CBDA, CBDG, and CBDN. Finally, the Federal Trade Commission is the agency that is vested with ensuring that all marketing claims for hemp products are truthful and non-misleading.

12

Our Treasury Strategy

The Company has adopted a treasury policy under which the principal holding in its treasury reserve on the balance sheet will be allocated to digital assets, and specifically long term strategy of holding Solana (“SOL”) by applying a proven public-market treasury model to an asset that we believe is earlier in its lifecycle, structurally reflexive, and vastly underexposed as compared to Bitcoins.

Our Products

Upexi is a brand owner specializing in the development, manufacturing, and distribution of consumer products. We reach consumers through our direct-to-consumer network, wholesale partnerships, and major third-party platforms like Amazon.

The market, customers and distribution methods for eCommerce products are large and diverse. While Amazon remains the largest eCommerce channel, others are carving out a big chunk of the market, including Walmart, eBay, and Etsy. More opportunities are popping up for sellers as well. Being able to navigate multiple marketplaces is a key to our success and helps reach different demographics and consumers with specific buying behaviors.

Our target customers are first and foremost end consumers via internet sales; however, we see growth opportunities in direct-to-consumer retail stores, cooperatives, affiliate sales and master distributors. As we continue to develop our business, these markets may change, be re-prioritized or eliminated as management responds to consumer and regulatory developments.

Our Competitive Strengths

We attribute our success to our consumer products by controlling each phase of the process from manufacturing to order fulfillment.

As the manufacturer of our primary products, we are able to control our costs and improve profitability at each step of the process, starting with the development of new products. Our products take priority in manufacturing give us a higher inventory turnover rate and accelerates the timeline for new product launches. In addition, we are able to adjust to market demands and change production schedules to ensure we maintain optimized inventory levels.

Our primary sales channel is our ecommerce site and our marketing team is led by an expert in the online direct to consumer sales as she has been with the brand since its inception. We have the ability to direct product manufacturing and increase sales with special promotions and product variations with little or no delay in bringing the product to market.

Our direct to consumer focus reduces the overall supply costs as we do not have retail outlets or maintain distribution networks for small retail operations.

Our executive team comes from a background in logistics, with CEO, Allan Marshall, the founder of XPO Logistics (formerly known as Segmentz, Inc.). With increased shipping costs affecting online retailers, our strength is understanding this and finding ways to lower our costs and overhead, thus increasing profit margins on all of our products.

Our Growth Strategy

Our growth will focus on the expansion of our brands portfolio through organic growth and optimization of our supply chain.

Direct-to-Consumer expansion. Our direct-to-consumer business is expected to be our growth driver for the next several years with additional brands and products.

Talent acquisition. A large part of our acquisition process is to not only evaluate the brand/product offerings, but to understand the team that has been responsible for its success. In a tough market for hiring, this has proven to be a strategic method for bringing on talent. We not only get a great brand, but look to retain the personnel, often the heartbeat of said brand, give them resources, and even utilize them for other brands that we have launched internally or acquired. We strongly believe that continued success relies on a growing team of experts across various industries.

Competition

There is heavy competition in our products and we are able to carve out certain niche markets within the industry and there are few competitors that control their manufacturing to distribution as we do.  Our goal is to compete through our product delivery and introduction of new products that we manufacture and deliver directly to the consumer giving us an advantage on our competitors.  We will focus on profitability, and grow efficiently, without the requirement of additional capital.

13

Government Regulation

Treasury Strategy

The laws and regulations applicable to Solana and digital assets are evolving and subject to interpretation and change.

Governments around the world have reacted differently to digital assets; certain governments have deemed them illegal, and others have allowed their use and trade without restriction, while in some jurisdictions, such as the U.S., digital assets are subject to overlapping, uncertain and evolving regulatory requirements.

As digital assets have grown in both popularity and market size, the U.S. Executive Branch, Congress and a number of U.S. federal and state agencies, including the Financial Crimes Enforcement Network, the CFTC, the SEC, the Financial Industry Regulatory Authority, the Consumer Financial Protection Bureau, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial regulators, have been examining the operations of digital asset networks, digital asset users and digital asset exchanges, with particular focus on the extent to which digital assets can be used to violate state or federal laws, including to facilitate the laundering of proceeds of illegal activities or the funding of criminal or terrorist enterprises, and the safety and soundness and consumer-protective safeguards of exchanges or other service-providers that hold, transfer, trade or exchange digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance regarding the treatment of digital asset transactions and requirements for businesses engaged in activities related to digital assets.

Depending on the regulatory characterization of Solana, the markets for cryptocurrency in general, and our activities in particular, our business and our Solana acquisition strategy may be subject to regulation by one or more regulators in the United States and globally. Ongoing and future regulatory actions may alter, to a materially adverse extent, the nature of digital assets markets, the participation of industry participants, including service providers and financial institutions in these markets, and our ability to pursue our Solana strategy. Additionally, U.S. state and federal and foreign regulators and legislatures have taken action against industry participants, including digital assets businesses, and enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from digital assets activity. U.S. federal and state energy regulatory authorities are also monitoring the total electricity consumption of cryptocurrency mining, and the potential impacts of cryptocurrency mining to the supply and dispatch functionality of the wholesale grid and retail distribution systems. Many state legislative bodies have passed, or are actively considering, legislation to address the impact of cryptocurrency mining in their respective states.

The CFTC takes the position that some digital assets fall within the definition of a “commodity” under the CEA. Under the CEA, the CFTC has broad enforcement authority to police market manipulation and fraud in spot digital assets markets in which we may transact. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving digital asset commodities that do not utilize margin, leverage, or financing. In addition, CFTC regulations and CFTC oversight and enforcement authority apply with respect to futures, swaps, other derivative products and certain retail leveraged commodity transactions involving digital asset commodities, including the markets on which these products trade.

In addition, because transactions in Solana provide a degree of anonymity, they are susceptible to misuse for criminal activities, such as money laundering. This misuse, or the perception of such misuse, could lead to greater regulatory oversight of Solana and Solana platforms, and there is the possibility that law enforcement agencies could close Solana platforms or other Solana-related infrastructure with little or no notice and prevent users from accessing or retrieving Solana held via such platforms or infrastructure.

As noted above, activities involving Solana and other digital assets may fall within the jurisdiction of more than one financial regulator and various courts and such laws and regulations are rapidly evolving and increasing in scope.

14

Consumer Products Business

We are subject to laws and regulations affecting our operations in a number of areas. These laws and regulations affect the Company’s activities in areas, including, but not limited to, the hemp business in the United States, the consumer products and nutritional supplement markets in the United States, consumer protection, labor, intellectual property ownership and infringement, import and export requirements, federal and state healthcare, environmental and safety. The successful execution of our business objectives will be contingent upon our compliance with all applicable laws and regulations and obtaining all necessary regulatory approvals, permits and registrations, which may be onerous and expensive. Any such costs, which may rise in the future as a result of changes in such applicable laws and regulations and the expansion of the Company’s business, could make our products less attractive to our customers, delay the introduction of new products, and require the Company to implement policies and procedures designed to ensure compliance with applicable laws and regulations.

We operate our business in markets that are both highly regulated and rapidly evolving. We are subject to numerous federal and state laws and regulations affecting the manufacturing, packaging, labeling and sale of food, beverages, dietary supplements, and personal care products/cosmetics, as well as the use of hemp and hemp-derived ingredients like CBD in such products. The FDA regulates hemp and hemp-derived ingredients in FDA-regulated products pursuant to the provisions of the FDCA and regulations promulgated pursuant to it, in particular those related to adulteration and labeling of cosmetic, food, and dietary supplements. The FDA has issued guidance on the subject and issued letters to companies regarding claims made for products and the use of such ingredients in various products. The FDA also initiated a task force to evaluate pathways for further regulation of hemp and hemp-derived ingredients. At various times, bills pertaining to the regulation of hemp and hemp-derived ingredients have been introduced in both the U.S. Senate and the U.S. House of Representatives, and additional proposed legislation is expected to be introduced in the future to clarify the regulatory status of cannabinoids from hemp generally and CBD generally. Future legislation approved by Congress and signed by the President, or rulemaking promulgated by the FDA, could either positively or adversely impact the future sale of products by the Company.

We are currently not subject to any foreign regulations as we do not currently distribute or export any products, including hemp or CBD related products outside the U.S. Additionally, we are not aware of any foreign regulations that we had to comply with in regard to the sale of our flavoring products to one end user customer in the U.S. who distributed such products to Europe where it had operations. The responsibility for compliance with any European regulations would be on such customer.

Additionally, numerous states have passed forms of hemp legislation governing the cultivation of hemp, as well as the further processing and sale of hemp and products with hemp or hemp-derived ingredients. Those states that have not yet enacted laws or issued regulations pertaining to hemp and hemp-derived ingredients may do so in the near future. Unless Congress specifically enacts laws preempting the state regulations of hemp products, we will continue to be subject not only to federal law but various state laws. Presently, Upexi only distributes hemp-products in states that it is legal to do so. Changes in the state laws and regulations could again either positively or adversely affect our ability to sell products in those states.

Employees

The Company has 59 full-time employees as of June 30, 2025 working out of its headquarters in Tampa, Florida, its Odessa, Florida, manufacturing facility, its distribution warehouse in Tampa, Florida or individuals’ home-based offices.

15

THE OFFERING

Common Stock offered by the Selling Stockholder:

This preliminary prospectus relates to the offer and sale from time to time of up to 83,333,333 shares of Common Stock by the Selling Stockholder which may be issued pursuant to the Purchase Agreement.

Common Stock outstanding prior to this offering (1)		58,888,756 shares of Common Stock.

Common stock to be outstanding after the offering (1)		142,222,089 shares of Common Stock, assuming the sale of 83,333,333 shares of Common Stock in the offering.

Use of proceeds

We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholder. All of the net proceeds from the sale of the Shares will go to the Selling Stockholder as described below in the sections entitled “Selling Stockholder” and “Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the shares of Common Stock for the Selling Stockholder. However, we may receive up to $500,000,000 in aggregate gross proceeds under the Purchase Agreement from sales of Common Stock that we may elect to issue and sell to the Selling Stockholder pursuant to the Purchase Agreement, if any, from time to time in our sole discretion, from and after the Commencement Date.

Risk factors

Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 13 before deciding to invest in our securities.

Trading symbol		Our Common Stock is currently quoted on the Nasdaq Capital Market under the trading symbol “UPXI”.

(1)

The number of shares of our Common Stock outstanding prior to and to be outstanding immediately after this offering, as set forth in the table above, is based on 58,888,756 shares outstanding as of September 23, 2025, respectively and excludes:

	•	621,353 shares of our common stock issuable upon the exercise of stock options outstanding as of September 23, 2025, at a weighted average exercise price of $3.39 per share;

	•	1,848,735 shares of our common stock issuable upon exercise of warrants outstanding as of September 23, 2025, at a weighted average exercise price of $4.20 per share;

	•	186,667 shares of our common stock issuable upon the conversion of debt;

	•	35,293,205 shares of our common stock issuable upon the conversion of debt from July 2025 issuance of notes;

	•	138,889 shares of our common stock issuable upon the conversion of Series A Preferred Shares; and

	•	2,250,000 shares of common stock that have been granted as a restricted stock grant under our 2019 Incentive plan and upon vesting will be issued.

16

RISK FACTORS

Investing in our securities involves a great deal of risk. Careful consideration should be made of the following factors as well as other information included in or incorporated by reference into this prospectus before deciding to purchase our securities. There are many risks that affect our business and results of operations, some of which are beyond our control. Our business, financial condition or operating results could be materially harmed by any of these risks. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. Additional risks that we do not yet know of or that we currently think are immaterial may also affect our business and results of operations.

Risks Related to This Offering and Ownership of Our Common Stock

It is not possible to predict the actual number of shares of our Common Stock, if any, we will sell under the Purchase Agreement, or the actual gross proceeds resulting from those sales or the dilution to you from those sales. Further, our inability to access a part or all of the amount available under the Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business.

Pursuant to the Purchase Agreement, the Selling Stockholder has committed to purchase up to $500 million of shares of Common Stock from us, subject to certain limitation and conditions set forth in the Purchase Agreement. The shares of our Common Stock that may be issued under the Purchase Agreement may be sold by us to the Selling Stockholder at our discretion from time to time over a 12-month period from the date of the Purchase Agreement, commencing after the satisfaction of certain conditions set forth in the Purchase Agreement, including that the SEC has declared effective the registration statement that includes this prospectus.

We generally have the right to control the timing and amount of any sales of our Common Stock to the Selling Stockholder under the Purchase Agreement. Sales of our Common Stock, if any, to the Selling Stockholder under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Stockholder all, some or none of the Common Stock that may be available for us to sell pursuant to the Purchase Agreement.

Because the purchase price per share of Common Stock to be paid by the Selling Stockholder for the Common Stock that we may elect to sell to the Selling Stockholder under the Purchase Agreement, if any, will fluctuate based on the market prices of our Common Stock at the time we make such election, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of Common Stock that we will sell to the Selling Stockholder under the Purchase Agreement, the purchase price per share that the Selling Stockholder will pay for the shares of Common Stock purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by the Selling Stockholder under the Purchase Agreement, if any.

The Selling Stockholder can resell, under this prospectus, up to 83,333,333 shares of Common Stock, which is approximately [•] times as many shares as the [•] shares of Common Stock we currently have outstanding. If all of the 83,333,333 shares of our Common Stock shares offered by the Selling Stockholder under this prospectus were issued and outstanding as of the date hereof, such shares would represent approximately: (i) [•]% of the total number of shares of our Common Stock outstanding and approximately [•]% of the total number of outstanding shares of Common Stock held by non-affiliates and (ii) [•]% of the total voting power of all classes of our capital stock outstanding, in each case as of the date hereof. Even if we elect to sell to the Selling Stockholder all of the 83,333,333 shares of Common Stock being registered for resale under this prospectus, depending on the market price of our Common Stock at the time we elect to sell shares to the Selling Stockholder pursuant to the Purchase Agreement, the actual gross proceeds from the sale of all such shares may be substantially less than the amount available to us under the Purchase Agreement, which could materially and adversely affect our liquidity position. Further, if we are unable to access all or a portion of the amount available under the Purchase Agreement to meet our liquidity needs, we may be required to seek other financing sources and utilize more costly and time consuming means of accessing the capital markets, which could have a material adverse effect on our business, liquidity and cash position.

17

If it becomes necessary for us to issue and sell to the Selling Stockholder under the Purchase Agreement more than the 83,333,333 shares of Common Stock being registered for resale by the Selling Stockholder under the registration statement that includes this prospectus, then, in accordance with the terms of the Purchase Agreement, we must first file with the SEC one or more additional registration statements to register the resale by the Selling Stockholder of any such additional shares of our Common Stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our Common Stock to the Selling Stockholder under the Purchase Agreement. The number of shares of Common Stock ultimately offered for resale by the Selling Stockholder through this prospectus is dependent upon the number of shares of Common Stock, if any, we elect to sell to the Selling Stockholder pursuant to the terms of the Purchase Agreement.

Investors who buy shares of Common Stock from the Selling Stockholder at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we have discretion, to vary the timing, price and number of shares of Common Stock we sell to the Selling Stockholder. If and when we elect to sell shares of Common Stock to the Selling Stockholder pursuant to the Purchase Agreement, after the Selling Stockholder has acquired such shares, the Selling Stockholder may resell all, some or none of such shares at any time or from time to time in its sole discretion and at different prices. As a result, investors who purchase shares from the Selling Stockholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholder in this offering as a result of future sales made by us to the Selling Stockholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Selling Stockholder under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangements with the Selling Stockholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

The sale and issuance of our Common Stock to the Selling Stockholder will cause dilution to our existing stockholders, and the sale of the shares of Common Stock acquired by the Selling Stockholder and/or other stockholders, or the perception that such sales may occur, could cause the price of our Common Stock to decline.

Sales of a substantial number of shares of our Common Stock in the public market could occur at any time, subject to the restrictions and limitations described below. If our stockholders sell, or the market perceives that our stockholders intend to sell, substantial amounts of our Common Stock in the public market following this offering, the market price of our Common Stock could decline significantly.

The Selling Stockholder can resell, under this prospectus, up to 83,333,333 shares of Common Stock. If all of the 83,333,333 shares of our Common Stock shares offered by the Selling Stockholder under this prospectus were issued and outstanding as of the date hereof, such shares would represent approximately: (i) [•]% of the total number of shares of our Common Stock outstanding and approximately [•]% of the total number of outstanding shares of Common Stock held by nonaffiliates and (ii) [•]% of the total voting power of all classes of our capital stock outstanding, in each case as of the date hereof. After the Selling Stockholder has acquired the shares, the Selling Stockholder may resell all, some, or none of those shares at any time or from time to time in its discretion. Therefore, sales to the Selling Stockholder by us could result in substantial dilution to the interests of other holders of our Common Stock. Additionally, sales of a substantial number of our shares of Common Stock in the public market by the Selling Stockholder and/or by our other existing stockholders, or the perception that those sales might occur, could depress the market price of our shares of Common Stock and could impair our ability to raise capital through the sale of additional equity securities in the future at a time and at a price that we might otherwise wish to effect sales.

We do not anticipate paying any dividends on its common stock.

No dividends have been paid on Upexi’s common stock. Upexi does not intend to pay cash dividends on its common stock in the foreseeable future, and anticipate that profits, if any, received from operations will be reinvested into its business. Any decision to pay dividends will depend upon its financial condition, operating results, and current and anticipated cash needs.

18

Shares eligible for future sale may adversely affect the market.

From time to time, certain of Upexi’s stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act, subject to certain limitations. In general, pursuant to recent amendments to Rule 144, a non-affiliate stockholder who has satisfied a six-month holding period may, under certain circumstances, sell its shares, without limitation. Any substantial sale of Upexi’s common stock pursuant to Rule 144 or pursuant to any resale prospectus (including sales by investors of securities purchased in this offering) may have a material adverse effect on the market price of the common stock.

Our limited operating history makes it difficult for potential investors to evaluate our business prospects and management.

The Company was incorporated on September 5, 2018, and only commenced operations thereafter. Accordingly, we have a limited operating history upon which to base an evaluation of our business and prospects. Operating results for future periods are subject to numerous uncertainties, and we cannot assure you that the Company will achieve or sustain profitability in the future.

The Company’s prospects must be considered in light of the risks encountered by companies in the early stage of development, particularly companies in new and rapidly evolving markets. Future operating results will depend upon many factors, including our success in attracting and retaining motivated and qualified personnel, our ability to establish short term credit lines or obtain financing from other sources, such as this Offering, our ability to develop and market new products, our ability to control costs, and general economic conditions. We cannot assure you that the Company will successfully address any of these risks. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

If we are unable to protect our intellectual property rights, our competitive position could be harmed.

Our commercial success will depend in part on our ability to obtain and maintain appropriate intellectual property protection in the United States and foreign countries with respect to our proprietary formulations and products. Our ability to successfully implement our business plan depends on our ability to build and maintain brand recognition using trademarks, service marks, trade dress and other intellectual property. We may rely on trade secrets, trademark, patent and copyright laws, and confidentiality and other agreements with employees and third parties, all of which offer only limited protection. The steps we have taken and the steps we will take to protect our proprietary rights may not be adequate to preclude misappropriation of our proprietary information or infringement of our intellectual property rights. If our efforts to protect our intellectual property are unsuccessful or inadequate, or if any third party misappropriates or infringes on our intellectual property, the value of our brands may be harmed, which could have a material adverse effect on the Company’s business and prevent our brands from achieving or maintaining market acceptance. Protecting against unauthorized use of our trademarks and other intellectual property rights may be expensive, difficult and in some cases not possible. In some cases, it may be difficult or impossible to detect third-party infringement or misappropriation of our intellectual property rights and proving any such infringement may be even more difficult.

We may not be able to effectively manage growth.

As we continue to grow our business and develop products, we expect to need additional research, development, managerial, operational, sales, marketing, financial, accounting, legal and other resources. The Company expects its growth to place a substantial strain on its managerial, operational and financial resources. The Company cannot assure that it will be able to effectively manage the expansion of its operations, or that its facilities, systems, procedures or controls will be adequate to support its operations. The Company’s inability to manage future growth effectively would have a material adverse effect on its business, financial condition and results of operations.

19

Our management may not be able to control costs in an effective or timely manner.

The Company’s management has made reasonable efforts to assess, predict and control costs and expenses. However, the Company only has a brief operating history upon which to base those efforts. Implementing our business plan may require more employees, capital equipment, supplies or other expenditure items than management has predicted. Likewise, the cost of compensating employees and consultants or other operating costs may be higher than management’s estimates, which could lead to sustained losses.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

•	Demand for our products;
•	Our ability to obtain and retain existing customers or encourage repeat purchases;
•	Our ability to manage our product inventory;
•	General economic conditions, both domestically and in foreign markets;
•	Advertising and other marketing costs; and
•	Costs of creating and expanding product lines.

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of our stockholders.

We are subject to the reporting requirements of U.S. federal securities laws, which can be expensive.

We are subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including compliance with the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited consolidated financial statements to stockholders will cause our expenses to be higher than they would have if we had remained privately held. In addition, it may be time-consuming, difficult and costly for us to develop and implement the corporate governance requirements, internal controls and reporting procedures required by the federal securities laws. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, and results of operations. We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures.

Cybersecurity breaches of our IT systems could degrade our ability to conduct our business operations and deliver products and services to our customers, delay our ability to recognize revenue, compromise the integrity of our software products, result in significant data losses and the theft of our intellectual property, damage our reputation, expose us to liability to third parties and require us to incur significant additional costs to maintain the security of our networks and data.

We increasingly depend upon our IT systems to conduct virtually all of our business operations, ranging from our internal operations and product development activities to our marketing and sales efforts and communications with our customers and business partners. Computer programmers may attempt to penetrate our network security, or that of our website, and misappropriate our proprietary information or cause interruptions of our service. Because the techniques used by such computer programmers to access or sabotage networks change frequently and may not be recognized until launched against a target, we may be unable to anticipate these techniques. In addition, sophisticated hardware and operating system software and applications that we produce or procure from third parties may contain defects in design or manufacture, including “bugs” and other problems that could unexpectedly interfere with the operation of the system. We have also outsourced a number of our business functions to third-party contractors, including our manufacturers and logistics providers, and our business operations also depend, in part, on the success of our contractors’ own cybersecurity measures. Similarly, we rely upon distributors, resellers and system integrators to sell our products and our sales operations depend, in part, on the reliability of their cybersecurity measures. Additionally, we depend upon our employees to appropriately handle confidential data and deploy our IT resources in a safe and secure fashion that does not expose our network systems to security breaches and the loss of data. Accordingly, if our cybersecurity systems and those of our contractors fail to protect against unauthorized access, sophisticated cyberattacks and the mishandling of data by our employees and contractors, our ability to conduct our business effectively could be damaged in a number of ways.

20

We may incur significant costs and require significant management resources to evaluate our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, and any failure to comply or any adverse result from such evaluation may have an adverse effect on our stock price.

As a smaller reporting company, as defined in Rule 12b-2 under the Exchange Act, we will be required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”) and to include an internal control report. This report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such an evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities.

Increases in costs, disruption of supply or shortage of raw materials could harm our business.

We may experience increases in the cost or a sustained interruption in the supply or shortage of raw materials. Any such increase or supply interruption could materially negatively impact our business, prospects, financial condition and operating results. We use various raw materials in our business including industrial hemp, pecmate, pectin and other raw materials used in the product manufacturing process. The prices for these raw materials fluctuate depending on market conditions and global demand for these materials and could adversely affect our business and operating results. Substantial increases in the prices for our raw materials increase our operating costs and could reduce our margins if we cannot recoup the increased costs through increased prices for our products.

Our failure to meet the continuing listing requirements of the Nasdaq Capital Market could result in a de-listing of our securities.

If we fail to satisfy the continuing listing requirements of Nasdaq, such as the corporate governance, stockholders’ equity or minimum closing bid price requirements, Nasdaq may take steps to delist our Common Stock. Such a delisting would likely have a negative effect on the price of our Common Stock and would impair your ability to sell or purchase our Common Stock when you wish to do so. In the event of a delisting, we would likely take actions to restore our compliance with Nasdaq’s listing requirements, but we can provide no assurance that any such action taken by us would allow our Common Stock to become listed again, stabilize the market price or improve the liquidity of our securities, prevent our Common Stock from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

We will incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could adversely affect our operating results.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting and corporate governance requirements. These requirements include compliance with Section 404 and other provisions of the Sarbanes-Oxley Act, as well as rules implemented by the Securities and Exchange Commission, or SEC, and the Nasdaq. In addition, our management team will also have to adapt to the requirements of being a public company. We expect complying with these rules and regulations will substantially increase our legal and financial compliance costs and make some activities more time-consuming and costly.

The increased costs associated with operating as a public company will decrease our net income or increase our net loss and may require us to reduce costs in other areas of our business or increase the prices of our products. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition and operating results.

21

As a public company, we also expect that it may be more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as our executive officers.

We are eligible to be treated as an “emerging growth company,” as defined in the JOBS Act, and a “smaller reporting company” within the meaning of the Securities Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies or smaller reporting companies will make our Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including (1) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (2) reduced disclosure obligations regarding executive compensation in this annual report and our periodic reports and proxy statements and (3) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, as an emerging growth company, we are only required to provide two years of audited consolidated financial statements and two years of selected financial data in this annual report. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Common Stock held by non-affiliates exceeds $700.0 million as of any December 31 before that time or if we have total annual gross revenue of $1.0 billion or more during any fiscal year before that time, after which, in each case, we would no longer be an emerging growth company as of the following December 31 or, if we issue more than $1.0 billion in non-convertible debt during any three-year period before that time, we would cease to be an emerging growth company immediately.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited consolidated financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares of Common Stock held by non-affiliates exceeds $250 million as of the prior the end of our second fiscal quarter ending December 31 of each year, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior to the end of our second fiscal quarter ending December 31 of each year. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our consolidated financial statements with other public companies difficult or impossible.

After we are no longer an “emerging growth company,” we expect to incur additional management time and cost to comply with the more stringent reporting requirements applicable to companies that are deemed accelerated filers or large accelerated filers, including complying with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the business of producing or distributing hemp-based products for personal use or consumption. Many of our competitors have greater resources that may enable them to compete more effectively than us in the CBD industry. Some of our competitors have a longer operating history and greater capital resources, facilities and product line diversity, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. The Company expects to face additional competition from existing competitors and new market entrants. If a significant number of new entrants enter the market in the near term, the Company may experience increased competition for market share and may experience downward pricing pressure on the Company’s products as new entrants increase production. Such competition may cause us to encounter difficulties in generating revenues and market share, and in positioning our products in the market. If we are unable to successfully compete with existing companies and new entrants to the market, our lack of competitive advantage will have a negative impact on our business and financial condition.

22

Unfavorable publicity or consumer perception of our products or similar products developed and distributed by other companies could have a material adverse effect on our reputation, which could result in decreased sales and fluctuations in our business, financial condition and results of operations.

We depend on consumer perception regarding the safety and quality of our products, as well as similar products marketed and distributed by other companies. Consumer perception of hemp-based products can be significantly influenced by adverse publicity in the form of published scientific research, national media attention or other publicity, which may associate consumption of our products or other similar products with adverse effects or question the benefits and/or effectiveness of our products or similar products. A new product may initially be received favorably, resulting in high sales of that product, but that level of sales may not be sustainable as consumer preferences change over time. Future scientific research or publicity could be unfavorable to our industry or any of our particular products and may not be consistent with earlier favorable research or publicity. Unfavorable research or publicity could have a material adverse effect on our ability to generate sales.

Our failure to appropriately and timely respond to changing consumer preferences and demand for new products could significantly harm our customer relationships and have a material adverse effect on our business, financial condition and results of operations.

Our business is subject to changing consumer trends and preferences. Our failure to accurately predict or react to these trends could negatively impact on consumer opinion of us as a source for the latest products, which in turn could harm our customer relationships and cause us to lose market share. The success of our product offerings depends upon a number of factors, including our ability to:

•	Anticipate customer needs;
•	Innovate and develop new products;
•	Successfully introduce new products in a timely manner;
•	Price our products competitively with retail and online competitors;
•	Deliver our products in sufficient volumes and in a timely manner; and
•	Differentiate our product offerings from those of our competitors.

If we do not introduce new products or make enhancements to meet the changing needs of our customers in a timely manner, some of our products could be rendered obsolete, which could have a material adverse effect on our financial condition and results of operations.

Future acquisitions or strategic investments and partnerships could be difficult to identify and integrate with our business, disrupt our business, and adversely affect our financial condition and results of operations.

We may seek to acquire or invest in businesses and product lines that we believe could complement or expand our product offerings, or otherwise offer growth opportunities. The pursuit of potential acquisitions may divert the attention of management and cause us to incur various expenses in identifying, investigating, and pursuing suitable acquisitions, whether or not the acquisitions are completed. Future acquisitions could also result in dilutive issuances of equity securities or the incurrence of debt, which could adversely affect our financial position and results of operations. In addition, if an acquired business or product line fails to meet our expectations, our business, financial condition, and results of operations may be adversely affected.

Failure to successfully integrate acquired businesses and their products and other assets into our Company, or if integrated, failure to further our business strategy, may result in our inability to realize any benefit from such acquisition.

We expect to grow by acquiring relevant businesses, including other cannabis-related businesses. The consummation and integration of any acquired business, product or other assets into our Company may be complex and time consuming and, if such businesses and assets are not successfully integrated, we may not achieve the anticipated benefits, cost-savings or growth opportunities. Furthermore, these acquisitions and other arrangements, even if successfully integrated, may fail to further our business strategy as anticipated, expose our Company to increased competition or other challenges with respect to our products or geographic markets, and expose us to additional liabilities associated with an acquired business, technology or other asset or arrangement.

23

The failure to attract and retain key employees could hurt our business.

Our success also depends upon our ability to attract and retain numerous highly qualified employees. The loss of one or more members of our management team or other key employees or consultants could materially harm our business, financial condition, results of operations and prospects. We face competition for personnel and consultants from other companies, universities, public and private research institutions, government entities and other organizations. Our failure to attract and retain skilled management and employees may prevent or delay us from pursuing certain opportunities. If we fail to successfully fill many management roles, fail to fully integrate new members of our management team, lose the services of key personnel, or fail to attract additional qualified personnel, it will be significantly more difficult for us to achieve our growth strategies and success.

We have limited supply sources, and price increases or supply shortages of key raw materials could materially and adversely affect our business, financial condition and results of operations.

Our products are composed of certain key raw materials. If the prices of such raw materials increase significantly, it could result in a significant increase in our product development costs. If raw material prices increase in the future, we may not be able to pass on such price increases to our customers. A significant increase in the price of raw materials that cannot be passed on to customers could have a material adverse effect on our business, financial condition and results of operations.

The Company believes that its continued success will depend upon the availability of raw materials that permit the Company to meet its labeling claims and quality control standards. The supply of our industrial hemp is subject to the same risks normally associated with agricultural production, such as climactic conditions, insect infestations and availability of manual labor or equipment for harvesting. Any significant delay in or disruption of the supply of raw materials could substantially increase the cost of such materials, could require product reformulations, the qualification of new suppliers and repackaging and could result in a substantial reduction or termination by the Company of its sales of certain products, any of which could have a material adverse effect upon the Company. Accordingly, there can be no assurance that the disruption of the Company’s supply sources will not have a material adverse effect on the Company.

Loss of key contracts with our suppliers, renegotiation of such agreements on less favorable terms or other actions these third parties may take could harm our business.

Most of our agreements with suppliers of our industrial hemp, including our key supplier contract, are short term. The loss of these agreements, or the renegotiation of these agreements on less favorable economic or other terms, could limit our ability to procure raw material to manufacture our products. This could negatively affect our ability to meet consumer demand for our products. Upon expiration or termination of these agreements, our competitors may be able to secure industrial hemp from our existing suppliers which will put the company at a competitive disadvantage in the market.

There is limited availability of clinical studies.

Although hemp plants have a long history of human consumption, there is little long-term experience with human consumption of certain of these innovative product ingredients or combinations thereof in concentrated form. Although the Company performs research and/or tests the formulation and production of its products, there is limited clinical data regarding the safety and benefits of ingesting industrial hemp-based products. Any instance of illness or negative side effects of ingesting industrial hemp-based products would have a material adverse effect on our business and operations.

24

We face substantial risk of product liability claims and potential adverse product publicity.

Like any other retailer, distributor or manufacturer of products that are designed to be ingested, we face an inherent risk of exposure to product liability claims, regulatory action and litigation if our products are alleged to have caused loss or injury. In the event we do not have adequate insurance or contractual indemnification, product liability claims could have a material adverse effect on the Company. The Company is not currently a named defendant in any product liability lawsuit; however, other manufacturers and distributors of hemp-based products currently are or have been named as defendants in such lawsuits. The successful assertion or settlement of any uninsured claim, a significant number of insured claims, or a claim exceeding the Company’s insurance coverage could have a material adverse effect on the Company.

We may be unable to attract and retain independent distributors for our products.

As a direct selling company, our revenue depends in part upon the number and productivity of our independent distributors. Like most direct selling companies, we experience high levels of turnover among our independent distributors from year to year, who may terminate their service at any time. Generally, we need to increase the productivity of our independent distributors and/or retain existing independent distributors and attract additional independent distributors to maintain and/or increase product sales. Many factors affect our ability to attract and retain independent distributors, including the following:

•	publicity regarding our Company, our products, our distribution channels and our competitors;
•	public perceptions regarding the value and efficacy of our products;
•	ongoing motivation of our independent distributors;
•	government regulations;
•	general economic conditions;
•	our compensation arrangements, training and support for our independent distributors; and
•	competition in the market.

Our results of operations and financial condition could be materially and adversely affected if our independent distributors are unable to maintain their current levels of productivity, or if we are unable to retain existing distributors and attract new distributors in sufficient numbers to maintain present sales levels and sustain future growth.

We could incur obligations resulting from the activities of our independent distributors.

We sell our products through a network of independent distributors. Independent distributors are independent contractors who operate their own business separately and apart from the Company. We may not be able to control certain aspects of our distributors’ activities that may impact our business. If local laws and regulations, or the interpretation thereof, change and require us to treat our independent distributors as employees, or if our independent distributors are deemed by local regulatory authorities in one or more of the jurisdictions in which we operate to be our employees rather than independent contractors under existing laws and interpretations, we may be held responsible for a variety of obligations that are imposed upon employers relating to their employees, including employment-related taxes and penalties, which could have a material adverse effect on our financial condition and results of operations. In addition, there is the possibility that some jurisdictions may seek to hold us responsible for false product or earnings-related claims due to the actions of our independent distributors. Liability for any of these issues could have a material adverse effect on our business, financial condition and results of operations.

25

If our independent distributors’ failure to comply with applicable advertising laws and regulations could adversely affect our financial conditions and results of operations.

The advertisement of our products is subject to extensive regulations in the markets in which we do business. Our independent distributors may fail to comply with such regulations governing the advertising of our products. We cannot ensure that all marketing materials used by our independent distributors comply with applicable regulations, including bans on false or misleading product and earnings-related claims. If our independent distributors fail to comply with applicable regulations, we could be subjected to claims of false advertising, misrepresentation, significant financial penalties, and/or costly mandatory product recalls and relabeling requirements with respect to our products, any of which could have a material adverse effect on our business, reputation, financial condition and results of operations.

Risks Relating to Investing in Solana

The launch of central bank digital currencies (“CBDCs”) may adversely impact our business.

The introduction of a government-issued digital currency could eliminate or reduce the need or demand for private-sector issued crypto currencies, or significantly limit their utility. National governments around the world could introduce CBDCs, which could in turn limit the size of the market opportunity for cryptocurrencies, including Solana.

Absent federal regulations, there is a possibility that Solana may be classified as a “security.” Any classification of Solana as a “security” would subject us to additional regulation and could materially impact the operation of our business.

We believe that Solana is not a security but neither the SEC nor any other U.S. federal or state regulator publicly stated whether they agree with our assessment. Despite the Trump Administration’s Executive Order titled “Strengthening American Leadership in Digital Financial Technology” which includes as an objective, “protecting and promoting the ability of individual citizens and private sector entities alike to access and … to maintain self-custody of digital assets,” Solana has not yet been classified with respect to U.S. federal securities laws. Therefore, while (for the reasons discussed below) we have concluded that Solana is not a “security” within the meaning of the U.S. federal securities laws, and registration of the Company under The Investment Company Act of 1940, as amended (the “1940 Act”) is therefore not required under the applicable securities laws, we acknowledge that a regulatory body or federal court may determine otherwise. Our conclusion, even if reasonable under the circumstances, would not preclude legal or regulatory action based on such a finding that Solana is a “security” which would require us to register as an investment company under the 1940 Act.

We have also adapted our process for analyzing the U.S. federal securities law status of Solana and other cryptocurrencies over time, as guidance and case law have evolved. As part of our U.S. federal securities law analytical process, we take into account a number of factors, including the various definitions of “security” under U.S. federal securities laws and federal court decisions interpreting the elements of these definitions, such as the U.S. Supreme Court’s decisions in the Howey and Reves cases, as well as court rulings, reports, orders, press releases, public statements, and speeches by the SEC Commissioners and SEC Staff providing guidance on when a digital asset or a transaction to which a digital asset may relate may be a security for purposes of U.S. federal securities laws. Our position that Solana is not a “security” is premised, among other reasons, on our conclusion Solana does not meet the elements of the Howey test. Among the reasons for our conclusion that Solana is not a security is that holders of Solana do not have a reasonable expectation of profits from our efforts in respect of their holding of Solana. Also, Solana ownership does not convey the right to receive any interest, rewards, or other returns

We acknowledge, however, that the SEC, a federal court or another relevant entity could take a different view. The regulatory treatment of Solana is such that it has drawn significant attention from legislative and regulatory bodies, in particular the SEC which has previously stated it deemed Solana a security. Application of securities laws to the specific facts and circumstances of digital assets is complex and subject to change. Our conclusion, even if reasonable under the circumstances, would not preclude legal or regulatory action based on a finding that Solana, or any other digital asset we might hold is a “security.” As such, we are at risk of enforcement proceedings against us, which could result in potential injunctions, cease-and-desist orders, fines, and penalties if Solana was determined to be a security by a regulatory body or a court. Such developments could subject us to fines, penalties, and other damages, and adversely affect our business, results of operations, financial condition, and prospects.

26

There are numerous companies announcing their intention to build a digital asset treasury and specifically SOL treasury.  This concentration of SOL holdings within a few treasury companies could cause the price of SOL to rapidly decline based on one or more of these treasury companies liquidating their position and could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

There are currently a number of public companies that have announced intentions to accumulate Solana tokens, in addition to certain public companies that have already amassed Solana tokens as part of digital asset treasury strategies. This pool of buyers or potential buyers can significantly affect volume of transactions that would not otherwise exist and lead to concentrations of Solana tokens. The potential effect of such scale is a concentration of holdings that may lead to a wide range of price movements, whether that be increases to the upside or decreases to the downside. We cannot assure stability of prices of Solana tokens and to the extent the market price of our common stock moves in alignment with the price of Solana, we cannot assure stability with respect to the market price of our common stock.

If we were deemed to be an investment company under the 1940 Act, applicable restrictions likely would make it impractical for us to continue segments of our business as currently contemplated.

Under Sections 3(a)(1)(A) and (C) of the 1940 Act, a company generally will be deemed to be an “investment company” if (i) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities or (ii) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding, or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the 1940 Act, and cash items) on an unconsolidated basis. Rule 3a-1 under the 1940 Act generally provides that notwithstanding the Section 3(a)(1)(C) test described in clause (ii) above, an entity will not be deemed to be an “investment company” for purposes of the 1940 Act if no more than 45% of the value of its assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the 1940 Act, and cash items) consists of, and no more than 45% of its net income after taxes (for the past four fiscal quarters combined) is derived from, securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the 1940 Act, securities issued by employees’ securities companies, securities issued by qualifying majority owned subsidiaries of such entity, and securities issued by qualifying companies that are controlled primarily by such entity. We do not believe that we are an “investment company” as such term is defined in either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the 1940 Act.

Since our formation, we have been a brand owner specializing in the development, manufacturing and distribution of consumer products.  Recently, we have begun focusing on pursuing opportunities to expand our portfolio into coins, digital assets and M&A in the fintech space. With respect to Section 3(a)(1)(A), following the Offering, approximately 97% percent of the proceeds of the Offering will be used to acquire Solana, which will be an amount in excess of 40% of our total assets. Since we believe Solana is not an investment security, we do not hold ourselves out as being engaged primarily, or propose to engage primarily, in the business of investing, reinvesting, or trading in securities within the meaning of Section 3(a)(1)(A) of the 1940 Act.

With respect to Section 3(a)(1)(C), we believe we satisfy the elements of Rule 3a-1 and therefore are deemed not to be an investment company under, and we intend to conduct our operations such that we will not be deemed an investment company under, Section 3(a)(1)(C). We believe that we are not an investment company pursuant to Rule 3a-1 under the 1940 Act because, on a consolidated basis with respect to wholly-owned subsidiaries but otherwise on an unconsolidated basis, no more than 45% of the value of the Company’s total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the 1940 Act, and cash items) consists of, and no more than 45% of the Company’s net income after taxes (for the last four fiscal quarters combined) is derived from, securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the 1940 Act, securities issued by employees’ securities companies, securities issued by qualifying majority owned subsidiaries of the Company, and securities issued by qualifying companies that are controlled primarily by the Company.

Solana and other digital assets, as well as new business models and transactions enabled by blockchain technologies, present novel interpretive questions under the 1940 Act. There is a risk that assets or arrangements that we have concluded are not securities could be deemed to be securities by the SEC or another authority for purposes of the 1940 Act, which would increase the percentage of securities held by us for 1940 Act purposes. The SEC has requested information from a number of participants in the digital assets ecosystem, regarding the potential application of the 1940 Act to their businesses. For example, in an action unrelated to the Company, in February 2022, the SEC issued a cease-and-desist order under the 1940 Act to BlockFi Lending LLC, in which the SEC alleged that BlockFi was operating as an unregistered investment company because it issued securities and also held more than 40% of its total assets, excluding cash, in investment securities, including the loans of digital assets made by BlockFi to institutional borrowers.

27

If we were deemed to be an investment company, Rule 3a-2 under the 1940 Act is a safe harbor that provides a one-year grace period for transient investment companies that have a bona fide intent to be engaged primarily, as soon as is reasonably possible (in any event by the termination of such one-year period), in a business other than that of investing, reinvesting, owning, holding, or trading in securities, with such intent evidenced by the company’s business activities and an appropriate resolution of its board of directors. The grace period is available not more than once every three years and runs from the earlier of (i) the date on which the issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis or (ii) the date on which the issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Accordingly, the grace period may not be available at the time that we seek to rely on Rule 3a-2; however, Rule 3a-2 is a safe harbor and we may rely on any exemption or exclusion from investment company status available to us under the 1940 Act at any given time. Furthermore, reliance on Rule 3a-2, Section 3(a)(1)(C), or Rule 3a-1 could require us to take actions to dispose of securities, limit our ability to make certain investments or enter into joint ventures, or otherwise limit or change our service offerings and operations. If we were to be deemed an investment company in the future, restrictions imposed by the 1940 Act—including limitations on our ability to issue different classes of stock and equity compensation to directors, officers, and employees and restrictions on management, operations, and transactions with affiliated persons—likely would make it impractical for us to continue our business as contemplated, and could have a material adverse effect on our business, results of operations, financial condition, and prospects.

We may be subject to regulatory developments related to crypto assets and crypto asset markets, which could adversely affect our business, financial condition, and results of operations.

As Solana and other digital assets are relatively novel and the application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of Solana. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of Solana or the ability of individuals or institutions such as us to own or transfer Solana.

If Solana is determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of Solana and in turn adversely affect the market price of our common stock. Moreover, the risks of us engaging in a Solana treasury strategy have created, and could continue to create complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

Our management relies upon the advice of an asset manager through an asset management agreement to assist in building a narrowly focused investment strategy and the execution of the Company’s strategy and may not yield the desired return.

Our management and GSR Strategies, LLC, the asset manager, will have broad discretion in the application of the net proceeds from any offering by the Company and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure to apply these funds effectively could result in financial losses that could cause the price of our common stock to decline.

We may use the net proceeds from any offering by the Company to purchase additional Solana, the price of which has been, and will likely continue to be, highly volatile.

 We may use the net proceeds from any offering by the Company to purchase additional Solana. Solana is a highly volatile asset. Solana does not pay interest, but if management determines to stake the Solana tokens in treasury, rewards can be earned on Solana. The ability to generate a return on investment from the net proceeds from any offering by the Company will depend on whether there is appreciation in the value of Solana following our purchases of Solana with the net proceeds from any offering by the Company. Future fluctuations in Solana’s trading prices may result in our converting Solana purchased with the net proceeds from any offering into cash with a value substantially below the net proceeds from such an offering.

28

Momentum pricing.

The value of a single unit of SOL as represented by the Index may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, is impacted by appreciation in value. Momentum pricing may result in speculation regarding future appreciation in the value of digital assets, which inflates prices and leads to increased volatility. As a result, SOL may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in prices, which could adversely affect the price of SOL, and, in turn, our stock price.

The trading prices of many digital assets, including SOL, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including declines in the trading prices of SOL, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

The trading prices of many digital assets, including SOL, have experienced extreme volatility throughout their existence, including in recent periods and may continue to do so. For instance, following significant increases throughout the majority of 2020, digital asset prices, including SOL, experienced significant volatility throughout 2021 and 2022. This volatility became extreme in November 2022 when FTX Trading Ltd. (“FTX”) halted customer withdrawals. Developments during the last cryptocurrency bear market led to extreme volatility and disruption in digital asset markets, a loss of confidence in participants of the digital asset ecosystem, significant negative publicity surrounding digital assets broadly and market-wide declines in liquidity. Digital asset prices, including SOL, have continued to fluctuate widely through the date of this prospectus. For example, according to Bloomberg, Solana’s 90-day realized volatility has generally ranged from 70-100% over the last several months.

Extreme volatility in the future, including declines in the trading prices of SOL, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. Furthermore, negative perception, a lack of stability and standardized regulation in the digital asset economy may reduce confidence in the digital asset economy and may result in greater volatility in the price of SOL and other digital assets, including a depreciation in value.

Currently, we do not hedge against SOL volatility, as our goal is to benefit shareholders through long-term value appreciation rather than short-term hedging. While we may consider hedging strategies for our treasury or acquisitions in the future, there is no guarantee they will significantly reduce digital asset volatility or increase the treasury's value.

Furthermore, changes in U.S. political leadership and economic policies may create uncertainty that materially affects the price of SOL and the Company’s Share Price. For example, on March 6, 2025, President Trump signed an Executive Order to establish a Strategic Bitcoin Reserve and a United States Digital Asset Stockpile. Pursuant to this Executive Order, the Strategic Bitcoin Reserve will be capitalized with Bitcoin owned by the Department of Treasury that was forfeited as part of criminal or civil asset forfeiture proceedings, and the Secretaries of Treasury and Commerce are authorized to develop budget-neutral strategies for acquiring additional bitcoin, provided that those strategies impose no incremental costs on American taxpayers.

29

Our Solana holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the crypto markets have been characterized by: significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets; relative anonymity; a developing regulatory landscape; potential susceptibility to market abuse and manipulation; compliance and internal control failures at exchanges; and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our Solana at favorable prices or at all. Further, Solana which we hold with our custodians does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, pursuant to the asset management agreement we entered into with the asset manager, we are currently and may generally be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered Solana or otherwise generate funds using our Solana holdings, including in particular during times of market instability or when the price of Solana has declined significantly. If we are unable to sell our Solana, enter into additional capital raising transactions using Solana as collateral, or otherwise generate funds using our Solana holdings, or if we are forced to sell our Solana at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.

Mutual funds, exchange-traded funds and their directors and management are subject to extensive regulation as “investment companies” and “investment advisers” under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We are not subject to, and do not otherwise voluntarily comply with, these laws and regulations. This means, among other things, that the execution of or changes to our Treasury Reserve Policy or our Solana strategy, our use of leverage, the manner in which our Solana is custodied, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers. Consequently, our board of directors has broad discretion over the investment, leverage and cash management policies it authorizes, whether in respect of our Solana holdings or other activities we may pursue, and has the power to change our current policies, including our strategy of acquiring and holding Solana. See “Use of Proceeds.”

If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our Solana, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our Solana and our financial condition and results of operations could be materially adversely affected.

Substantially all of the Solana we own is held in custody accounts at U.S.-based institutional-grade digital asset custodians. Security breaches and cyberattacks are of particular concern with respect to our Solana. Solana and other blockchain-based cryptocurrencies and the entities that provide services to participants in the Solana ecosystem have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. For example, in October 2021 it was reported that hackers exploited a flaw in the account recovery process and stole from the accounts of at least 6,000 customers of the Coinbase exchange, although the flaw was subsequently fixed and Coinbase reimbursed affected customers. Similarly, in November 2022, hackers exploited weaknesses in the security architecture of the FTX Trading digital asset exchange and reportedly stole over $400 million in digital assets from customers. A successful security breach or cyberattack could result in:

•	a partial or total loss of our Solana in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians who hold our Solana;
•	harm to our reputation and brand;
•	improper disclosure of data and violations of applicable data privacy and other laws; or
•	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

30

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader Solana ecosystem or in the use of the Solana network to conduct financial transactions, which could negatively impact us.

Attacks upon systems across a variety of industries, including industries related to Solana, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, we expect that unauthorized parties will attempt to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work-from-home arrangements. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing Russia-Ukraine and Israel-Hamas conflicts, or other future conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the Solana industry, including third-party services on which we rely, could materially and adversely affect our financial condition and results of operations.

We have limited history in generating staking revenues from Solana, which could adversely affect our business, financial condition and operating results.

Until recently, our business focus was as a brand owner specializing in the development, manufacturing, and distribution of consumer products. We reach consumers through our direct-to-consumer network, wholesale partnerships, and major third-party platforms like Amazon.

We have recently shifted the focus of our operations to a treasury policy under which the principal holding in its treasury reserve on the balance sheet will be allocated to digital assets, and specifically long term strategy of holding Solana (“SOL”) by applying a proven public-market treasury model to an asset that we believe is earlier in its lifecycle, structurally reflexive, and vastly underexposed.

We have a limited operating history with the current scale of our business, which makes it difficult to forecast our prospects and future results of operations. You should take into account the risks and uncertainties frequently encountered by companies in rapidly evolving markets. Our recent revenue growth should not be considered indicative of our future performance. Further, in future periods, our revenue growth could slow or our revenue could decline for a number of reasons, including unexpected government regulation, any reduction in the value of cryptocurrency  generally or Solana specifically, demand for our platform, increased competition, contraction of our overall market, our inability to accurately forecast demand for our platform and plan for capacity constraints or our failure, for any reason, to capitalize on growth opportunities. If our assumptions regarding these risks and uncertainties, which we use to plan our business, are incorrect or change, or if we do not address these risks successfully, our business would be harmed.

31

If the digital asset award or transaction fees for recording transactions on the Solana network are not sufficiently high to incentivize validators may demand high transaction fees, which could negatively impact the value of SOL and the value of the Shares.

If the digital asset awards for validating blocks or the transaction fees for recording transactions on the Solana network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expending validating power to validate blocks and confirmations of transactions on the SOL blockchain could be slowed. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

•	Over the past several years, digital asset validating operations have evolved from individual users validating with computer processors, graphics processing units and first-generation application specific integrated circuit machines to “professionalized” validating operations using proprietary hardware or sophisticated machines. If the profit margins of digital asset validating operations are not sufficiently high, digital asset validators are more likely to immediately sell digital assets earned by validating, resulting in an increase in liquid supply of that digital asset, which would generally tend to reduce that digital asset’s market price.

•	A reduction in the digital assets staked by validators on the Solana network could increase the likelihood of a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtaining control. See “If a malicious actor or botnet obtains control of the validating stake on the Solana network, or otherwise obtains control over the Solana network through its influence over core developers or otherwise, such actor or botnet could manipulate the Solana blockchain, which would adversely affect the value of the Shares or the ability of the Company to operate.”

•	Validators have historically accepted relatively low transaction confirmation fees on most digital asset networks. If validators demand higher transaction fees for recording transactions in the Solana blockchain or a software upgrade automatically charges fees for all transactions on the Solana network, the cost of using SOL may increase and the marketplace may be reluctant to accept SOL as a means of payment. Alternatively, validators could collude in an anti-competitive manner to reject low transaction fees on the Solana network and force users to pay higher fees, thus reducing the attractiveness of the Solana network. Higher transaction confirmation fees resulting through collusion or otherwise may adversely affect the attractiveness of the Solana network, the value of SOL and the value of the Shares.

•	To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Solana blockchain until a block is validated by a validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays or disruptions in the recording of transactions could result in a loss of confidence in the Solana network and could prevent the Company from completing transactions associated with the day-to-day operations of the treasury.

During the course of the block validation processes, validators exercise the discretion to select bundles of transactions within a block. Beyond the standard block reward and transaction fees, validators have the ability to extract what is known as Maximal Extractable Value (“MEV”) by strategically selecting bundles of transactions during block production to prioritize transactions associated with higher transaction fees and MEV capture. In blockchain networks that facilitate DeFi protocols in particular, such as the Solana network, users may attempt to gain an advantage over other users by offering additional fees to validators for effecting the order or inclusions of transactions within a block. Certain software solutions, such as Jito, have been developed which facilitate validators and other parties in the ecosystem in capturing MEV. The presence of MEV may incentivize associated practices such as sandwich attacks or front-running that can have negative repercussions on DeFi users. A “sandwich attack” involves placing two transactions—one before and one after—a large, detected trade to exploit the resulting price movement. Unlike Ethereum, Solana lacks a public mempool, making it harder to detect pending user transactions. However, validators can choose to run clients like Jito or Paladin, which support MEV strategies that may enable sandwich attacks. For instance, searchers can submit bundles of transactions with precise ordering, allowing them to surround a vulnerable trade if detected. In the context of MEV, “front-running” is said to occur when a user spots an unexecuted transaction and awaiting validation, and then pays a high transaction fee to a validator to have their transaction executed on a priority basis in a manner designed to profit from the pending but unexecuted transaction. Since Solana doesn’t have a public mempool, validators and bots have limited visibility to unexecuted, or pending, transactions. Combined with Solana’s fast block times and parallel execution model, this makes it hard to detect and exploit user trades in real time. However, that doesn’t mean front- running is impossible. If a validator colludes with a bot, for example, it could potentially observe and front-run transactions. By running Jito or similar clients, validators have access to structure MEV systems where searchers submit bundles of ordered transactions to validators through an auction system. Validators select the most profitable bundles (based on transaction fees and MEV capture). Considering searchers determine the ordering through their bundles, front-running is possible. As of 2025, up to 5 transactions can be in a bundle for Jito. The transactions in a bundle must be executed atomically and in sequence, meaning if one transaction fails, the entire bundle does not get processed. Note, these MEV technologies, in this case Jito, can also offer user protections like front-running flags and protected order flow to mitigate risks. MEV may also compromise the predictability of transaction execution, which may deter usage of the network as a whole. Any potential perception of MEV as unfair manipulation may also discourage users and other stakeholders from engaging with DeFi protocols or the Solana network in general. In addition, it’s possible regulators or legislators could enact rules that restrict practices associated with MEV, which could diminish the popularity of the Solana network among users and validators. Any of these or other outcomes related to MEV may adversely affect the value of SOL and the value of the Shares.

32

Our trading orders may not be timely executed.

Our investment and trading strategies depend on the ability to establish and maintain an overall market position in a combination of financial instruments. Our trading orders may not be executed in a timely and efficient manner because of various circumstances, including, for example, trading volume surges or systems failures attributable to us or our counterparties, brokers, dealers, agents or other service providers. In such an event, we might only be able to acquire or dispose of some, but not all, of the components of our positions, or if the overall positions were to need adjustments, we might not be able to make such adjustments. As a result, we would not be able to achieve our desired market position, which may result in a loss. In addition, we can be expected to rely heavily on electronic execution systems (and may rely on new systems and technology in the future), which may be subject to certain systemic limitations or mistakes, causing the interruption of trading orders made by us.

Competition from other companies staking and utilizing Solana in their treasury plans.

We expect to contend with other companies also focused on developing digital asset staking operations. Market participants with sufficient knowledge and capital has the ability acquire tokens on the open market and start staking, which would increase competition.

Competition from central bank digital currencies (“CBDCs”) and emerging payments initiatives involving financial institutions could adversely affect the price of SOL and other digital assets.

Central banks in various countries have introduced digital forms of legal tender (“CBDCs”). China’s CBDC project, known as Digital Currency Electronic Payment, has reportedly been tested in a live pilot program conducted in multiple cities in China. Central banks representing at least 130 countries have published retail or wholesale CBDC work ranging from research to pilot projects. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, SOL and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, SOL. As a result of any of the foregoing factors, the price of SOL could decrease, which could adversely affect the value of the Company’s Stock Price.

Competition from the emergence or expansion of other digital assets may negatively influence the price of SOL and have an adverse impact on the value of the Shares.

As of June 30, 2025, SOL ranked as the sixth largest digital asset by market capitalization, according to CoinMarketCap.com. SOL encounters competition from a broad spectrum of digital assets, including Bitcoin and Ether. Additionally, numerous consortiums and financial institutions are investing in private or permissioned blockchain platforms rather than open networks such as the Solana Network. SOL is currently supported by fewer trading platforms compared to more established digital assets like Bitcoin and Ether, which may affect its liquidity. The Solana Network also competes directly with other smart contract platforms, including Ethereum, Polkadot, Avalanche, and Cardano. The emergence or growth of alternative digital assets or other smart contract platforms may diminish demand for, and the price of, SOL, thereby adversely affecting the value of the Shares.

Investors have the option to gain exposure to SOL through mechanisms other than the Company’s Shares, such as direct investment in SOL or through other financial vehicles, including securities or products backed by or linked to SOL. Specifically, the Company faces competition from other exchange-traded spot SOL products and similar digital asset vehicles, several of which have pending applications before the SEC or have already secured SEC approval. The Company’s ability to maintain its scale and achieve its intended competitive positioning may depend on various factors, such as its timing relative to competing products and its ability to raise additional capital.

Furthermore, if other financial vehicles tracking SOL constitute a significant portion of overall demand, substantial transactions involving these vehicles or private funds holding SOL could adversely affect the Index Price, NAV, NAV per Share, value of the Shares, Principal Market NAV, and Principal Market NAV per Share. Therefore, there can be no assurance that the Company will be able to preserve its scale or attain its intended competitive position relative to peers, which could negatively affect both the performance of the Company and the value of the Shares.

We may fail to develop and execute successful investment or trading strategies.

The success of our investment and trading activities will depend on the ability of our investment team and Asset Manager to identify overvalued and undervalued investment opportunities and to exploit price discrepancies. This process involves a high degree of uncertainty. No assurance can be given that we will be able to identify suitable or profitable investment opportunities in which to deploy our capital. The success of the trading activities also depends on our ability to remain competitive with other over-the-counter traders and liquidity providers. Competition in trading is based on price, offerings, level of service, technology, relationships and market intelligence. The success of investment activities depends on our ability to source deals and obtain favorable terms. Competition in investment activities is based on relationships. The barrier to entry in each of these businesses is very low and competitors can easily and will likely provide similar services in the near future. The success of our venture investments and trading business could suffer if we are not able to remain competitive.

We may make, or otherwise be subject to, trade errors.

Errors may occur with respect to trades executed on our behalf. Trade errors can result from a variety of situations, including, for example, when the wrong investment is purchased or sold or when the wrong quantity is purchased or sold. Trade errors frequently result in losses, which could be material. To the extent that an error is caused by a third party, we may seek to recover any losses associated with the error, although there may be contractual limitations on any third party’s liability with respect to such error.

Risks Related to the CBD Industry

Laws and regulations affecting the CBD industry are evolving under the Farm Bill, and changes to applicable regulations may materially affect our future operations in the CBD market.

The CBD used by the Company is derived from hemp as defined in the Agriculture Improvement Act of 2018 (United States) (the “Farm Bill”) and codified at 7 USC 1639o means “the plant Cannabis sativa L. and any part of that plant, including the seeds thereof and all derivatives, extracts, cannabinoids, isomers, acids, salts, and salts of isomers, whether growing or not, with a delta-9 tetrahydrocannabinol concentration of not more than 0.3 percent on a dry weight basis.” The Cannabis sativa plant and its derivatives may also be deemed marijuana, depending on certain factors. “Marijuana” is a Schedule I controlled substance and is defined in the Federal Controlled Substances Act at 21 USC Section 802(16) as “all parts of the plant Cannabis sativa L., whether growing or not; the seeds thereof; the resin extracted from any part of such plant; and every compound, manufacture, salt, derivative, mixture, or preparation of such plant, its seeds or resin.” Exemptions to that definition provided in 21 USC Section 802(16) include “the mature stalks of such plant, fiber produced from such stalks, oil or cake made from the seeds of such plant, any other compound, manufacture, salt, derivative, mixture, or preparation of such mature stalks (except the resin extracted therefrom), fiber, oil, or cake, or the sterilized seed of such plant which is incapable of germination” or hemp as defined in 7 USC 1639o.

33

Substances meeting the definition of “hemp” in the Farm Bill and 7 USC 1639o may be used in clinical studies and research through an Investigational New Drug (“IND”) application with the Food and Drug Administration (the “FDA”). Substances scheduled as controlled substances, like marijuana, require more rigorous regulation, including interaction with several agencies including the FDA, the DEA, and the NIDA within the National Institutes of Health (“NIH”).

Accordingly, if the CBD used by the Company is deemed marijuana and, therefore, a Schedule I controlled substance, the Company could be subject to significant additional regulation, as well as enforcement actions and penalties pertaining to the Federal Controlled Substances Act, and any resulting liability could require the Company to modify or cease its operations.

Furthermore, in conjunction with the Farm Bill, the FDA released a statement about the status of CBD use in food and dietary supplements, noting that the Farm Bill explicitly preserved the FDA’s authority to regulate products containing cannabis or cannabis-derived compounds under the Federal Food, Drug, and Cosmetic Act (the “FDCA”) and Section 351 of the Public Health Service Act. Any difficulties we experience in complying with existing and/or new government regulation could increase our operating costs and adversely impact our results of operations in future periods. The FDA has issued guidance titled “FDA Regulation of Cannabis and Cannabis-Derived Products, Including Cannabidiol (CBD)” pursuant to which the FDA has taken the position that CBD is prohibited from use as an ingredient in a food or beverage or as a dietary ingredient in or as a dietary supplement based on several provisions of the FDCA. In the definition of “dietary supplement” found in the FDCA at 201(ff), an article authorized for investigation as a new drug, antibiotic, or biological for which substantial clinical investigations have been instituted and for which the existence of such investigations has been made public, is excluded from the definition of dietary supplement. A similar provision in the FDCA 301(ll) makes it a prohibited act to introduce or deliver into commerce any food with a substance that was investigated as a new drug prior to being included in a food. There are no similar exclusions for the use of CBD in non-drug topical products, as long as such products otherwise comply with applicable laws. The FDA created a task force to address the further regulation of CBD and other cannabis-derived products and is currently evaluating the applicable science and pathways for regulating CBD and other cannabis-derived ingredients.

As a result of the Farm Bill’s recent passage, we expect that there will be a constant evolution of laws and regulations affecting the CBD industry which could affect the Company’s plan of operations. Local, state and federal hemp laws and regulations may be broad in scope and subject to changing interpretations. These changes may require us to incur substantial costs associated with legal compliance and may ultimately require us to alter our business plan. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. We cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our business.

Changes to state laws pertaining to industrial hemp could slow the use of industrial hemp, which could impact our revenues in future periods. Approximately 40 states have authorized industrial hemp programs pursuant to the Farm Bill. Additionally, various states have enacted state-specific laws pertaining to the handling, manufacturing, labeling, and sale of CBD and other hemp products. Compliance with state-specific laws and regulations could impact our operations in those specific states. Continued development of the industrial hemp industry will be dependent upon new legislative authorization of industrial hemp at the state level, and further amendment or supplementation of legislation at the federal level. Any number of events or occurrences could slow or halt progress all together in this space. While progress within the industrial hemp industry is currently encouraging, growth is not assured, and while there appears to be ample public support for favorable legislative action, numerous factors may impact or negatively affect the legislative process(es) within the various states where we have business interests.

34

Unfavorable interpretations of laws governing hemp processing activities could subject us to enforcement or other legal proceedings and limit our business and prospects.

There are no express protections in the United States under applicable federal or state law for possessing or processing hemp biomass derived from lawful hemp not exceeding 0.3% THC on a dry weight basis and intended for use in finished product, but that may temporarily exceed 0.3% THC during the interim processing stages. While it is a common occurrence for hemp biomass to have variance in THC content during interim processing stages after cultivation but prior to use in finished products, there is risk that state or federal regulators or law enforcement could take the position that such hemp biomass is a Schedule I controlled substance in violation of the CSA and similar state laws. In the event that the Company’s operations are deemed to violate any laws, the Company could be subject to enforcement actions and penalties, and any resulting liability could cause the Company to modify or cease its operations.

Costs associated with compliance with various laws and regulations could negatively impact our financial results.

The manufacture, labeling and distribution of CBD products is regulated by various federal, state and local agencies. These governmental authorities may commence regulatory or legal proceedings, which could restrict our ability to market CBD-based products in the future. The FDA regulates our products to ensure that the products are not adulterated or misbranded. We may also be subject to regulation by other federal, state and local agencies with respect to our CBD-based products. Our advertising activities are subject to regulation by the FTC under the Federal Trade Commission Act. In recent years, the FTC and state attorneys general have initiated numerous investigations of dietary and nutritional supplement companies and products. Any actions or investigations initiated against the Company by governmental authorities or private litigants could have a material adverse effect on our business, financial condition and results of operations. Any actions or investigations initiated against the Company by governmental authorities or private litigants could have a material adverse effect on our business, financial condition and results of operations.

The shifting regulatory environment necessitates building and maintaining robust systems to achieve and maintain compliance in multiple jurisdictions and increases the possibility that we may violate one or more of the legal requirements applicable to our business and products. If our operations are found to be in violation of any applicable laws or regulations, we may be subject to penalties, including, without limitation, civil and criminal penalties, damages, fines, the curtailment or restructuring of our operations, injunctions, or product withdrawals, recalls or seizures, any of which could adversely affect our ability to operate our business, our financial condition and results of operations.

Uncertainty caused by potential changes to legal regulations could impact the use and acceptance of CBD products.

There is substantial uncertainty and differing interpretations and opinions among federal, state and local regulatory agencies, legislators, academics and businesses as to the scope of operation of Farm Bill-compliant hemp programs relative to the emerging regulation of cannabinoids and the Controlled Substances Act. These different opinions include, but are not limited to, the regulation of cannabinoids by the DEA and/or the FDA, and the extent to which manufacturers of products containing Farm Bill-compliant cultivators and processors may engage in interstate commerce. The existing uncertainties in the CBD regulatory landscape in the United States cannot be resolved without further federal, and perhaps state-level, legislation and regulation or a definitive judicial interpretation of existing laws and regulations. If these uncertainties are not resolved in the near future or are resolved in the manner inconsistent with our business plan, such uncertainties may have an adverse effect upon our plan of operations and the introduction of our CBD-based products in different markets.

If we fail to obtain necessary permits, licenses and approvals under applicable laws and regulations, our business and plan of operations may be adversely impacted.

We may be required to obtain and maintain certain permits, licenses and regulatory approvals in the jurisdictions where we sell or plan to sell our products. There can be no assurance that we will be able to obtain or maintain any necessary licenses, permits or approvals. Any material delay in obtaining, or inability to obtain, such licenses, permits and approvals is likely to delay and/or inhibit our ability to carry out our plan of operations and could have a material adverse effect on our business, financial condition and results of operations.

35

Potential future international expansion of our business could expose us to additional regulatory risks and compliance costs.

Although we have no plans to expand internationally for at least two or more years, if the Company intends to expand internationally or engage in the international sale of its products, it will become subject to the laws and regulations of the foreign jurisdictions in which it operates, or in which it imports or exports products or materials, including, but not limited to, customs regulations in the importing and exporting countries. The varying laws and rapidly changing regulations may impact the Company’s operations and ability to ensure compliance. In addition, the Company may avail itself of proposed legislative changes in certain jurisdictions to expand its product portfolio, which expansion may include unknown business and regulatory compliance risks. Failure by the Company to comply with the evolving regulatory framework in any jurisdiction could have a material adverse effect on the Company’s business, financial condition and results of operations.

The market for health and wellness products is highly competitive. If we are unable to compete effectively in the market, our business and operating results could be materially and adversely affected.

The market for CBD products is a competitive and rapidly evolving market. There are numerous competitors in the industry, some of whom are more well-established with longer operating histories and greater financial resources than the Company. We expect competition to continue to intensify following the recent passage of the Farm Bill. We believe the Company will be able to compete effectively because of the quality of our products and customer service. However, there can be no assurance that the Company will effectively compete with existing or future competitors. Increased competition may also drive the prices of our products down, which may have a material adverse effect on our results of operations in future periods.

Given the rapid changes affecting the global, national and regional economies generally, the Company may experience difficulties in establishing and maintaining a competitive advantage in the marketplace. The Company’s success will depend on our ability to keep pace with any changes in such markets, especially legal and regulatory changes. Our success will depend on our ability to respond to, among other things, changes in the economy, market conditions and competitive pressures. Any failure to anticipate or respond adequately to such changes could have a material adverse effect on the Company’s business, financial condition and results of operations.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholder. All of the net proceeds from the sale of the shares of our Common Stock will go to the Selling Stockholder as described below in the sections entitled “Selling Stockholder” and “Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the shares of Common Stock for the Selling Stockholder.

However, we may receive up to $500,000,000 in aggregate gross proceeds under the Purchase Agreement from sales of Common Stock that we may elect to issue and sell to the Selling Securityholder pursuant to the Purchase Agreement, if any, from time to time in our sole discretion, from and after the Commencement Date. The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell our Common Stock to the Selling Stockholder after the date of this prospectus.

We expect that any proceeds received by us from sales to the Selling Stockholder pursuant to the Purchase Agreement will be used for [working capital and general corporate purposes]. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds.

36

THE PEF TRANSACTION

Principal Equity Facility

Purchase Agreement

On July 25, 2025 (the “Execution Date”), we entered into the Purchase Agreement with the Investor. Under the Purchase Agreement, upon satisfaction of certain terms and conditions contained therein, we have the right, but not the obligation, to direct the Investor to purchase up to $500 million (the “Total Commitment Amount”) in shares of our Common Stock, subject to the lesser of the Total Commitment Amount or the Exchange Cap, which limits the number of shares issuable under the Purchase Agreement to approximately 19.99% of our outstanding Common Stock as of July 25, 2025, unless our stockholders approve the issuance of shares in excess of this cap.

The Purchase Agreement will become effective upon the initial satisfaction of certain conditions specified therein (the “Commencement”), including, without limitation, the effectiveness of the Initial Registration Statement (defined below), and the date of such satisfaction is referred to as the “Commencement Date.” From the Commencement Date, the Purchase Agreement will remain in effect until the earliest to occur of: (i) the first day of the month following the 12-month anniversary of the Commencement Date, (ii) the date on which the Investor has purchased from the Company an aggregate number of shares of Common Stock for a total gross purchase price equal to the Total Commitment Amount, (iii) the date on which the Common Stock shall have failed to be listed or quoted on the Trading Market for a period of one (1) Trading Day, (iv) the thirtieth (30th) Trading Day after the commencement of any voluntary bankruptcy case by the Company or any proceeding against the Company under any Bankruptcy Law, if not dismissed or discharged prior to such date, (v) the date on which a Custodian is appointed for the Company or for all or substantially all of its assets, or the Company makes a general assignment for the benefit of its creditors, (vi) the date the Company delivers written notice of termination to the Investor, or (vii) the date the Investor delivers written notice of termination to the Company.

Once the terms and conditions of the Commencement are satisfied, we may, from time to time, in our sole discretion, deliver VWAP Purchase Notices to the Investor, specifying the number of shares to be purchased (each, a “VWAP Purchase”). The number of shares in each VWAP Purchase will be determined based on a percentage of the trading volume of our Common Stock during a defined trading period on the Purchase Date and will not exceed certain maximum limits established in the Purchase Agreement. The purchase price per share for each VWAP Purchase will be equal to 95% of the volume-weighted average price (“VWAP”) of our Common Stock during the specified trading period, calculated excluding certain opening, closing, and low-priced trades as outlined in the Purchase Agreement. The trading period generally begins shortly after the market opens and ends before market closes, subject to adjustment for market events. Each VWAP Purchase Notice is irrevocable and must be delivered within a specified time window before the Purchase Date.

The Purchase Agreement prohibits us from directing A.G.P. to purchase any shares of Common Stock if those shares, when aggregated with all other shares of our Common Stock then beneficially owned by A.G.P. and its affiliates, would result in A.G.P. and its affiliates having beneficial ownership of more than 4.99% of the then total outstanding shares of our Common Stock, as calculated pursuant to Section 13(d) of the Exchange Act, and Rule 13d-3 thereunder, which limitation we refer to as the “Beneficial Ownership Cap.” Notwithstanding the foregoing limitation, it would be possible for us to sell more than 4.99% of our outstanding shares of Common Stock to A.G.P. on any given day if, during the course of such day, A.G.P. sold the shares of Common Stock acquired by it such that it no longer owned 4.99% of our outstanding shares of Common Stock and we submitted, and A.G.P. accepted, an additional purchase notice; provided that, in no event, would A.G.P. own more than 4.99% of our outstanding shares of Common Stock at any one time.

The issuance of our shares of Common Stock to the Selling Stockholder pursuant to the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of Common Stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to A.G.P.

Under the Purchase Agreement and the related Registration Rights Agreement, we are obligated to file a registration statement on Form S-1 (the “Initial Registration Statement”) with the SEC covering the resale by the Investor of the Registrable Securities (defined below).

37

Registration Rights Agreement

On July 25, 2025 (the “RRA Execution Date”), in connection with the Purchase Agreement, we entered into a registration rights agreement with the Investor (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we shall file with the SEC the Initial Registration Statement covering the resale by the Investor of the maximum number of shares of our Common Stock, that may be issued pursuant to the Purchase Agreement, as permitted under SEC rules, regulations, and interpretations, including, but not limited to, Rule 415 under the Securities Act, so as to permit the resale of such shares by the Investor on a continuous or delayed basis at then-prevailing market prices (and not fixed prices). Such shares include (i) shares of Common Stock that may be issued and sold to the Investor under the Purchase Agreement, and (ii) any shares of capital stock of the Company issued or issuable with respect to such shares as a result of any stock split, stock dividend, recapitalization, exchange, or similar event (collectively, the “Registrable Securities”)

We are required to file the Initial Registration Statement within thirty (30) business days following the date of the Registration Rights Agreement (the “Filing Deadline”), and to use our commercially reasonable efforts to have it declared effective by the SEC as promptly as practicable, but in no event later than the applicable effectiveness deadline (the “Effectiveness Deadline”), which means (i) if the Initial Registration Statement is subject to review by the SEC, the sixtieth (60th) calendar day after the Filing Deadline; or (ii) if the SEC notifies us that it will not review the Initial Registration Statement, the fifth (5th) business day after such notification. A similar timeline applies to any additional registration statements required under the agreement.

Purchase of Shares Under the Purchase Agreement

Purchases

From and after the Commencement Date, we will have the right, but not the obligation, from time to time at our sole discretion for a period of up to 12 months beginning on the Commencement Date, to direct A.G.P. to purchase a specified number of shares of Common Stock, not to exceed the applicable Purchase Maximum Amount, in a Purchase under the Purchase Agreement, by timely delivering a written Purchase Notice to A.G.P., prior to 9:00 a.m., New York City time, on any trading day that we select as the Purchase Date for such Purchase, so long as:

•	the closing sale price of our Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price; and
•

all shares of Common Stock subject to all prior Purchases and all prior Intraday Purchases effected by us under the Purchase Agreement (as applicable) have been received by A.G.P., in the manner set forth in the Purchase Agreement, prior to the time we deliver such Purchase Notice to A.G.P.

The Purchase Maximum Amount applicable to such Purchase will be equal to the lesser of:

•	$500,000; and
•

the Purchase Percentage (as specified in the applicable Purchase Notice for such Purchase) of the total aggregate number (or volume) of shares of our Common Stock traded on the Nasdaq during the applicable Purchase Valuation Period for such Purchase.

The actual number of shares of Common Stock that A.G.P. will be required to purchase in a Purchase, referred to as the Purchase Share Amount, will be equal to the number of shares that we specify in the applicable Purchase Notice, subject to adjustment to the extent necessary to give effect to the applicable Purchase Maximum Amount and other applicable limitations set forth in the Purchase Agreement, including the Beneficial Ownership Limitation and, if then applicable, the Exchange Cap.

38

The per share purchase price that A.G.P. will be required to pay for the Purchase Share Amount in a Purchase effected by us pursuant to the Purchase Agreement, if any, will be equal to the VWAP of our Common Stock for the applicable Purchase Valuation Period on the Purchase Date for such Purchase, less a 5.0% discount to the VWAP for such Purchase Valuation Period. The Purchase Valuation Period for a Purchase is defined in the Purchase Agreement as the period beginning at the official open (or “commencement”) of the regular trading session on the Nasdaq on the applicable Purchase Date for such Purchase, and ending at the earliest to occur of:

•	3:59 p.m., New York City time, on such Purchase Date or such earlier time publicly announced by the Nasdaq as the official close of the regular trading session on such Purchase Date;
•

such time that the total aggregate number (or volume) of shares of Common Stock traded on the Nasdaq during such Purchase Valuation Period (calculated in accordance with the Purchase Agreement) reaches the applicable Purchase Share Volume Maximum for such Purchase, which will be determined by dividing (a) the applicable Purchase Share Amount for such Purchase, by (b) the Purchase Percentage we specified in the applicable Purchase Notice for such Purchase); and

•

if we further specify in the applicable Purchase Notice for such Purchase that a Limit Order Discontinue Election shall apply to such Purchase, such time that the trading price of our Common Stock on Nasdaq during such Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable Minimum Price Threshold.

Under the Purchase Agreement, for purposes of calculating the volume of shares of Common Stock traded during a Purchase Valuation Period, including for purposes of determining whether the applicable Purchase Share Volume Maximum for a Purchase has been reached, for purposes of calculating the VWAP of our Common Stock for the applicable Purchase Valuation Period, and to the extent that we specify in the applicable Purchase Notice that the Limit Order Discontinue Election will apply, the following transactions, to the extent they occur during such Purchase Valuation Period, shall be excluded: (x) the opening or first purchase of Common Stock at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Purchase, (y) the last or closing sale of Common Stock at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Purchase, and (z) if we have specified in the applicable Purchase Notice for such Purchase that a Limit Order Continue Election shall apply to such Purchase (instead of specifying that a Limit Order Discontinue Election shall apply), all purchases and sales of Common Stock on Nasdaq during such Purchase Valuation Period at a price per share that is less than the applicable Minimum Price Threshold for such Purchase.

Intraday Purchases

In addition to the Purchases described above, from and after the Commencement Date, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct A.G.P. to make Intraday Purchases, whether or not a Purchase is effected on such Purchase Date, not to exceed the applicable Intraday Purchase Maximum Amount, under the Purchase Agreement, by timely delivering a written Intraday Purchase Notice to A.G.P., after 10:00 a.m., New York City time (and after the Purchase Valuation Period for any earlier Purchase and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date as such applicable Intraday Purchase, if applicable, have ended), and prior to 3:30 p.m., New York City time, on such Purchase Date, so long as:

•	the closing sale price of our Common Stock on the Nasdaq on the trading day immediately prior to such Purchase Date is not less than the Threshold Price; and
•

all shares of Common Stock subject to all prior Purchases and all prior Intraday Purchases effected by us under the Purchase Agreement (as applicable) have been received by A.G.P. in the manner set forth in the Purchase Agreement, prior to the time we deliver such Intraday Purchase Notice to A.G.P.

The Intraday Purchase Maximum Amount applicable to such Intraday Purchase will be equal to the lesser of:

•	$500,000; and
•

the Purchase Percentage (as specified by us in the applicable Intraday Purchase Notice for such Intraday Purchase) of the total aggregate number (or volume) of shares of our Common Stock traded on the Nasdaq during the applicable Intraday Purchase Valuation Period for such Intraday Purchase.

39

The actual number of shares of Common Stock that A.G.P. will be required to purchase in an Intraday Purchase, referred to as the Intraday Purchase Share Amount, will be equal to the number of shares that we specify in the applicable Intraday Purchase Notice, subject to adjustment to the extent necessary to give effect to the applicable Intraday Purchase Maximum Amount and other applicable limitations set forth in the Purchase Agreement, including the Beneficial Ownership Limitation and, if then applicable, the Exchange Cap.

The per share purchase price that A.G.P. will be required to pay for the Intraday Purchase Share Amount in an Intraday Purchase effected by us pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a Purchase (including the same percentage discounts to the applicable VWAP used to calculate the per share purchase price for a Purchase as described above), provided that the VWAP used to determine the purchase price for the Intraday Purchase Share Amount to be purchased in an Intraday Purchase will be equal to the VWAP for the applicable Intraday Purchase Valuation Period on the Purchase Date for such Intraday Purchase. The Intraday Purchase Valuation Period for an Intraday Purchase is defined in the Purchase Agreement as the period during the regular trading session on Nasdaq on such Purchase Date, beginning at the latest to occur of:

•	such time of confirmation of A.G.P.’s receipt of the applicable Intraday Purchase Notice;
•	such time that the Purchase Valuation Period for any prior regular Purchase effected on the same Purchase Date (if any) has ended; and
•	such time that the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date (if any) has ended and ending at the earliest to occur of:

•	3:59 p.m., New York City time, on such Purchase Date or such earlier time publicly announced by the Nasdaq as the official close of the regular trading session on such Purchase Date;
•

such time that the total aggregate number (or volume) of shares of Common Stock traded on the Nasdaq during such Intraday Purchase Valuation Period reaches the applicable Intraday Purchase Share Volume Maximum for such Intraday Purchase, which will be determined by dividing (a) the applicable Intraday Purchase Share Amount for such Intraday Purchase, by (b) the Purchase Percentage we specified in the applicable Intraday Purchase Notice for determining the applicable Intraday Purchase Share Amount for such Intraday Purchase; and

•

if we further specify a Limit Order Discontinue Election in the applicable Intraday Purchase Notice for such Intraday Purchase, such time that the trading price of our Common Stock on Nasdaq during such Intraday Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable Minimum Price Threshold.

As with Purchases, for purposes of calculating the volume of shares of Common Stock traded during an Intraday Purchase Valuation Period, including for purposes of determining whether the applicable Intraday Purchase Share Volume Maximum for an Intraday Purchase has been reached, and for purposes of calculating the VWAP of our Common Stock for the applicable Intraday Purchase Valuation Period, the following transactions, to the extent they occur during such Intraday Purchase Valuation Period, are excluded: (x) the opening or first purchase of Common Stock at or following the official open of the regular trading session on the Nasdaq on the applicable Purchase Date for such Intraday Purchase, (y) the last or closing sale of Common Stock at or prior to the official close of the regular trading session on the Nasdaq on the applicable Purchase Date for such Intraday Purchase, and (z) if we have specified in the applicable Intraday Purchase Notice for such Intraday Purchase that a Limit Order Continue Election shall apply to such Intraday Purchase (instead of specifying that a Limit Order Discontinue Election shall apply), all purchases and sales of Common Stock on the Nasdaq during such Intraday Purchase Valuation Period at a price per share that is less than the applicable Minimum Price Threshold for such Intraday Purchase.

40

We may, in our sole discretion, timely deliver multiple Intraday Purchase Notices to A.G.P. prior to 3:30 p.m., New York City time, on a single Purchase Date to effect multiple Intraday Purchases on such same Purchase Date, provided that the Purchase Valuation Period for any earlier regular Purchase effected on the same Purchase Date (as applicable) and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date have ended prior to 3:30 p.m., New York City time, on such Purchase Date, and so long as all shares of Common Stock subject to all prior Purchases and all prior Intraday Purchases effected by us under the Purchase Agreement, including all prior purchases effected on the same Purchase Date as such applicable Intraday Purchase, have been received by A.G.P. in the manner set forth in the Purchase Agreement prior to the time that we deliver to A.G.P. a new Intraday Purchase Notice to effect an additional Intraday Purchase on the same Purchase Date as an earlier Purchase (as applicable) and one or more earlier Intraday Purchases effected on such same Purchase Date.

The terms and limitations that will apply to each subsequent additional Intraday Purchase effected on the same Purchase Date will be the same as those applicable to any earlier Purchase (as applicable) and any earlier Intraday Purchase effected on the same Purchase Date as such subsequent additional Intraday Purchase, and the per share purchase price for the shares of Common Stock that we elect to sell to A.G.P. in each subsequent additional Intraday Purchase effected on the same Purchase Date as an earlier Purchase (as applicable) and/or earlier Intraday Purchase(s) effected on such Purchase Date will be calculated in the same manner as in the case of such earlier Purchase (as applicable) and such earlier Intraday Purchase(s) effected on the same Purchase Date as such subsequent additional Intraday Purchase, with the exception that the Intraday Purchase Valuation Period for each subsequent additional Intraday Purchase will begin and end at different times (and may vary in duration) during the regular trading session on such Purchase Date, in each case as determined in accordance with the Purchase Agreement.

In the case of Purchases and Intraday Purchases effected by us under the Purchase Agreement, if any, all share and dollar amounts used in determining the purchase price per share of Common Stock to be purchased by A.G.P. in a Purchase or an Intraday Purchase (as applicable), or in determining the applicable maximum purchase share amounts or applicable volume or price threshold amounts in connection with any such Purchase or Intraday Purchase (as applicable), in each case, will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during any period used to calculate such per share purchase price, maximum purchase share amounts or applicable volume or price threshold amounts.

At or prior to 5:30 p.m., New York City time, on the applicable Purchase Date for a Purchase or Intraday Purchase, A.G.P. will provide us with a written confirmation for such Purchase or Intraday Purchase, as applicable, setting forth the applicable purchase price (both on a per share basis and the total aggregate purchase price) to be paid by A.G.P. for the shares of Common Stock purchased by A.G.P. in such Purchase or Intraday Purchase, as applicable.

The payment for, against delivery of, shares of Common Stock purchased by A.G.P. in any Purchase or any Intraday Purchase under the Purchase Agreement will be fully settled within two trading days immediately following the applicable Purchase Date for such Purchase or such Intraday Purchase (as applicable), as set forth in the Purchase Agreement.

Conditions to Commencement and Delivery of Purchase Notices

Our ability to deliver purchase notices to A.G.P. under the Purchase Agreement arises upon the occurrence of satisfying of applicable conditions specified in the Purchase Agreement at the time of delivery of such purchase notice, all of which are entirely outside of A.G.P.’s control, including, among other things, the following:

•	the accuracy in all material respects of our representations and warranties included in the Purchase Agreement;

•

there being an effective registration statement pursuant to which A.G.P. is permitted to utilize the prospectus thereunder to resell all of the shares of the shares of Common Stock pursuant to such purchase notice;

•	the sale and issuance of such Common Stock being legally permitted by all laws and regulations to which we are subject;

41

•

our board of directors shall have approved the transactions contemplated by the Purchase Agreement and such approval has not been amended, rescinded or modified and remains in full force and effect as of each purchase notice;

•

the SEC shall not have issued any stop order suspending the effectiveness of the registration statement that includes this prospectus (or any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by the Company to A.G.P. under the Purchase Agreement) or prohibiting or suspending the use of this prospectus (or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement), and the absence of any suspension of qualification or exemption from qualification of the Common Stock for offering or sale in any jurisdiction;

•

FINRA shall not have provided an objection to, and shall have confirmed in writing that it has determined not to raise any objections with respect to the fairness and reasonableness of, the terms and arrangements of the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement;

•

there shall not have occurred any event, and there shall not exist any condition or state of facts, which makes any statement of a material fact made in the registration statement that includes this prospectus (or in any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by the Company to A.G.P. under the Purchase Agreement) untrue or which requires the making of any additions to or changes to the statements contained therein in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of this prospectus or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement, in the light of the circumstances under which they were made) not misleading;

•

this prospectus, in final form, shall have been filed with the SEC under the Securities Act prior to Commencement, and all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC;

•

us having performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by the Purchase Agreement to be performed, satisfied, or complied with by us;

•

no statute, rule, regulation, executive order, decree, ruling, or injunction having been enacted, entered, promulgated, or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly, materially, and adversely affects any of the transactions contemplated by the Purchase Agreement;

•

the absence of any action, suit or proceeding before any arbitrator or any court or governmental authority seeking to restrain, prevent or change the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement, or seeking material damages in connection with such transactions;

•

trading in our Common Stock shall not have been suspended by the SEC or the Nasdaq Stock Market and us having not received any final notice that our listing will be terminated on a certain date and there shall be no suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by The Depository Trust Company with respect to the Common Stock that is continuing;

42

•	there being a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares of Common Stock pursuant to such Purchase Notice;

•

all of the shares of Common Stock that may be issued pursuant to the Purchase Agreement shall have been approved for listing or quotation on the Nasdaq Capital Market (or if the Common Stock is not then listed on the Nasdaq Capital Market, then on any Eligible Market), subject only to notice of issuance;

•	no condition, occurrence, state of facts or event constituting a Material Adverse Effect (as such term is defined in the Purchase Agreement) shall have occurred and be continuing;

•

the absence of any bankruptcy proceeding against the Company commenced by a third party, and the Company shall not have commenced a voluntary bankruptcy proceeding, consented to the entry of an order for relief against it in an involuntary bankruptcy case, consented to the appointment of a custodian of the Company or for all or substantially all of its property in any bankruptcy proceeding, or made a general assignment for the benefit of its creditors; and

•

the receipt by A.G.P. of the legal opinions, negative assurances, audit comfort letters and certificates of the Chief Financial Officer of the Company (“CFO Certificates”) and bring-down legal opinions and negative assurances, audit comfort letters and CFO Certificates, in each case as required under the Purchase Agreement.

Our Termination Rights

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:

•	the 12-month anniversary of the Commencement Date;

•	the date on which A.G.P. shall have purchased shares of Common Stock under the Purchase Agreement for an aggregate gross purchase price equal to $500,000,000;

•	the date on which the Common Stock shall have failed to be listed or quoted on the Nasdaq Capital Market or any other Eligible Market;

•

the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving our Company has been commenced that is not discharged or dismissed prior to such trading day; and

•	the date on which a bankruptcy custodian is appointed for all or substantially all of our property, or we make a general assignment for the benefit of our creditors.

We have the unconditional right, at any time, for any reason, to give notice to A.G.P. to terminate the Purchase Agreement upon five trading days’ notice.

43

A.G.P. also has the right to terminate the Purchase Agreement upon 10 trading days’ prior written notice to us, but only upon the occurrence of certain events, including:

•	the occurrence and continuation of a Material Adverse Effect (as such term is defined in the Purchase Agreement);

•	the occurrence of a Fundamental Transaction (as such term defined in the Purchase Agreement) involving our Company;

•

if any registration statement is not filed by the applicable Filing Deadline (as defined in the Registration Rights Agreement) or declared effective by the SEC by the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement), or the Company is otherwise in breach or default in any material respect under any of the other provisions of the Registration Rights Agreement, and, if such failure, breach or default is capable of being cured, such failure, breach or default is not cured within 10 trading days after notice of such failure, breach or default is delivered to us;

•

if we are in breach or default in any material respect of any of our covenants and agreements in the Purchase Agreement or in the Registration Rights Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within 10 trading days after notice of such breach or default is delivered to us;

•

the effectiveness of the registration statement that includes this prospectus or any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement lapses for any reason (including the issuance of a stop order by the SEC), or this prospectus or the prospectus included in any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement otherwise becomes unavailable to A.G.P. for the resale of all of the shares of Common Stock included therein, and such lapse or unavailability continues for a period of 45 consecutive trading days or for more than an aggregate of 90 trading days in any 365-day period, other than due to acts of A.G.P.; or

•

trading in the Common Stock on the Nasdaq (or if the Common Stock is then listed on an Eligible Market, trading in the Common Stock on such Eligible Market) has been suspended for a period of five consecutive trading days.

No termination of the Purchase Agreement by us or by A.G.P. will become effective prior to the fifth trading day immediately following the date on which any pending Purchase and any pending Intraday Purchase has been fully settled in accordance with the terms and conditions of the Purchase Agreement, and no termination will affect any of the respective rights and obligations of the Company or A.G.P. under the Purchase Agreement with respect to any pending Purchase, any pending Intraday Purchase and any fees and disbursements of A.G.P.’s legal counsel in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement. Both we and A.G.P. have agreed to complete our respective obligations with respect to any such pending Purchase and any pending Intraday Purchase under the Purchase Agreement. Furthermore, no termination of the Purchase Agreement will affect the Registration Rights Agreement, which will survive any termination of the Purchase Agreement.

No Short-Selling or Hedging by A.G.P.

A.G.P. has agreed that none of A.G.P., its members, any of their respective officers, or any entity managed or controlled by A.G.P. or its members will engage in or effect, directly or indirectly, for its own account or for the account of any other of such persons or entities, any short sales of the Common Stock or hedging transactions that establishes a net short position in the Common Stock during the term of the Purchase Agreement. Furthermore, A.G.P. has agreed that, during the term of the Purchase Agreement, with respect to each brokerage account in which shares of Common Stock beneficially owned by A.G.P. are held or to be held, it shall provide written instructions to the applicable broker that it does not wish to participate in, and expressly opts out of, any “fully paid lending program” or similar program with respect to such brokerage account so that shares of Common Stock beneficially owned that are, or to be held in, such brokerage account will not be made available by the broker for lending to any third person in connection with, to effect, or otherwise to facilitate any short sale of Common Stock by any person.

 The foregoing summary of the terms and conditions of each of the Purchase Agreement and Registration Rights Agreement is subject to, and qualified in its entirety by reference to the full text of such agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to the Company’s Current Report on Form 8-K filed on July 25, 2025 and are incorporated herein by reference.

44

BUSINESS

Our Company

Upexi is a brand owner specializing in the development, manufacturing, and distribution of consumer products. We reach consumers through our direct-to-consumer network, wholesale partnerships, and major third-party platforms like Amazon.

Our Solana Treasury Strategy

Early in 2025, we updated and modified our cash management and treasury strategy to include holding digital currency assets directly on our balance sheet. This was a shift from before when we held excess cash primarily in FDIC-insured interest-bearing accounts. The change to adopt this strategy results from our intention to obtain the highest yield on excess cash. Under our new approach, our treasury policy focuses primarily on Solana (“SOL”). The approach involves applying a public-market treasury model to an asset that is considered earlier in its lifecycle with respect to both development and usage as well as institutional adoption compared to Bitcoin.  Management will focus its resources to this digital asset strategy and a significant portion of the balance sheet will be allocated to holding Solana in the Company’s digital asset treasury. Currently our treasury is exclusively dedicated to the SOL digital asset and currently we do not intend to dedicate any of the treasury allocated capital to other digital assets.

Our treasury is intended to bring value to our shareholders in these ways:

•

We plan to utilize intelligent capital markets issuance – including the issuance of both equity and convertible debt - where we may issue capital in an accretive fashion for the benefit of shareholders to purchase and hold more Solana.

•

We will stake the majority of the Solana in our treasury to earn a staking yield and turn the treasury into a productive asset. Currently we are staking approximately 95% of our SOL treasury, and intend to maintain a similar or higher percentage going forward.  We do not hedge our SOL and do not have plans to hedge our SOL in the future.

•	We will purchase locked Solana at a discount to the current spot price, which will provide higher gains for our shareholders as the discount moves to par over time.

Note that we are underpinned by Solana, which we believe is the leading high-performance blockchain and may see its price rise in the future - if this occurs, our Solana treasury will move up in value, also benefitting shareholders.

Our Staking Program

Pursuant to our treasury strategy, we will use our SOL in the treasury to generate a return through various opportunities with the most significant portion being allocated to our Staking Program.  We will utilize several Validators in the Staking Program to reduce our risk with a single Validator and maximize the overall yield from the Staking Program.  We will also dedicate a portion of the SOL in our staking program to utilize smaller Validators to help improve the overall Solana ecosystem.  These Validators are scrutinized through our due diligence program and are initially only given a small amount of SOL for the Company to be able to verify the expected performance and yield, and to ensure that the Validator should be included in our future allocation of SOL to Validators.  Management evaluates the validators on a routine basis around performance, yield, and economics, and makes monthly adjustments on the overall allocation of the SOL in the treasury based on our evaluation.  Currently we have approximately 95% of our SOL treasury staked, and target a similar or higher percentage in the future.

We maintain possession and control of the SOL when it is staked at all times. Native staking is generally considered a safe activity, as it is done in-protocol (i.e.. is built into Solana itself), and as, unlike other networks, Solana has not implemented “slashing” penalties for validators that either intentionally misbehave or perform their duties poorly.  As such, the major risk with staking is that we choose a validator with poor performance who realizes a low staking yield.  Additionally, as part of the “activating” and “exiting” processes of SOL staking, any staked SOL will be inaccessible for a period of time determined by a range of factors, resulting in certain liquidity risks that we manage.

45

Process of Staking

Management has bi-weekly meetings to evaluate treasury operations, including the staking of the Company’s SOL.  Based on these meetings, management determines the allocation of the SOL treasury to the Staking Program and determines the amount of allocation to each Validator, ensuring that no single validator has such a large percentage of our stake that it represents concentration risk.

If it is determined to reduce the amount of the SOL dedicated to the Staking Program or it is determine to change the allocation of SOL to a Validator we will initiate an unstaking process and notify the Validator of the change, which effectively reverses the delegation of the SOL from the applicable validator node.

Solana has a cooldown period known as the “deactivation period,” which is the time it takes for the unstaked SOL to become fully liquid. During this period, the tokens are not actively earning rewards, but they are also not yet available for transfer or use. The length of this period can vary based on network conditions but is generally expected to be 48 hours or less. Once the cooldown period is complete, the Company will have complete control over the SOL, including the ability to sell the SOL or transfer it as determined by management.

Liquidity Management

The Company’s staking program involves the temporary loss of the ability to transfer, assign a new Validator or otherwise dispose of the SOL. Under normal conditions, the Company will regain complete control over its unstaked SOL within two days of initiating the unstaking.   However, there can be no guarantee that such process will result in the Company regaining complete control of its SOL in time to satisfy its current obligations. We maintain a certain amount of liquid SOL in the treasury and a certain amount of cash to ensure that the Company is able to satisfy its current obligations.

How We Earn Staking Rewards

To earn staking rewards, we delegate our SOL to leading Solana validators via Solana’s in-protocol delegation system.  This means we deposit our SOL tokens into a stake account, which is then delegated to a validator’s vote account.  We utilize native staking only, and stake to top validators who have demonstrated a track record of high performance, high yield generation, and attractive delegator economics.  We use multiple validators to both maximize the return on our Solana treasury and to mitigate the risk of having only one or two validators for our treasury staking.

SOL and the Solana Network

SOL is a digital asset that is created and transmitted through the operations of the peer-to-peer Solana network (the “Solana blockchain” or “Solana network”), which is a decentralized network of computers operating the implementation of the Solana protocol. While certain entities such as Solana Labs, Inc. (“Solana Labs”) and the Solana Foundation have influence over the Solana network’s development and governance (which was particularly true during the network’s early years), no single entity owns or operates the Solana network, the infrastructure of which is collectively maintained by a decentralized user base. The Solana network allows the creation and exchange of tokens, including SOL, which are recorded on the Solana network. SOL can be used to pay for goods and services, including to send a transaction on the Solana network, or it can be swapped to other tokens or converted to fiat currencies, such as the U.S. dollar, at rates determined on digital asset trading platforms or in individual end-user-to-end-user transactions under a market-based system. Furthermore, the Solana network allows users to write and implement general purpose code known as smart contracts or programs that create decentralized applications, and for users to permissionlessly interact with said decentralized applications.  Using programs, users can create decentralized applications covering a variety of categories and subsectors, including borrow/lend protocols, decentralized exchanges, social applications, web3 gaming, tokenized assets, AI agents, decentralized physical infrastructure networks, and many more.  As such, the Solana network expands blockchain use well beyond just a peer-to-peer money system.

46

The Solana protocol introduced the proof-of-history timestamping mechanism. Proof-of-history is not a consensus mechanism, but a cryptographic clock that enables greater organization without extensive communication, thereby increasing throughput.  Proof-of-history enables leaders to know when its their turn to produce a block, rather than requiring the entire network to first come to an agreement on the prior block before the leader can begin their work.

In addition to the proof-of-history mechanism, the Solana network uses a proof-of-stake consensus mechanism to incentivize SOL holders to validate transactions. Unlike proof-of-work, in which miners expend computational and energy resources to be the miner to propose a block and receive the block reward,  in proof-of-stake, validators pledge or “stake” coins, perform duties such as proposing or validating blocks, and receive staking rewards generally in proportion to the amount of coins staked.  A validator that performs its duties poorly, whether maliciously or unintentionally, would receive lower or no rewards.  Proof-of-stake is viewed as more energy efficient and scalable than proof-of-work. Together proof-of-history combined with a proof-of-stake consensus model are some of the components on Solana that enable high throughput and low-latency transaction processing.

Overview of the Solana Network

In order to own, transfer or use SOL directly on the Solana network on a peer-to-peer basis (as opposed to through an intermediary, such as a custodian or centralized exchange), a person generally must have internet access to connect to the Solana network and set up a wallet, which is the software that safeguards a user’s keypair (public key plus secret key). SOL transactions may be made directly between end-users without the need for an intermediary. To transact on the Solana network, a user, typically through an application such as a wallet or smart contract, will broad the transaction to the current leader, who will organize the transactions into shards before the network processes and validates such transactions.  Using cryptography and its proof-of-stake consensus mechanism, the Solana network can come to a shared state of the network in a decentralized fashion and without a centralized leader.  Blocks are built on top of prior ones by subsequent leaders, continuing the process.

Prior to transacting on Solana, a user generally must first install on its computer or mobile device a software program that will allow the user to generate a private and public key pair such as a wallet. The wallet also enables the user to connect to the Solana network, interact with decentralized applications, and transfer or swap tokens with other users or applications.

Each user has their own key pair that is stored in such software, like a wallet.  To receive SOL in a peer-to-peer transaction, the SOL recipient must provide its public key to the party initiating the transfer. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The payor approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from where the payor is transferring the SOL. The recipient, however, does not make public or provide to the sender its private key (though the network can still verify the validity of the signature - ie. that it was signed by the holder of the private key – using cryptography).With cold storage our Custodian maintains all of the private keys.

47

Neither the recipient nor the sender reveal their private keys in a peer-to-peer transaction because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses their private key, the user may permanently lose access to the SOL contained in the associated address. Likewise, SOL is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending SOL, a user’s Solana network software program must validate the transaction with the sender’s associated private key. In addition, since every computation on the Solana network requires processing power, there is a mandatory transaction fee involved with the transfer that is paid by the payor. The resulting digitally validated transaction is sent by the user’s Solana network software program to the Solana network validators to allow transaction confirmation.

Solana network validators record and confirm transactions when they validate and add blocks of information to the Solana blockchain. When a validator is selected to validate a block, it creates that block, which includes data relating to (i) the verification of newly submitted and accepted transactions and (ii) a reference to the prior block in the Solana blockchain to which the new block is being added. The validator becomes aware of outstanding, unrecorded transaction requests through peer-to-peer data packet transmission and distribution discussed above.

Upon the addition of a block of SOL transactions, the Solana network software program of both the spending party and the receiving party will show confirmation of the transaction on the Solana blockchain and reflect an adjustment to the SOL balance in each party’s Solana network public key, completing the SOL transaction. Once a transaction is confirmed on the Solana blockchain, it is irreversible.

Some SOL transactions are conducted “off-blockchain” and are therefore not recorded on the Solana blockchain. These “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding SOL or the reallocation of ownership of certain SOL in a pooled-ownership digital wallet, such as a digital wallet owned by a digital asset trading platform. If a transaction takes place through a centralized digital asset exchange or a custodian’s internal books and records, it is not broadcast to the Solana network or recorded on the Solana blockchain. In contrast to on-blockchain transactions, which are publicly recorded on the Solana blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not truly SOL transactions in that they do not involve the transfer of transaction data on the Solana network and do not reflect a movement of SOL between addresses recorded on the Solana blockchain. For these reasons, off-blockchain transactions are not immutable or irreversible as any such transfer of SOL ownership is not cryptographically protected by the protocol behind the Solana network or recorded in, and validated through, the blockchain mechanism.

Validators

In proof-of-stake, validators risk or stake coins to be randomly selected to validate transactions and are rewarded for performing their responsibilities and behaving in accordance with protocol rules. Malfunctions that cause validators to go offline and, in turn, inhibit them from performing their duties can result in financial penalties. Any malicious activity, such as making incorrect attestations or otherwise violating protocol rules results may result in lower rewards or the lost opportunity to gain rewards. The penalty varies depending on the type of offense and correlation to potential offenses by other validators.

48

Validators are typically professional operations that design and build dedicated machines and data centers, including “clusters,” which are groups of validators that act cohesively and combine their processing to confirm transactions. When a validator confirms a transaction, the validator and any associated stakers receive a fee. During the course of ordering transactions and validating blocks, validators may be able to prioritize certain transactions in return for increased transaction fees, an incentive system known as “Maximal Extractable Value” or “MEV.” For example, in blockchain networks that facilitate DeFi protocols in particular, such as the Solana network, users may attempt to gain an advantage over other users by offering greater transaction fees.

Validators less commonly capture MEV in the Solana network because, unlike the Ethereum network, it does not publicly expose transactions before they are accepted by a validator.

Staking rewards on the Solana network are determined by the protocol and are distributed to validators and their associated stakers based on the proportion of their stake relative to the total active stake in the network. The rewards are funded by inflationary issuance of new tokens and transaction fees collected on the network. The specific amount each validator and staker receives depends on, among other things, their share of the total stake, the validator’s uptime and performance, and the overall network conditions.

The historical range of staking rewards on the Solana network has varied due to differing levels of network congestion and protocol parameters. The actual annualized reward rate has fluctuated over time, reflecting changes in network activity, inflation rates, and protocol adjustments.

Staking rewards on Solana are distributed at regular intervals. At the end of each epoch, with one epoch being roughly 2 days, the reward is calculated. The reward is automatically distributed at the beginning of the subsequent epoch. This regular reward frequency ensures that participants receive their share of rewards in a timely manner, reflecting their contribution to network security and transaction validation.

How We Purchase or Sell Digital Assets

Our Management team reviews the Company’s short term obligations and excess cash available to dedicate to the Treasury Strategy.  When it is determined that the Company has excess cash available to dedicate to the Treasury Strategy we deploy that capital into one of our custodians and through acquisition strategies with the custodians and our asset manager, we acquire the SOL over several days or weeks to maximize the number of SOL that is acquired with the capital deployed.  If it was determined that the treasury needed to liquidate part of its SOL, the same process of selling the SOL into the market would be used.  The Company has not reduced its treasury or sold any of its SOL staking rewards to date.

Use of Custodians and Storage of SOL Tokens

We do not self-custody and only utilize third-party qualified custodians to hold our Solana. We use qualified custodians that utilize risk management and operational best practices around items like hot vs. cold storage, access controls, custody technology, insurance, etc.

Our primary custodian is currently BitGo Trust Company, Inc. a South Dakota corporation (“BitGo”) and is regulated by the state of South Dakota.  On May 1, 2025, we entered into a Custodial Services Agreement with BitGo (the “BitGo Agreement”) to hold our digital currency. The term of the BitGo Agreement is for one year with successive one-year renewals unless prior notice of non-renewal is given by either party. The Company pays BitGo a monthly digital asset storage fee based upon the market value of the assets in storage, plus $500. The BitGo Agreement is terminable by either the Company or BitGo on thirty days’ notice as a result of a breach of the Agreement and may be suspended by BitGo if the Company violates the intended use of the account or due to a change in the applicable law, litigation or bankruptcy.

Our secondary custodian is Coinbase Inc., a subsidiary of Coinbase Global, Inc., a Delaware corporation, which is primarily used for the acquisition of digital assets. On May 5, 2025, the Company entered into an Institutional Client Agreement with Coinbase (the “Coinbase Agreement”). The Coinbase Agreement is terminable at will by either the Company or Coinbase. The Company pays Coinbase its regularly scheduled fees based on the dollar trading volume over a thirty-day period. The Coinbase Agreement is terminable by either the Company or Coinbase on ten days’ notice as a result of a breach of the Agreement and may be suspended by Coinbase if the Company violates the intended use of the account or due to a change in the applicable law, governmental proceeding, litigation or bankruptcy. Coinbase may also close the Company’s account if it has been inactive for more than one year.

BitGo maintains a $250,000,000 policy against loss, theft and misuse.  Currently we have approximately $253,000,000 of treasury value at Bitgo, based on the SOL price of $202.51 per token.  Coinbase has an insurance policy for any cash held in the account of $250,000.  We currently have less than $250,000 of cash held at Coinbase and less than $6,000,000 in SOL value, based on the SOL price of $202.51 per token.  At the current price of SOL as of the date of this prospectus, these policies are not adequate to fully cover the full loss of our SOL.

Solana, as with all digital assets, can be highly volatile. Management reviews the account balances and the total value held with a custodians to allocate the Company’s holdings between multiple accounts and custodians to mitigate risk. We do not use self-storage for any of the SOL treasury assets.

49

Storage of Our Digital Assets in our SOL Treasury

The Custodian

The Custodians are responsible for safekeeping all of the SOL owned by the Company. We maintain multiple Custodians to reduce the risk of a single failure and we plan to expand to additional custodians as our Treasury grows. The Custodian accounts are all opened by the Company, this segregates our assets into an individual custodian account owned by the Company and access is monitored and controlled by the Company. Our Asset Management Company is given access to the Custodian accounts with established controls to ensure transactions require consensus of a minimum of two individuals when assets are being transferred between wallets and additional controls if an asset of the Treasury is moved out of the Custodians’ control. The assets go through the Custodians Trust Company, which maintains its own insurance and is regulated by their respective state where the trust is incorporated in.  Our primary custodian is incorporated in the state of South Dakota and the trust is regulated by the state. We do not use self-storage for any of the SOL treasury assets.

Private keys are generated by the Custodian in key generation ceremonies at secure locations using offline devices that have never been connected to a network. Private keys are generated according to detailed procedures using specialized offline devices and within these secure facilities to mitigate risk of hacks, errors, or other unintended external exposure. Key ceremony processes are highly controlled, require segregation of duties across multiple parties and are reviewed and witnessed by designated oversight personnel. Thorough validations and signoffs are performed to verify the integrity and security of key generation ceremonies.

The Custodians holds a majority of SOL in cold storage and provides a user interface for the Company to manage the allocation of SOL between cold and hot storage for the wallets.  The Company maintains more than 98% of its SOL treasury in cold wallets.

The Custodians have multiple, redundant cold storage sites, which are geographically distributed including sites within the United States. Cold storage locations of the Custodians are monitored by 24x7 on-site security, video surveillance and alarms, hardened room structures, and access to these facilities is controlled by multi-person controls, multi-team access rules, and multi-factor authentication. The locations of the cold storage sites may change at the discretion of the Custodians and are kept confidential by the Custodians for security purposes. Transactions from cold to hot storage require physical access, according to the above controls, to one or more cold storage facilities, as well as systematically enforced approvals and integrity verifications, before the secure device can be used to cryptographically complete the transaction. At no point during this process is the private key removed from the secure device(s) nor the cold storage facility. Once these security processes have been completed, a transfer on the Solana network can be executed, as signed using the private keys held offline in cold storage.

The Custodians also maintain geographically dispersed backups of private keys, which are cryptographically generated into shards and stored in separate locations; multiple locations must be accessed to reconstruct a single key. The storage facilities are highly secured, and include 24x7 on-premises security presence, video surveillance, and alarms for unexpected entry. Access to facilities is controlled by multi-person controls, multi- team access rules, and multi-factor authentication.

All of our Custodians have SOC type 2 reports that the Company has reviewed and we get regular bridge reports from our Custodians to help ensure the controls are being maintained.  Our Custodians maintain their own insurance policies to cover our loss, which is in addition to the policies that we maintain ourselves.  We currently have two qualified Custodians that we have approved for our treasury use and we are in the process of onboarding a third as part of our risk management process.

The Company is charged for storage fees, staking fees and transaction fees for services specifically requested by the Company or the Asset Management Company. Except as set forth above, the contract terms of the agreements are typically for one to three years and can be terminated upon 30 day notice and payment of all fees due and one month of additional fees.

SOL – the Token of the Solana Blockchain

Solana (SOL) is the native token of the Solana blockchain. According to Solana Compass – a popular website covering the Solana ecosystem that also runs a Solana validator – Solana was created with an initial supply of 500m SOL, though much of the initial supply was locked or earmarked for various use cases such as for the community, investors, foundation, team, etc.   New Solana tokens are brought into existence primarily through inflationary rewards distributed to validators (and delegators).  Solana currently has a total supply of 606.5m SOL, a circulating supply of 538.2m, and no maximum supply.   The Solana staking yield is made up of three primary components: inflationary rewards, transaction/priority fees, and maximal extractable value (MEV).  Inflationary rewards started out at 8.0%, currently sit at 4.3%, and will fall 15% every epoch-year until it reaches a long-term floor of 1.5%.  There are currently 27.2m locked SOL, representing 6.7% of the total SOL supply with various vesting schedules. Historically, 50% of all transaction fees were burned (with the other 50% going to the validator), but now all transaction fees go to the validator after the passage and adoption of Solana Improvement Document 96 (SIMD-96).

50

How SOL is Used

SOL is used as part of Solana’s proof-of-stake consensus mechanism.  In general, proof-of-stake blockchains have block producers called validators that run nodes, bond or stake the protocol’s native token, propose blocks when chosen to do so, and validate/sign the transactions and blocks of others when not. Validators are chosen to produce a block in proportion to their stake, which makes it extremely costly for bad actors to attempt to control the network and add invalid transactions to the blockchain.  Validators receive staking rewards for the work they perform, which further incentivizes validators to behave properly, as they would otherwise miss out on such rewards.  Other proof-of-stake networks often “slash” some or all of a validator’s stake if it intentionally or unintentionally performs its duties poorly, for example, by double-signing a transaction, though Solana has not implemented slashing at this time.

In addition to its use within consensus, SOL is also a “gas token”, meaning that users of the Solana blockchain pay SOL to validators (and delegators) as compensation for processing their transactions.  As such, the value of SOL may increase if/as the Solana blockchain sees greater usage.

We see three particularly notable items giving Solana a technical advantage compared to many smart contract blockchain peers.  First, Solana’s proof-of-history gives validators a notion of time and enables them to produce blocks when it’s their turn without requiring the network to first agree upon the current block.  This results in immense speed advantages.  Second, unlike peer blockchains that often use single-threaded virtual machines, Solana enables parallel transaction execution to increase throughput and advantage of future hardware improvements resulting from an increasing CPU core counts.  Lastly, Solana optimized for speed and security, and is naturally growing into decentralization as hardware and bandwidth costs fall over time, optimally positioning it well along the Blockchain Trilemma.

The Solana Ecosystem

As one of the first “second-generation” high performance blockchains, Solana uniquely enjoys both the best-in-class technology described above, as well as strong network effects that have attracted a large, growing, and vibrant ecosystem of users, developers, and decentralized applications.  Indeed, while Solana is focused on bringing global finance onchain (commonly referred to as “onchain Nasdaq” or “Internet Capital Markets”), Solana’s performance and technical capabilities enable a plethora of use cases from decentralized finance (“DeFi”) to decentralized physical infrastructure networks (“DePIN”), AI agents, social media, gaming, stablecoins, real-world assets (“RWA”s), and more.  Moreover, according to Electric Capital’s 2024 Developer Report, Solana is the #1 ecosystem for new developers, growing 83% in 2024, with this metric often considered a leading indicator of blockchain growth.  Lastly, we note that Solana often leads all blockchains in key metrics such as daily active users, decentralized application revenues, and decentralized exchange volumes, sometimes putting up better metrics than all other chains combined.

Asset Management Agreement

On April 23, 2025, the Company entered into an Asset Management Agreement (the “Asset Management Agreement”) with GSR Strategies LLC (the “Asset Manager”), pursuant to which the Asset Manager shall provide discretionary investment management services with respect to the Company’s cryptocurrency treasury (the “Account Assets”). According to the Asset Management Agreement, the Asset Manager will invest the Account Assets, including any funds raised in accordance with the funding allocation provided in the Asset Management Agreement, principally with a long-only strategy primarily in Solana, including staking (and restaking0 Solana to improve returns (the “SOL Treasury Strategy”).

The Company shall pay the Asset Manager an asset-based fee (the “Asset-based Fee”) equal to 1.75% per annum, of the assets under the Asset Manager’s management, which shall be calculated and paid in advance as of the first business day of each calendar month, as determined by the Asset Manager in a commercially reasonable manner and in good faith, by reference to, where applicable, available prices on Coinbase as of 12:00 UTC on such day. For any asset prices not available on Coinbase, the Asset Manager shall determine the value of such assets in a commercially reasonable manner and in good faith by reference to reputable industry sources.

As compensation for services rendered by the Asset Manager, the Company issued warrants (the “GSR Warrants”) to the Asset Manager ( to purchase 2,192,982 shares of Common Stock at various prices per share of common stock as follows: (i) 877,193 shares of Common Stock at an exercise price of $2.28 per share of Common Stock; (ii) 438,596 shares of Common Stock at an exercise price of $3.42 per share of Common Stock; (iii) 438,596 shares of Common Stock at an exercise price of $4.56 per share of Common Stock; (iv) 438,597 shares of Common Stock at an exercise price of $5.70 per share of Common Stock.

The Asset Management Agreement will, unless early terminated in accordance with its terms, continue in effect until the twentieth (20th) anniversary of April 23, 2025. The Asset Management Agreement may be terminated by the Company without cause solely upon a two-thirds majority vote of the Company’s common stockholders to terminate the SOL Treasury Strategy. If the Company terminates the Asset Management Agreement for any other reason other than for cause, the Company shall pay the Asset Manager an early termination fee (the “Termination Fee) in the amount equal or greater of (i) five (5) times the aggregate amount of the management fees paid by the Company to the Asset Manager over the prior ten (10) year period, or (ii) $15 million. The Asset Management Agreement may be terminated for Cause (i) by the Company upon at least thirty (30) days prior written notice to the Asset Manager and (ii) by the Asset Manager upon at least sixty (60) days prior written notice to the Company.

The Brands

LuckyTail, where at-home care meets innovation. We connect pet owners with the products they need to simplify and improve at-home wellness and grooming care for their beloved pets, empowering pet parents to provide their cherished furry companions with the pampering they deserve in the comfort of their own space.

LuckyTail products consist of its flagship nail grinder and healthy all-natural pet supplements

At PRAX, we fuel modern go-getters to achieve their best selves through innovative energy solutions. Powered by paraxanthine—an advanced alternative to caffeine, our mission is to support your hustle and power your ambitions. Energize better, perform smarter, fuel different.  We are launching this new brand in October of 2024 with several innovative products to follow.

51

At Cure Mushrooms, we have harnessed the extraordinary benefits of nature’s most powerful superfood: functional mushrooms. Our suite of premium mushroom extracts are meticulously crafted to elevate overall well-being, offering a wide spectrum of health benefits and a holistic approach to everyday wellness. From fortifying your immune system, to sharpening cognition, to combating the rigors of daily stress, our products are designed to deliver full-body wellness and convenience with every serving.

At Moonwlkr, we craft cannabinoid experiences that take you beyond the ordinary. By combining award-winning natural flavors and one-of-a-kind blends, we invite you to feel the thrill of the unknown, the calm of weightless relaxation, or the anticipation of a new adventure.

At Gumi Labs we manufacture gummies and other products supporting our health and wellness products, including those products manufactured with hemp ingredients.  Our manufacturing facility has been moved to Florida and is at full capacity as of August of 2024.

Our History

The Company operates manufacturing and/or distribution centers in Nevada supporting health and wellness products, including those products manufactured with hemp ingredients and our overall distribution operations.

July 2020 - the Company purchased Infusionz LLC.  Infusionz was a similar business in the manufacturing and distribution of products and owned certain product brands that we believe could be expanded through the merger.

June 2021 - Upexi Inc. became a listed company on the Nasdaq stock exchange.

August 2021 - The Company purchased the assets of VitaMedica Corporation, a California corporation (VitaMedica).  VitaMedica is a leading online seller of supplements for surgery, recovery, skin, beauty, health and wellness.

October 2021 - The Company purchased Interactive Offers, LLC, a Delaware limited liability company. Interactive provides programmatic advertising with its SAAS platform which allows for programmatic advertisement placement automatically on any partners’ sites from a simple dashboard.

April 2022 – The Company purchased 55% of Cygnet Online, LLC, a Delaware limited liability company (“Cygnet”).  Cygnet operates a warehouse and distribution center for the management of day-to-day operations for product liquidation through Amazon and other on-line resellers.

August 2022 – The Company purchased the assets to the brand LuckyTail.  The acquisition of LuckyTail provided the Company with a foothold in the pet care industry and a strong presence on Amazon and its eCommerce store, offering nutritional and grooming products domestically and internationally.

October 2022 - The Company purchased E-Core Technology, Inc. d/b/a New England Technology, Inc. (“E-Core”), a Florida corporation.  E-Core distributes non-owned branded products to national retail distributors and has branded products in the toy industry that E-Core sells direct to consumers through online sales channels and to national retail distributors.

52

October 2022 – The Company sold all rights to Infusionz brands and the manufacturing of certain private label business.   Infusionz was originally purchased by the Company in July of 2020.

July 2023 – The Company notified the Buyer of the Infusionz brands and the manufacturing business of the defaults and notified the Buyer that all obligations and undertakings to the Buyer are terminated.    The Company started manufacturing again for brands owned by the Company to ensure there was no interruption to the supply chain of the products.

August 2023 – The Company purchased the remaining ownership of Cygnet.

August 2023 – The Company sold one hundred percent (100%) of the issued and outstanding equity of its wholly owned subsidiary Interactive Offers, LLC.

May 2024 – The Company sold its equity interest in the wholly owned subsidiary VitaMedica, a Nevada corporation.

June 2024 – The Company sold its equity interest in the wholly owned subsidiary E-Core Technology, Inc. d/b/a New England Technology, Inc. a Florida corporation.

January 2025 – The Company announced the strategy of establishing a digital currency holding company to invest and capitalize on the opportunities of cryptocurrency.

April 2025 -  The Company consummated a $100 million private placement offering and used the net proceeds from the offering to fund its treasury strategy.

July 2025 – The Company consummated a $50 million private placement offering and a $151.2 million convertible note offering in consideration for the exchange of Solana to continue to build its SOL treasury strategy.

Regulations

In the United States, hemp products that are manufactured by Upexi are regulated by the U.S. Food and Drug Administration, the Federal Trade Commission, the United States Department of Agriculture (“USDA”), and various state agencies within the individual states. As an initial matter, the hemp products manufactured and distributed by Upexi must meet the requirements of the Agricultural Improvement Act of 2018 (the “Farm Bill”). Under the Farm Bill, all hemp products must contain no more than 0.3% of 9-delta-tetraydrocannabidiols (“9-delta”) on a dry weight basis. To ensure compliance with this provision, Upexi requires all hemp products it manufactures and distributes to contain no more than 0.3% of all tetraydrocannabidiols not simply 9-delta. The Farm Bill also requires that Upexi only use hemp [manufacturers/producers] that are duly licensed under state law or pursuant to the regulations issued by the USDA. Consequently, the Company processes, develops, manufactures, and sells its products pursuant to the Farm Bill. CBD products manufactured and distributed by Upexi Inc. must also meet the requirements of the federal Food, Drug, and Cosmetic Act (“FDCA”) and the federal Food and Drug Administration’s (the “FDA”) regulations implementing the FDCA. While neither the FDCA nor FDA has specific provisions that relate to the marketing of hemp products, the products are subject to the general adulteration and labeling provisions of the FDCA and FDA’s regulations depending on whether the product is marketed as a cosmetic, dietary supplement or food. The permissibility of hemp products containing cannabinoids remains in a state of flux. The FDA has issued guidance titled “FDA Regulation of Cannabis and Cannabis-Derived Products, Including Cannabidiol (CBD)” pursuant to which the FDA has taken the position that cannabidiol (“CBD”) is prohibited from use as an ingredient in a food or beverage or as a dietary ingredient in or as a dietary supplement based on several provisions of the FDCA. In the definition of “dietary supplement” found in the FDCA at Section 201(ff), an article authorized for investigation as a new drug, antibiotic, or biological for which substantial clinical investigations have been instituted and for which the existence of such investigations has been made public, is excluded from the definition of dietary supplement. A similar provision in the FDCA at 301(ll) makes it a prohibited act to introduce or deliver into commerce any food with a substance that was investigated as a new drug prior to being included in a food. There are no similar exclusions for the use of CBD in non-drug topical products, as long as such products otherwise comply with applicable laws. The FDA created a task force to address the further regulation of CBD and other cannabis-derived products and is currently evaluating the applicable science and pathways for regulating CBD and other cannabis-derived ingredients. Additionally, various states have enacted state-specific laws pertaining to the handling, manufacturing, labeling, and sale of CBD and other hemp products. Compliance with state-specific laws and regulations could impact our operations in those specific states. It is important to note that FDA has not taken any specific positions regarding the regulatory status of other cannabinoids, for example CBDA, CBDG, and CBDN. Finally, the Federal Trade Commission is the agency that is vested with ensuring that all marketing claims for hemp products are truthful and non-misleading.

53

Our Products

Upexi is a brand owner specializing in the development, manufacturing, and distribution of consumer products. We reach consumers through our direct-to-consumer network, wholesale partnerships, and major third-party platforms like Amazon.

The market, customers and distribution methods for eCommerce products are large and diverse. While Amazon remains the largest eCommerce channel, others are carving out a big chunk of the market, including Walmart, eBay, and Etsy. More opportunities are popping up for sellers as well. Being able to navigate multiple marketplaces is a key to our success and helps reach different demographics and consumers with specific buying behaviors.

Our target customers are first and foremost end consumers via internet sales; however, we see growth opportunities in direct-to-consumer retail stores, cooperatives, affiliate sales and master distributors. As we continue to develop our business, these markets may change, be re-prioritized or eliminated as management responds to consumer and regulatory developments.

Our Competitive Strengths

We attribute our success to our consumer products by controlling each phase of the process from manufacturing to order fulfillment.

As the manufacturer of our primary products, we are able to control our costs and improve profitability at each step of the process, starting with the development of new products. Our products take priority in manufacturing give us a higher inventory turnover rate and accelerates the timeline for new product launches. In addition, we are able to adjust to market demands and change production schedules to ensure we maintain optimized inventory levels.

Our primary sales channel is our ecommerce site and our marketing team is led by an expert in the online direct to consumer sales as she has been with the brand since its inception. We have the ability to direct product manufacturing and increase sales with special promotions and product variations with little or no delay in bringing the product to market.

Our direct to consumer focus reduces the overall supply costs as we do not have retail outlets or maintain distribution networks for small retail operations.

Our executive team comes from a background in logistics, with CEO, Allan Marshall, the founder of XPO Logistics (formerly known as Segmentz, Inc.). With increased shipping costs affecting online retailers, our strength is understanding this and finding ways to lower our costs and overhead, thus increasing profit margins on all of our products.

Our Growth Strategy

Our growth will focus on the expansion of our brands portfolio through organic growth and optimization of our supply chain.

Direct-to-Consumer expansion. Our direct-to-consumer business is expected to be our growth driver for the next several years with additional brands and products.

54

Talent acquisition. A large part of our acquisition process is to not only evaluate the brand/product offerings, but to understand the team that has been responsible for its success. In a tough market for hiring, this has proven to be a strategic method for bringing on talent. We not only get a great brand, but look to retain the personnel, often the heartbeat of said brand, give them resources, and even utilize them for other brands that we have launched internally or acquired. We strongly believe that continued success relies on a growing team of experts across various industries.

Competition

There is heavy competition in our products and we are able to carve out certain niche markets within the industry and there are few competitors that control their manufacturing to distribution as we do.  Our goal is to compete through our product delivery and introduction of new products that we manufacture and deliver directly to the consumer giving us an advantage on our competitors.  We will focus on profitability, and grow efficiently, without the requirement of additional capital.

Government Regulation

Treasury Strategy

The laws and regulations applicable to Solana and digital assets are evolving and subject to interpretation and change.

Governments around the world have reacted differently to digital assets; certain governments have deemed them illegal, and others have allowed their use and trade without restriction, while in some jurisdictions, such as the U.S., digital assets are subject to overlapping, uncertain and evolving regulatory requirements.

As digital assets have grown in both popularity and market size, the U.S. Executive Branch, Congress and a number of U.S. federal and state agencies, including the Financial Crimes Enforcement Network, the CFTC, the SEC, the Financial Industry Regulatory Authority, the Consumer Financial Protection Bureau, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial regulators, have been examining the operations of digital asset networks, digital asset users and digital asset exchanges, with particular focus on the extent to which digital assets can be used to violate state or federal laws, including to facilitate the laundering of proceeds of illegal activities or the funding of criminal or terrorist enterprises, and the safety and soundness and consumer-protective safeguards of exchanges or other service-providers that hold, transfer, trade or exchange digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance regarding the treatment of digital asset transactions and requirements for businesses engaged in activities related to digital assets.

Depending on the regulatory characterization of Solana, the markets for cryptocurrency in general, and our activities in particular, our business and our Solana acquisition strategy may be subject to regulation by one or more regulators in the United States and globally. Ongoing and future regulatory actions may alter, to a materially adverse extent, the nature of digital assets markets, the participation of industry participants, including service providers and financial institutions in these markets, and our ability to pursue our Solana strategy. Additionally, U.S. state and federal and foreign regulators and legislatures have taken action against industry participants, including digital assets businesses, and enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from digital assets activity. U.S. federal and state energy regulatory authorities are also monitoring the total electricity consumption of cryptocurrency mining, and the potential impacts of cryptocurrency mining to the supply and dispatch functionality of the wholesale grid and retail distribution systems. Many state legislative bodies have passed, or are actively considering, legislation to address the impact of cryptocurrency mining in their respective states.

The CFTC takes the position that some digital assets fall within the definition of a “commodity” under the Commodities Exchange Act of 1936, as amended, or CEA. Under the CEA, the CFTC has broad enforcement authority to police market manipulation and fraud in spot digital assets markets in which we may transact. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving digital asset commodities that do not utilize margin, leverage, or financing. In addition, CFTC regulations and CFTC oversight and enforcement authority apply with respect to futures, swaps, other derivative products and certain retail leveraged commodity transactions involving digital asset commodities, including the markets on which these products trade.

55

In addition, because transactions in Solana provide a degree of anonymity, they are susceptible to misuse for criminal activities, such as money laundering. This misuse, or the perception of such misuse, could lead to greater regulatory oversight of Solana and Solana platforms, and there is the possibility that law enforcement agencies could close Solana platforms or other Solana-related infrastructure with little or no notice and prevent users from accessing or retrieving Solana held via such platforms or infrastructure.

As noted above, activities involving Solana and other digital assets may fall within the jurisdiction of more than one financial regulator and various courts and such laws and regulations are rapidly evolving and increasing in scope.

Consumer Products Business

We are subject to laws and regulations affecting our operations in a number of areas. These laws and regulations affect the Company’s activities in areas, including, but not limited to, the hemp business in the United States, the consumer products and nutritional supplement markets in the United States, consumer protection, labor, intellectual property ownership and infringement, import and export requirements, federal and state healthcare, environmental and safety. The successful execution of our business objectives will be contingent upon our compliance with all applicable laws and regulations and obtaining all necessary regulatory approvals, permits and registrations, which may be onerous and expensive. Any such costs, which may rise in the future as a result of changes in such applicable laws and regulations and the expansion of the Company’s business, could make our products less attractive to our customers, delay the introduction of new products, and require the Company to implement policies and procedures designed to ensure compliance with applicable laws and regulations.

We operate our business in markets that are both highly regulated and rapidly evolving. We are subject to numerous federal and state laws and regulations affecting the manufacturing, packaging, labeling and sale of food, beverages, dietary supplements, and personal care products/cosmetics, as well as the use of hemp and hemp-derived ingredients like CBD in such products. The FDA regulates hemp and hemp-derived ingredients in FDA-regulated products pursuant to the provisions of the FDCA and regulations promulgated pursuant to it, in particular those related to adulteration and labeling of cosmetic, food, and dietary supplements. The FDA has issued guidance on the subject and issued letters to companies regarding claims made for products and the use of such ingredients in various products. The FDA also initiated a task force to evaluate pathways for further regulation of hemp and hemp-derived ingredients. At various times, bills pertaining to the regulation of hemp and hemp-derived ingredients have been introduced in both the U.S. Senate and the U.S. House of Representatives, and additional proposed legislation is expected to be introduced in the future to clarify the regulatory status of cannabinoids from hemp generally and CBD generally. Future legislation approved by Congress and signed by the President, or rulemaking promulgated by the FDA, could either positively or adversely impact the future sale of products by the Company.

We are currently not subject to any foreign regulations as we do not currently distribute or export any products, including hemp or CBD related products outside the U.S. Additionally, we are not aware of any foreign regulations that we had to comply with in regard to the sale of our flavoring products to one end user customer in the U.S. who distributed such products to Europe where it had operations. The responsibility for compliance with any European regulations would be on such customer.

Additionally, numerous states have passed forms of hemp legislation governing the cultivation of hemp, as well as the further processing and sale of hemp and products with hemp or hemp-derived ingredients. Those states that have not yet enacted laws or issued regulations pertaining to hemp and hemp-derived ingredients may do so in the near future. Unless Congress specifically enacts laws preempting the state regulations of hemp products, we will continue to be subject not only to federal law but various state laws. Presently, Upexi only distributes hemp-products in states that it is legal to do so. Changes in the state laws and regulations could again either positively or adversely affect our ability to sell products in those states.

Employees

The Company has 59 full-time employees as of June 30, 2025 working out of its headquarters in Tampa, Florida, its Odessa, Florida, manufacturing facility, its distribution warehouse in Tampa Florida or individuals’ home-based offices

56

SELLING STOCKHOLDER

This prospectus relates to the offer and sale by A.G.P./Alliance Global Partners (“A.G.P.”) of up to 83,333,333 shares of our Common Stock that have been or may be issued by us to A.G.P. under the Purchase Agreement. For additional information regarding the shares of our Common Stock included in this prospectus, see the section titled “Committed Equity Financing” above. We are registering the shares of our Common Stock included in this prospectus pursuant to the provisions of the Registration Rights Agreement we entered into with A.G.P. on July 25, 2025, in order to permit the selling stockholder to offer the shares included in this prospectus for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement and as set forth in the section titled “Plan of Distribution (Conflict of Interest)” in this prospectus, A.G.P. has not had any material relationship with us within the past three years. As used in this prospectus, the term “selling stockholder” means A.G.P.

The table below presents information regarding the selling stockholder and the shares of our Common Stock that may be resold by the selling stockholder from time to time under this prospectus.  This table is prepared based on information supplied to us by the selling stockholder and reflects holdings as of [•], 2025.  The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of our Common Stock being offered for resale by the selling stockholder under this prospectus. The selling stockholder may sell some, all or none of the shares being offered for resale in this offering.  We do not know how long the selling stockholder will hold the shares before selling them and, except as set forth in the section titled “Plan of Distribution (Conflict of Interest)” in this prospectus, we are not aware of any existing arrangements between the selling stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act and includes shares of our Common Stock with respect to which the selling stockholder has sole or shared voting and investment power. The percentage of shares of our Common Stock beneficially owned by the selling stockholder prior to the offering shown in the table below is based on an aggregate of [•] shares of our Common Stock outstanding on [•], 2025. Because the purchase price to be paid by the selling stockholder for shares of our Common Stock, if any, that we may elect to sell to the selling stockholder in one or more VWAP Purchases and one or more Intraday VWAP Purchases from time to time under the Purchase Agreement will be determined on the applicable Purchase Dates therefor, the actual number of shares of our Common Stock that we may sell to the selling stockholder under the Purchase Agreement may be fewer than the number of shares being offered for resale under this prospectus. The fourth column assumes the resale by the selling stockholder of all of the shares of our Common Stock being offered for resale pursuant to this prospectus.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned After Offering(3)
	Number(1)	Percent(2)		Number	Percent
A.G.P./Alliance Global Partners(4)	[0]	*	83,333,333	0	--

________________

*	Represents beneficial ownership of less than 1.0% of the outstanding shares of our Common Stock.

(1)

In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that A.G.P. may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of A.G.P.’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the Purchases and the Intraday Purchases of our Common Stock under the Purchase Agreement are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any shares of our Common Stock to A.G.P. to the extent such shares, when aggregated with all other shares of our Common Stock then beneficially owned by A.G.P., would cause A.G.P.’s beneficial ownership of our Common Stock to exceed the 4.99% Beneficial Ownership Limitation. The Purchase Agreement also prohibits us from issuing or selling shares of our Common Stock under the Purchase Agreement in excess of the 19.99% Exchange Cap, unless we obtain stockholder approval to do so, or unless the average price for all shares of our Common Stock purchased by A.G.P. under the Purchase Agreement equals or exceeds $6.41 per share, such that the Exchange Cap limitation would not apply under applicable Nasdaq rules. Neither the Beneficial Ownership Limitation nor the Exchange Cap (to the extent applicable under Nasdaq) may be amended or waived under the Purchase Agreement.

(2)	Applicable percentage ownership is based on [•] shares of our Common Stock outstanding as of [•], 2025.

(3)	Assumes the sale of all shares of our Common Stock being offered for resale pursuant to this prospectus.

(4)

The business address of A.G.P. is 590 Madison Avenue, New York, NY 10022. A.G.P. is a registered broker-dealer and FINRA member. A.G.P. will act as an executing broker that will effectuate resales of our Common Stock that have been and may be acquired by A.G.P. from us pursuant to the Purchase Agreement to the public in this offering. See “Plan of Distribution (Conflict of Interest)” for more information.

57

PLAN OF DISTRIBUTION (CONFLICT OF INTEREST)

The shares of our Common Stock offered by this prospectus are being offered by the selling stockholder, A.G.P./Alliance Global Partners (“A.G.P.”).  The shares may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the shares of our Common Stock offered by this prospectus could be effected in one or more of the following methods:

•	ordinary brokers’ transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters who may act solely as agents;

•	“at the market” into an existing market for our Common Stock;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

A.G.P. is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

A.G.P. has informed us that it, as a registered broker-dealer and FINRA member, presently anticipates acting, but is not required to act, as a broker to effectuate resales, if any, of our Common Stock that it may acquire from us pursuant to the Purchase Agreement, and that it may also engage one or more other registered broker-dealers to effectuate resales, if any, of such Common Stock that it may acquire from us. Such resales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. A.G.P. has informed us that each such broker-dealer it engages to effectuate resales of our Common Stock on its behalf, may receive commissions from A.G.P. for executing such resales for A.G.P. and, if so, such commissions will not exceed customary brokerage commissions.

A.G.P. is a registered broker-dealer and FINRA member, and will act as an executing broker that will effectuate resales of our Common Stock that may be acquired by A.G.P. from us pursuant to the Purchase Agreement to the public in this offering. Because A.G.P. will receive all the net proceeds from such resales of our Common Stock made to the public through A.G.P., A.G.P. is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Consequently, this offering will be conducted in compliance with the provisions of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as a “bona fide public market,” as defined in Rule 5121, exists for the securities offered.  In accordance with FINRA Rule 5121, A.G.P. is not permitted to sell shares of our Common Stock in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

58

Except as set forth above, we know of no existing arrangements between the selling stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock offered by this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our Common Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the selling stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our Common Stock sold by the selling stockholder may be less than or in excess of customary commissions.  Neither we nor the selling stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our Common Stock sold by the selling stockholder.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the selling stockholder, including with respect to any compensation paid or payable by the selling stockholder to any brokers, dealers, underwriters or agents that participate in the distribution of such shares by the selling stockholder, and any other related information required to be disclosed under the Securities Act.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our Common Stock covered by this prospectus by the selling stockholder.

In addition, we have agreed to reimburse A.G.P. for the reasonable legal fees and disbursements of A.G.P.’s legal counsel in an amount not to exceed (i) $125,000 upon our execution of the Purchase Agreement and Registration Rights Agreement and (ii) $10,000 per fiscal quarter, in each case in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed to be underwriting compensation in connection with sales of our Common Stock by A.G.P. to the public. Moreover, in accordance with FINRA Rule 5110, the 5.0% fixed discount to current market prices of our Common Stock reflected in the purchase prices payable by A.G.P. for our Common Stock that we may require it to purchase from us from time to time under the Purchase Agreement is deemed to be underwriting compensation in connection with sales of our Common Stock by A.G.P. to the public.

We also have agreed to indemnify A.G.P. and certain other persons against certain liabilities in connection with the offering of shares of our Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.  A.G.P. has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by A.G.P. specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We estimate that the total expenses for the offering will be approximately $142,206.

A.G.P. has represented to us that at no time prior to the date of the Purchase Agreement has A.G.P., its members, any of their respective officers, or any entity managed or controlled by A.G.P. or its members, engaged in or effected, in any manner whatsoever, directly or indirectly, for its own account or for the account of any of its affiliates, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Common Stock or any hedging transaction, which establishes a net short position with respect to our Common Stock.  A.G.P. has agreed that during the term of the Purchase Agreement, none of A.G.P., its members, any of their respective officers, or any entity managed or controlled by A.G.P. or its members, will enter into or effect, directly or indirectly, any of the foregoing transactions for its own account or for the account of any other such person or entity.

We have advised the selling stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our Common Stock offered by this prospectus have been sold by the selling stockholder.

Our Common Stock is currently listed on the Nasdaq Capital Market under the symbol “UPXI”.

A.G.P. acted as placement agent in connection with the Company’s private placement of approximately $100 million of shares of common stock on April 21, 2025, for which it received customary compensation in the form of cash and was reimbursed for its legal fees. A.G.P. also acted as placement agent in connection with the Company’s private placement of approximately $150 million of secured convertible notes and $50 million of shares of common stock on July 11, 2025, for which it received customary compensation in the form of cash and was reimbursed for its legal fees.

A.G.P. and/or one or more of its affiliates has provided, currently provides and/or from time to time in the future may provide various investment banking and other financial services for us and/or one or more of our affiliates that are unrelated to the transactions contemplated by the Purchase Agreement and the offering of shares for resale by A.G.P. to which this prospectus relates, for which investment banking and other financial services they have received and may continue to receive customary fees, commissions and other compensation from us, aside from any discounts, fees and other compensation that A.G.P. has received and may receive in connection with the transactions contemplated by the Purchase Agreement, including (i) the 5.0% fixed discount to current market prices of our Common Stock reflected in the purchase prices payable by A.G.P. for our Common Stock that we may require it to purchase from us from time to time under the Purchase Agreement, and (iii) our reimbursement of up to an aggregate of $165,000 of A.G.P.’s legal fees ($125,000 upon execution of the Purchase Agreement and $10,000 per fiscal quarter for the maximum one year term of the Purchase Agreement) in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement.

59

DESCRIPTION OF CAPITAL STOCK

General

The following is a description of the material terms of, and is qualified in its entirety by, our certificate of incorporation and bylaws, each of which will be in effect upon the consummation of this offering, the forms of which are filed as exhibits to the registration statement of which this prospectus forms a part. Under “Description of Capital Stock,” “we,” “us,” “our,” the “Company” and “our company” refer to Upexi Inc. and not to any of its subsidiaries.

Common Stock

We are authorized to issue up to 300,000,000 shares of Common Stock at a par value of $0.00001 per share. As of September 23, 2025, there were 58,888,756 shares of Common Stock outstanding. The holders of Common Stock will have the right to vote on all matters on which stockholders have the right to vote, and holders of Common Stock shall be entitled to one (1) vote per share.

Holders of Common Stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding Preferred Stock.

In the event of our liquidation or dissolution, the holders of Common Stock are entitled to receive proportionately all assets available for distribution to shareholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of Preferred Stock that we may designate and issue in the future.

Preferred Stock

Our bylaws authorize the Board of to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the Delaware General Corporation Law (“DGCL”), to establish from time to time one or more classes of Preferred Stock or one or more series of Preferred Stock, by fixing and determining the number of shares to be included in each such class or series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

60

We are authorized to issue up to 10,000,000 shares of Preferred Stock at a par value of $0.00001 per share. As of September 23, 2025, there were 150,000 shares of Series A Preferred Stock outstanding. The holders of Series A Preferred Stock will have the right to vote on all matters on which stockholders have the right to vote, and holders of Series A Preferred Stock shall be entitled to ten (10) votes per share and shall vote together as a separate class on stock on all matters which impact the rights, value, or ranking of the Common Stock or Series A Preferred Stock.

Each share of Series A Preferred Stock is convertible into one (1) share of Common Stock, at any time at the request of the holder of Series A Preferred Stock

In the event of our liquidation, consolidation, merger or dissolution, the holders of Series A Preferred Stock are entitled to receive an amount on such date equal to the Stated Value of Series A Preferred Stock, which is $0.05 per share.

Anti-Takeover Provisions

The following is a summary of certain provisions of Delaware law, our Certificate of Incorporation and our bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our Certificate of Incorporation and bylaws.

Effect of Delaware Anti-Takeover Statute. We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination (as defined below) with any interested stockholder (as defined below) for a period of three years following the date that the stockholder became an interested stockholder, subject to certain exceptions.

Section 203 defines “business combination” to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●

subject to limited exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within a three-year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Our Charter Documents. Our charter documents include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders. Certain of these provisions are summarized in the following paragraphs.

61

Cumulative Voting. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

Special Meeting of Stockholders and Stockholder Action by Written Consent. A special meeting of stockholders may only be called by the Board of Directors, the Chairman of the Board or the Chief Executive Officer at any time.

Indemnification of Officers and Directors. The Company shall indemnify its officers and directors under the circumstances and to the full extent permitted by law. A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL for unlawful payment of dividends or improper redemption of stock, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the DGCL, as amended. Any repeal or modification of this paragraph by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

Authorized but Unissued Shares

The authorized but unissued shares of our Common Stock are available for future issuance without shareholder approval, subject to any limitations imposed by the listing standards of The Nasdaq Capital Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The transfer agent and registrar for shares of our Common Stock is Vstock Transfer, LLC.

Listing

Our Common Stock on The Nasdaq Capital Market under the symbol “UPXI.”

DIVIDEND POLICY

We currently intend to retain our future earnings, if any, to finance the development and expansion of our businesses and, therefore, do not intend to pay cash dividends on our Common Stock for the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in any financing instruments, and such other factors as our board of directors deems relevant in its sole discretion. Accordingly, you may need to sell your shares of our Common Stock to realize a return on your investment; however, you may not be able to sell your shares at or above the price you paid for them.

PROPERTIES

Our executive and corporate offices are located at 3030 North Rocky Point Drive, Suite 420, Tampa, Florida 33607, approximately 5,752 square feet under a 61 month lease, set to expire September 1, 2028. We also maintain a warehouse located at 5626 West Linebaugh Avenue, Units 101-102, Tampa, Florida 33624, approximately 20,351 square feet under a 38 month lease, set to expire June 1, 2026 and a manufacturing facility at 2510 Merchant Ave, Odessa Florida 33556, approximately 10,200 square feet, under a five year lease set to expire on April 1, 2029.  The Company leases this facility from the owner our CEO, Allan Marshall.

62

MANAGEMENT

Directors, Executive Officers and Corporate Governance

All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Allan Marshall	Chief Executive Officer, Chairman of the Board	58	May 17, 2019

Andrew Norstrud	Chief Financial Officer, Director	51	April 1, 2020

Brian Rudick	Chief Strategy Officer	43	May 22, 2025

Gene Salkind	Director	71	January 1, 2021

Thomas C. Williams	Director	65	January 1, 2021

Lawrence H Dugan	Director	58	January 1, 2021

____________

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Allan Marshall, 58, Chief Executive Officer, Director. Mr. Marshall joined the Company as CEO in May of 2019 and was previously retired prior to joining the Company working as a serial entrepreneur with a focus on development stage companies in hyper growth industries, with the past several years focusing on the technology and cannabis industries. Mr. Marshall is often the driving force behind the organization for its initial growth and funding strategies. Mr. Marshall began his career in the transportation and logistics industry. Mr. Marshall founded Segmentz, Inc. in November of 2000 and served as the Chief Executive Officer, successfully acquiring five distinct logistic companies, raised more than $25,000,000 of capital, creating the infrastructure and business foundation that is now XPO Logistics, Inc. (NYSE: XPO) with revenues in excess of $17 billion. Prior to Segmentz, Mr. Marshall founded U.S. Transportation Services, Inc. (“UST”) in 1995, whose main focus was third party logistics. UST was sold to Professional Transportation Group, Inc. in January 2000 and Professional Transportation Group ceased business in November 2000. Prior to 1995, Mr. Marshall served as Vice President of U.S. Traffic Ltd, a Canadian company, where he founded their United States logistics division and had previously founded a successful driver leasing company in Toronto, Ontario, Canada.

63

Andrew J. Norstrud, 51, Chief Financial Officer, Director. Mr. Norstrud joined Upexi, Inc. in July of 2019 as a consultant and became the Chief Financial Officer in April of 2020 and a Director as of January 2020. Prior to joining Upexi, Inc., Mr. Norstrud worked as a consultant through his own consulting firm.  Mr. Norstrud served as the Chief Financial Officer for Gee Group Inc. from March 2013 until June 2018. Mr. Norstrud also served Gee Group as CEO from March 7, 2014 until April 1, 2015. Mr. Norstrud served as a director of GEE Group Inc. from March 7, 2014 until August 16, 2017. Prior to GEE Group Inc., Mr. Norstrud was a consultant with Norco Accounting and Consulting from October 2011 until March 2013. From October 2005 to October 2011, Mr. Norstrud served as the Chief Financial Officer for Jagged Peak. Prior to his role at Jagged Peak, Mr. Norstrud was the Chief Financial Officer of Segmentz, Inc. (XPO Logistics), and played an instrumental role in the company achieving its strategic goals by pursuing and attaining growth initiatives, building a financial team, completing and integrating strategic acquisitions and implementing the structure required of public companies. Previously, Mr. Norstrud worked for Grant Thornton LLP and PricewaterhouseCoopers LLP and has extensive experience with young, rapid growth public companies. Mr. Norstrud earned a BA in Business and Accounting from Western State College and a Master of Accounting with a systems emphasis from the University of Florida. Mr. Norstrud is a Florida licensed Certified Public Accountant.

Brian Rudick CFA, 43, Chief Strategy Officer. Mr Rudick joined Upexi, Inc. in May 2025 and brings deep expertise and connectivity in both traditional finance and crypto alike. Most recently, Mr. Rudick served as Head of Research for GSR, the largest digital asset market maker, where he demonstrated thought leadership externally and led internal business initiatives, including GSR’s lead investment into Upexi’s $100 million private placement. Prior to GSR, Mr. Rudick spent over a decade on Wall Street, primarily managing a long-short portfolio of bank stocks as a key member of financials-focused teams at Citadel, Balyasny, and Millennium. Mr. Rudick started his career at the Federal Reserve, where he conducted research as part of the monetary policy process. He holds a BSc from Duke University, an MBA from The University of Chicago, and is a CFA Charter holder.

Gene Salkind, 71, Director. Gene Salkind, M.D. has been a practicing neurosurgeon for more than 35 years outside of Philadelphia, PA. He graduated from the University of Pennsylvania in 1974 with a B.A., Cum Laude, and received his medical degree from the Lewis Katz School of Medicine in 1979. He returned to the University of Pennsylvania for his neurosurgical residency and in 1985 was selected as the Chief Resident in Neurosurgery at the Hospital of the University of Pennsylvania. Since that time, he has been in a university affiliated practice of general neurological surgery. He has served as the Chief of Neurosurgery at Holy Redeemer Hospital, Albert Einstein Medical Center, and Jeanes Hospital in Philadelphia. He has authored numerous peer reviewed journal articles and has given lectures throughout the country on various neurosurgical topics. He has held professorships at the University of Pennsylvania, the Allegheny Health Education and Research Foundation, and currently at the Lewis Katz School of Medicine.

Dr. Salkind is a prominent investor in the pharmaceutical arena. Past investments include Intuitive Surgical, Pharmacyclics, which grew from less than $1 per share to subsequently being acquired by Abbvie for $250 per share, and Centocor, one of the nation’s largest biotechnology companies, which was acquired by Johnson & Johnson for $4.9 billion in stock. Dr. Salkind currently sits on the boards of Cure Pharmaceuticals, a leader in the biotechnology field through its continual pursuit of redefining traditional drug delivery, and Mobiquity Technologies, Inc., a digital engagement provider. Mobiquity owns and operates a national location based mobile advertising network. The company’s suite of technologies allows clients to execute personalized and relevant experiences, driving brand awareness and incremental revenue. He was previously a board member of Derm Tech International, a global leader in non-invasive dermatological molecular diagnostics.

Dr. Salkind in 2019 joined the Strategic Advisory Board of Bio Symetrics, a company that has built data services tools for automated pre-processing, integrated analytics, and predictive modeling to make machine learning accessible to scientists and providers. Their technology serves health and hospital systems, biopharma, drug discovery and precision medicine. Dr. Salkind, a member of our audit committee, currently owns greater than ten percent (10%) of the outstanding voting securities of the Company.

Thomas Williams, 65, has over 40 years of experience in the insurance industry. He has served in multiple roles in both originations and the administration side of operations. Mr. Williams has a specialization in providing securitization mechanisms of illiquid insurance assets. Thomas was with Smith Barney for his training in the capital markets and insurance industries.

Mr. Williams is currently an officer and director in several Ireland based holding companies with a focus in the insurance industry. He is an active member of the Risk Committee of Wyndham, a large Bermuda based captive.  He has extensive experience in the Offshore and European Union insurance markets in both developing the structures and implementing corporate governance. His current role includes providing risk management services to a Section 110 Investment platform in both Luxembourg and Ireland for CSM Securities.  Mr. Williams was the intermediary in the sale of Associate Industries of Florida, one of the largest insurance companies in workers’ compensation. He facilitated the sale to Am Trust, a New York publicly traded company in 2009.

64

Mr. Williams has served on the board of directors of two public companies:

•	GEE Group, an American Stock Exchange Company from 2008 to 2018. At this company, he chaired the nominating committee and was a member of the Corporate Governance Committee and Audit Committee.

•	Two Rivers Water and Farming from 2019 to 2020.

Mr. Williams completed a training program at Northwestern’s Kellogg Business School for Corporate Governance in Public Companies in 2013.

Lawrence H Dugan, 58, Director. Mr. Dugan is a partner with the accounting firm Dorra & Dugan and has been since 1996. Mr. Dugan graduated from the University of Central Florida in 1989. Mr. Dugan is a Florida licensed Certified Public Accountant.

Family Relationships

There are no family relationships between any of our directors, executive officers and proposed directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

1.	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2.

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time, other than the filings of voluntary petitions for relief under Chapter 11 (Chapter 11 Proceedings) of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Nevada by Steam Distribution, LLC, One Hit Wonder, Inc., Havz, LLC, d/b/a Steam Wholesale, and One Hit Wonder Holdings, LLC, of which Mr. Robert Hackett was an equity holder, managing member and/or officer;

3.

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4.

been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

65

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics which is filed as Exhibit 14.1 of Form S1 as filed with the SEC on May 21, 2021. We have adopted a Code of Business Conduct and Ethics applicable to all of our directors, officers, employees and all persons performing similar functions. A copy of that code is attached as Exhibit 14.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on May 21, 2021. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed in our public filings with the Commission.

Term of Office of Directors

Our directors are elected at each annual meeting of stockholders and serve until the next annual meeting of stockholders or until their successor has been duly elected and qualified, or until their earlier death, resignation or removal.

Audit Committee and Financial Expert

On January 27, 2021, our Board established an audit committee that operates under a written charter as approved by our Board. The members of our audit committee are Dr. Gene Salkind, Mr. Thomas Williams, and Mr. Lawrence Dugan. Mr. Dugan serves as chairman of the audit committee and our Board has determined that he is an “audit committee financial expert” as defined by applicable SEC rules. The Board has determined that Dr. Salkind, Mr. Williams and Mr. Dugan are independent directors as that term is defined in Rule 5605(a)(2) of the Nasdaq Listing Rules, and has determined that Dr. Salkind, Mr. Williams and Mr. Dugan as audit committee members meet the more stringent requirements under Rule 5605(c)(2) of the Nasdaq Listing Rules.

Our audit committee is responsible for: (1) the integrity of the Company’s consolidated financial statements, (2) the effectiveness of the Company’s internal control over financial reporting, (3) the Company’s compliance with legal and regulatory requirements, (4) the independent registered public accounting firm’s qualifications and independence, (5) and the performance of the Company’s independent registered public accountants and (6) preparation of the audit committee report as required to be included in the Company’s annual proxy statement. The Audit Committee Charter is filed as Exhibit 10.26 to this form S-1.

The audit committee met five times during the year ended June 30, 2025.

Compensation Committee

On January 27, 2021, our Board established a compensation committee that operates under a written charter as approved by our Board. The members of our compensation committee are Dr. Gene Salkind, Mr. Thomas Williams, and Mr. Lawrence Dugan. Dr. Salkind serves as chairman of the compensation committee.

Our compensation committee is responsible for the oversight of, and the annual and ongoing review of, the Chief Executive Officer, the compensation of the senior management team, and the bonus programs in place for employees, which includes: (1) reviewing the performance of the Chief Executive Officer and other senior officers, and determining the bonus entitlement for such officer or officers on an annual basis, (2) determining and approving proposed annual compensation and incentive opportunity level of executive officers for each fiscal year, and recommending such compensation to the Board, (3) administration of determination of proposed grants of stock options to directors, employees, consultants and advisors with the Chief Executive Officer, (4) reviewing and recommending to the Board the compensation of the Board and committee members, (5) administering and approving any general benefit plans in place for employees , (6) engaging and setting the compensation for independent counsel and other advisors and consultants, (7) preparing any reports on director and officer compensation to be included in the Company’s proxy statements , (8) assessing the Company’s competitive positions for each component of officer compensation and making recommendations to the Board regarding such positions and (9) reviewing and assessing the adequacy of its charter and submitting any recommended changes to our Board for its consideration and approval. The Compensation Committee Charter is filed as Exhibit 10.28 hereto.

66

The compensation committee met three times during the year ended June 30, 2025.

Nomination and Governance Committee

On January 27, 2021, our Board established a nomination and governance committee that operates under a written charter as approved by our Board. The members of our nomination committee are Dr. Gene Salkind, Mr. Thomas Williams, and Mr. Lawrence Dugan. Mr. Williams serves as chairman of the nomination and governance committee.

Our nomination and corporate governance committee is responsible for assisting the Board in (1) proposing a slate of qualified nominees for election to the Board by the shareholders or in the event of a Board vacancy, (2) evaluating the suitability of potential nominees for membership on the Board, (3) determining the composition of the Board and its committees, (4) monitoring a process to assess Board, committee and management effectiveness, (5) aiding and monitoring management succession planning and (6) developing, recommending to the Board, implementing and monitoring policies and processes related to the Company’s corporate governance guidelines. The Nominating Committee Charter is filed as Exhibit 10.29.

The nomination committee met twice during the year ended June 30, 2025.

Nominations to the Board of Directors

We do not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. Our Board believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. We do not currently have any specific or minimum criteria for the election of nominees to the Board. The Board, with the help of its nomination and corporate governance committee, will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment. The full Board of Directors met six times during the year ended June 30, 2025.

Stockholder Communications

We do not have a formal policy regarding stockholder communications with our Board. A shareholder who wishes to communicate with our Board may do so by directing a written request addressed to our Chief Executive Officer, at the address appearing on the first page of this filing.

67

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers (the “named executive officers” or “NEOs”) paid by us during the years ended June 30, 2025 and 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Allan Marshall, CEO, and Director (1)	2025	840,000	399,231	171,000	1,091,963	-	-	-	2,502,194
	2024	840,000	250,769	-	-	-	-	-	1,090,769

Andrew Norstrud, Chief Financial Officer (2)	2025	266,385	350,000	228,000	-	-	-	-	844,385
	2024	250,000	-	-	-	-	-	-	250,000

Brian Rudick, Chief Strategy Officer (3)	2025	25,385	-	-	-	-	-	-	975,385

_____________

(1)	At June 30, 2025, Allan Marshall had an accrued and unpaid bonus of $2,500,000 not included in this compensation table.
(2)	At June 30, 2025, Andrew Norstrud had an accrued and unpaid bonus of $350,000 not included in this compensation table.
(3)	Brian Rudick was newly appointed as Chief Strategy Officer on May 22, 2025. At June 30, 2025, Brian Rudick had an accrued and unpaid bonus of $950,000 not included in this compensation table.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive share options at the discretion of our board of directors in the future. We do not have any material bonus or profit-sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that share options may be granted at the discretion of our board of directors. The value of the option awards is based on the intrinsic value at date of grant.

(4)

Represents equity-based compensation expense calculated in accordance with the provisions of Accounting Standards Codification Section 718 – Compensation – Stock Compensation, using the Black-Scholes option pricing model.

68

Employment Agreements

On April 24, 2025, the Company entered a new employment agreement that superseded all previous agreements with Allan Marshall, Chairman and Chief Executive Officer (the “Marshall Employment Agreement”). The Marshall Employment Agreement provides for a three-year term ending on April 24, 2028, unless employment is earlier terminated in accordance with the provisions thereof and after the initial term has a standard 1-year automatic extension clause if there is no notice by the Company of termination. Mr. Marshall received a starting base salary at the rate of $840,000 per year which can be adjusted by the Compensation Committee. Mr. Marshall was granted an option to purchase up to 500,000 shares of common stock at a per share price of $2.28 with a term of five years and was awarded a restricted stock grant of 75,000 shares that cliff vests after six months of continued employment. In addition, Mr. Marshall has performance bonuses that Mr. Marshall can earn with the achievement of certain milestones. The Marshall Employment Agreement contains standard termination, change of control, non-compete and confidentiality provisions.

On April 24, 2025, the Company entered an employment agreement with Andrew Norstrud, Chief Financial Officer (the “Norstrud Employment Agreement”). The Norstrud Employment Agreement provides for a three-year term ending on April 24, 2028, unless employment is earlier terminated in accordance with the provisions thereof and after the initial term has a standard 1-year automatic extension clause if there is no notice by the Company of termination. Mr. Norstrud received a starting base salary at the rate of $350,000 per year which can be adjusted by the Compensation Committee. Mr. Norstrud was awarded a restricted stock grant of 100,000 shares that vests 10% per month for 10 months of continued employment. Mr. Norstrud will be paid a quarterly bonus of between 30% and 100% of his salary as determined by the Chief Executive Officer. Mr. Norstrud is entitled to receive an annual bonus based on criteria to be agreed to by Mr. Norstrud and the Chief Executive Officer and the Compensation Committee. The Norstrud Employment Agreement contains standard termination, change of control, non-compete and confidentiality provisions.

On May 22, 2025, the Company entered an employment agreement with Brian Rudick, Chief Strategy Officer (the “Rudick Employment Agreement”). Pursuant to the employment terms, Mr. Rudick will be paid an annual salary of $300,000 and additional cash and equity performance bonuses per year. In addition, Mr. Rudick will be paid $950,000 in structured cash payments through December 31, 2025 and will be granted 400,000 shares of restricted stock that will vest during his first year of employment. The initial term of employment is one year, that will automatically renew for one year if not terminated by Mr. Rudick or the Company.

69

Outstanding Equity Awards at Fiscal Year- End Table

The following table summarizes equity awards granted to Named Executive Officers and directors that were outstanding as of June 30, 2025:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options: # Exercisable	Number of Securities Underlying Unexercised Options: # Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unearned and Unexercisable Options:	Option Exercise Price $	Option Expiration Date	# of Shares or Units of Stock That Have Not Vested #	Market Value of Shares or Units of Stock That Have Not Vested $	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested #	Equity Incentive Plan Awards: Market of Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested $

Allan Marshall, CEO, and Director	500,000	-	-	$2.28	4/17/2032	-	-	75,000	223,500
Andrew Norstrud, Chief Financial Officer and Director	-	-	-	$-	-	-	-	80,000	238,400

Gene Salkind, Director	-	-	25,000	$3.46	1/17/2035	-	-	-	-
	-	-	35,000	$2.28	4/17/2035	-	-	-	-
Tomas C. Williams, Director	-	-	25,000	$3.46	1/17/2035	-	-	-	-
Lawrence H Dugan, Director	-	-	25,000	$3.46	1/17/2035	-	-	-	-

As of June 30, 2025, Mr. Norstrud had 20,000 shares that had vested, but had not yet issued.

70

As of June 30, 2025, Brian Rudick did not have outstanding option or stock awards granted out of the Company’s equity incentive plan.

Directors Compensation

Our directors also receive cash compensation of $5,000 per quarterly board meeting and receive $5,000 up to $7,000 per year for being committee chair.

The table below summarizes the compensation we paid to our non-employee directors for the year ending June 30, 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Lawrence H. Dugan	$27,000	-	$85,232	-	-	-	$112,232

Gene Salkind (3)	$25,000	-	$163,846	-	-	-	$188,846

Thomas Williams	$25,000	-	$85,232	-	-	-	$110,232

_____________

(1)

The amounts in this column reflect the aggregate grant date fair values of the stock options granted in fiscal year 2025 to the directors, in each case, calculated in accordance with FASB ASC Topic. The actual value the director will realize is a function of the underlying shares if and when these awards are exercised and sold

(2)	Options outstanding as of June 30, 2025 for Lawrence H. Dugan were 25,000, for Gene Salkind were 60,000, and for Thomas Williams were 25,000.
(3)

Options granted to Mr. Salkind include 35,000 granted for participation in a special advisory committee to the Company. This award was granted outside of his compensation for his normal duties as Board member.

71

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors have received and are expected in the future to receive stock options to purchase shares of our Common Stock as awarded by our Board of Directors.

TRANSACTIONS WITH RELATED PERSONS

We have a written policy requiring that our Audit Committee review and approve related person transactions that involve us and are of the type that are required to be disclosed in our proxy statement by SEC rules. A transaction may be a related person transaction if it’s a transaction between us and any of our directors, executive officers, owners of more than 5% of our common stock, or their immediate family (“related persons”) where the related persons have a material interest in the transaction. The policy authorizes the Audit Committee to approve a related person transaction upon discussing with management the business rationale for the transaction.

On April 23, 2025, the Company entered into an Asset Management Agreement (the “Asset Management Agreement”) with GSR Strategies LLC (the “Asset Manager”), pursuant to which the Asset Manager shall provide discretionary investment management services with respect to the Company’s cryptocurrency treasury (the “Account Assets”).  The Company shall pay the Asset Manager an asset-based fee (the “Asset-based Fee”) equal to 1.75% per annum, of the assets under the Asset Manager’s management, which shall be calculated and paid in advance as of the first business day of each calendar month, as determined by the Asset Manager in a commercially reasonable manner.  The Company issued warrants (the “GSR Warrants”) to the Asset Manager ( to purchase 2,192,982 shares of Common Stock at various prices per share of common stock as follows: (i) 877,193 shares of Common Stock at an exercise price of $2.28 per share of Common Stock; (ii) 438,596 shares of Common Stock at an exercise price of $3.42 per share of Common Stock; (iii) 438,596 shares of Common Stock at an exercise price of $4.56 per share of Common Stock; (iv) 438,597 shares of Common Stock at an exercise price of $5.70 per share of Common Stock. The Asset Management Agreement will, unless early terminated in accordance with its terms, continue in effect until the twentieth (20th) anniversary of April 23, 2025. The Asset Management Agreement may be terminated by the Company without cause solely upon a two-thirds majority vote of the Company’s common stockholders. If the Company terminates the Asset Management Agreement for any other reason other than for cause, the Company shall pay the Asset Manager an early termination fee (the “Termination Fee) in the amount equal or greater of (i) five (5) times the aggregate amount of the management fees paid by the Company to the Asset Manager over the prior ten (10) year period, or (ii) $15 million. The Asset Management Agreement may be terminated for Cause (i) by the Company upon at least thirty (30) days prior written notice to the Asset Manager and (ii) by the Asset Manager upon at least sixty (60) days prior written notice to the Company.  GSR Growth Investments LP, a related party of the Asset Manager, holds shared voting power over 4,006,210 shares of common stock, or approximately [7.45%], of the Company’s outstanding common stock.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

The Company’s common stock is listed on the NASDAQ Stock Market LLC and is traded under the symbol “UPXI.” The following table sets forth the quarterly high and low sales prices per share of the Company’s common stock on the consolidated market for each quarter within the last two fiscal years. The Company started trading on June 24, 2021.

	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Fiscal 2025:
High	$15.51	$4.68	$8.55	$9.02
Low	2.02	2.09	2.34	3.68

Fiscal 2024:
High	$0.60	$1.38	$1.75	$2.33
Low	0.36	0.48	0.75	1.56

Holders of Record

There were approximately185 holders of record of the Company’s common stock on June 30, 2025.

Dividend Policy

We currently intend to retain our future earnings, if any, to finance the development and expansion of our businesses and, therefore, do not intend to pay cash dividends on our Common Stock for the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in any financing instruments, and such other factors as our board of directors deems relevant in its sole discretion. Accordingly, you may need to sell your shares of our Common Stock to realize a return on your investment; however, you may not be able to sell your shares at or above the price you paid for them.

72

Securities Authorized for Issuance under Equity Compensation Plans

The Company has established a Company an incentive plan, 2019 Equity Incentive Plan, as amended (the “2019 Plan”). The plan grants incentives to select persons who can make, are making and continuing to make substantial contributions to the growth and success of the Company, to attract and retain the employment and services of such persons and to encourage and reward such contributions by providing these individuals with an opportunity to acquire or increase stock ownership in the Company through either the grant of options or restructured stock. The 2019 Plan is administered by the Compensation Committee or such other committee as is appointed by the Board of Directors pursuant to the 2019 Plan (the “Committee”). The Committee has full authority to administer and interpret the provisions of the 2019 Plan including, but not limited to, the authority to make all determinations with regard to the terms and conditions of an award made under the 2019 Plan. The Shareholders consented, and the Board of Directors approved amendment of the Stock Option Plan to increase the maximum number of Shares that may be issued thereunder by 222,223 to 500,000 Shares, as adjusted for the 1 for 20 reverse stock split.In June 2025, the Plan was further amended to increase the number of shares available for issuance to 10,000,000.

The Board of Directors of the Company may, from time to time, in its discretion grant to directors, officers, consultants and employees of the Company, non-transferable options to purchase common shares. The options are exercisable for a period of up to 10 years from the date of the grant.

The following table summarizes information, as of June 30, 2025, relating to compensation plans under which equity securities are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)

Equity compensation plans approved by security holders	805,520	*	$3.39	9,087,434

Total	805,520		$3.39	9,087,434

*Consists of 621,353 options outstanding and 184,167 shares issuable upon vesting outstanding RSUs.

73

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

General Overview

As used in this current report and unless otherwise indicated, the terms “we”, “us” and “our” mean Upexi, Inc.

The Company’s condensed consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The condensed consolidated financial statements include the accounts of all subsidiaries in which the Company holds a controlling financial interest as of the financial statement date.

Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation.

We expect we will require additional capital to meet our long-term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities.

For the three and nine months ended March 31, 2024, the condensed consolidated financial statements of Upexi, Inc. include all of the subsidiary accounts included in the condensed consolidated financial statements for the three and nine months ended March 31, 2024.

Interactive Offers, LLC a Delaware limited liability corporation; VitaMedica, a Nevada corporation; and E-Core Technology, Inc. d/b/a New England Technology, Inc. have been classified as discontinued operations for the three and nine months ended March 31, 2024 and the assets and liabilities have been classified as current assets, and liabilities of discontinued operations and assets held for sale on the balance sheets for March 31, 2024.  There were no operations, assets or liabilities related to these discontinued operations for the three and nine months ended March 31, 2025.

All intercompany accounts and transactions have been eliminated as a result of the consolidation.

Operating Segments

The Company’s financial reporting is organized into a single segment that includes production, sales and distribution of branded products, following the sale of E-Core, Technology Inc. and its subsidiaries. Other sources of revenue and related costs are aggregated and viewed by management as immaterial or have similar economic characteristics, products, production, distribution processes and regulatory environment as the other product sales or directly support the Company’s single segment.

Results of Operations

The following summary of the Company’s operations should be read in conjunction with its unaudited condensed consolidated financial statements for the three months ended March 31, 2025 and 2024, which are included herein.

Three Months Ended March 31, 2025 Compared to Three Months Ended March 31, 2024

	March 31
	2025	2024	Change
Revenue	$3,160,480	$5,223,242	$(2,062,762)
Cost of revenue	$1,601,374	$3,955,559	$(2,354,185)
Sales and marketing expenses	$1,039,299	$1,275,974	$(236,675)
Distribution costs	$990,049	$2,061,469	$(1,071,420)
General and administrative expenses	$2,618,639	$1,790,611	$828,028
Other operating expenses	$474,335	$1,177,801	$(703,466)
Other expenses (income)	$(268,444)	$754,668	$(1,023,112)
Net (loss) gain on the sale of business	$-	$(103,263)	$103,263
Net income (loss) from discontinued operations	$-	$268,155	$(268,155)
Net (loss) income from continuing operations	$(3,831,660)	$(4,118,612)	$286,952

Revenues declined by $2,062,762 or 39% to $3,160,480 compared with revenue of $5,223,242 in the same period last year. Approximately $1,900,000 of the decline was related to the strategic shift away from recommerce business with the ongoing manufacturing and branded products remaining consistent.  Management has augmented the overall strategy of the Company to focus on product sales, including the development, production and distribution of branded products.

Cost of revenue decreased by 2,354,185 or 60% compared with the same period last year. The cost of revenue decrease is directly related to the sales declines described above. The gross profit increased by approximately $290,000 compared with the same period last year, and the gross profit margin increased approximately 25% to 49% compared to 24% from the same period last year.  There were inventory reserves increases to account for the limited recovery of recommerce products that are not able to be sold through channels such as Amazon.  Management expects the trend to continue with the focus on sales of branded products.

74

Sales and marketing expenses decreased by $236,675 or 19% compared with the same period last year. The decrease in sales and marketing expenses was primarily related to the reduction of unnecessary agency expenses and a focused strategy on our core products.

Distribution costs decreased by $1,071,420 or 52% compared with the same period last year. The decrease in distribution costs was primarily related to the overall decline in the recommerce revenue. Management will continue to reduce overall distribution costs with the consolidation of products and facilities.

General and administrative expenses increased by $828,028 or 46% compared with the same period last year. Since the consolidation to Florida and other changes in the business, management has actively been reducing general and administrative costs.  During the three months ended March 31, 2025 management reserved accounts receivables owed by Amazon that has been holding the funds for over 90 days.  Management is unable to reasonably estimate the recovery of these funds and has place a full reserve on these amounts due.   In addition, the Company has had significantly more legal and auditing costs during the period that are not expect to continue past June 30, 2025.  Management expects that general and administrative expenses to return to normal levels as the restructuring of the operations is significantly complete as of May 1, 2025 and reserves have been already been increased to reserve assets that may not be fully realized.

Other operating expenses decreased by $703,466  or 60%, compared with the same period last year. The decrease was primarily related to the impairment of intangibles at the end of the prior year, which drastically reduced amortization expense for the current period of acquired intangible assets and the decreased amortization of stock-based compensation.

Other expenses, which is primarily interest decreased by $1,023,112 or 136% compared with the same period last year. The decrease in interest expense was primarily related to the elimination of the acquisition debt on continuing entities for E-core and VitaMedica in the prior year.

A loss of $103,263 was recognized on the sale of Interactive offers and there was net income from discontinued operations of $81,978 and $186,177 from VitaMedica and E-core, respectively for the three months ended March 31, 2024.

The Company had a net loss of $3,831,660 for the three months ended March 31, 2025 compared to a loss of $4,118,612 for the three months ended March 31, 2024. The decrease in the net loss is primarily related to the above-mentioned changes.

Nine Months Ended March 31, 2025 Compared to Nine Months Ended March 31, 2024

	March 31
	2025	2024	Change
Revenue	$11,522,487	$20,960,812	$(9,438,325)
Cost of revenue	$4,059,207	$9,696,598	$(5,637,391)
Sales and marketing expenses	$3,030,687	$4,578,950	$(1,548,263)
Distribution costs	$3,722,196	$6,693,573	$(2,971,377)
General and administrative expenses	$5,534,919	$4,953,300	$581,691
Other operating expenses	$1,147,058	$4,133,293	$(2,986,235)
Other expenses (income)	$(786,967)	$26,347	$(813,314)
Net (loss) gain on the sale of business	$-	$237,670	$(237,670)
Net income (loss) from discontinued operations	$-	$917,966	$(917,966)
Net (loss) income from continuing operations	$(6,758,547)	$(7,912,919)	$1,153,805

75

Revenues declined by $9,438,325 or 45% to $11,522,487 compared with revenue of $20,960,812 in the same period last year. Approximately $8,277,000 of the decline was related to the strategic shift away from recommerce business and approximately $1,161,000 net decline in our branded products and manufacturing. Management expects that these declines are temporary as the primary factor was the transition and consolidation of the business to facilities in Florida. Management has augmented the overall strategy of the Company to focus on product sales, including the development, production and distribution of branded products.

Cost of revenue decreased by $5,637,391 or 58% compared with the same period last year. The cost of revenue decrease is directly related to the sales declines described above. The gross profit decreased by approximately $3,800,000 compared with the same period last year, although the gross profit margin increased approximately 11% to 64% compared to 54% from the same period last year. Management expects the trend to continue with the focus on sales of branded products.

Sales and marketing expenses decreased by $1,548,263 or 34% compared with the same period last year. The decrease in sales and marketing expenses was primarily related to the reduction of unnecessary agency expenses and a focused strategy on our core products.

Distribution costs decreased by $2,971,377 or 44% compared with the same period last year. The decrease in distribution costs was primarily related to the overall decline in the recommerce revenue. Management will continue to reduce overall distribution costs with the consolidation of products and facilities.

General and administrative expenses increased by $581,691 or 12% compared with the same period last year. During the nine months ended March 31, 2025 there were costs associated with the change in strategy and management reserved accounts receivables owed by Amazon that has been holding the funds for over 90 days.  Management is unable to reasonably estimate the recovery of these funds and has place a full reserve on these amounts due.   In addition, the Company has had significantly more legal and auditing costs during the period that are not expect to continue past June 30, 2025.  Management expects that general and administrative expenses to return to a more consistent level compared to operations as management is focused on the current treasury strategy and the restructuring and the redundant costs have been eliminated as of May 1, 2025.

Other operating expenses decreased by $2,986,235 or 72% compared with the same period last year. The decrease was primarily related to the impairment of intangibles at the end of the prior year, which drastically reduced amortization expense for the current period of acquired intangible assets, and the decreased amortization of stock-based compensation.

Other expenses, which is primarily interest decreased by $813,314 or 3087% compared with the same period last year. The decrease in interest expense was primarily related to the elimination of the acquisition debt on continuing entities for the sale E-core and VitaMedica in the prior year.

The Company had a net loss of $6,758,547 for the nine months ended March 31, 2025 compared to a loss of $7,912,919 for the nine months ended March 31, 2024. The decrease in the net loss is primarily related to the above-mentioned changes.

Liquidity and Capital Resources

Working Capital

	As of March 31, 2025	As of June 30, 2024
Current assets	$3,968,157	$11,419,918
Current liabilities	10,796,201	12,655,152
Working capital	$(6,828,044)	$(1,235,234)

76

Cash Flows

	Nine Months Ended March 31,
	2025	2024
Cash flows used in operating activities – continuing operations	$(4,137,346)	$(3,700,706)
Cash flows provided by (used in) investing activities – continuing operations	5,757,517	(1,085,465)
Cash flows used in financing activities – continuing operations	(2,051,194)	(3,645,948)

Cash flows provided by (used in) operating activities – discontinued operations	-	879,614
Cash flows (used in) investing activities – discontinued operations	-	(70,000)
Cash flows provided by (used in) financing activities – discontinued operations	-	3,284,532

Net decrease in cash during the period	$(431,023)	$(4,267,973)

On March 31, 2025, the Company had cash of $230,392 a decrease of $431,023 from June 30, 2024. The decrease in cash was primarily the operating losses, the increase in account receivable, decrease in deferred revenue and the increase in inventory. This was offset by the sale of the building and the collection of the purchase price for E-core.

Net cash from operating activities benefited from non-cash expenses of approximately $2,690,000, which was offset by the significant losses during the period.  The negative cash flow from operations was anticipated by management as the Company augmented the overall strategy of the Company to return the Company to cash flow positive and reduce expenses.

Net cash provided by investing activities for the nine months ended March 31, 2025 was $5,757,517.  For the nine months ended March 31, 2025 the primary cash provided was the sale of the building and the collection of the purchase price for E-core.

Net cash flows used in financing activities for the nine months ended March 31, 2025 was $2,051,194 compared to $3,645,948 used during the nine months ended March 31, 2024, which was primarily offset by the cash provided by financing activities of discontinued operations.  The loan on the building of $2,634,538 was repaid during the nine months ended March 31, 2025 and the Company received cash for the sale of Series A preferred stock and obtaining additional debt.  The Company was also able to eliminate debt by issuing stock to the debt holders.

On April 24, 2025 the Company closed on a private placement offering to sell 35,970,383 shares of the Company’s common stock at an offering price of $2.28 per share and pre-funded warrants to purchase 7,889,266 shares of common stock at an offering price of $2.279 per share of the Company’s common stock that may be exercised at a per share price of $0.0001.  The Company received approximately $92,586,000, net of broker fees, legal fees and other expenses incurred for the private placement.

We estimate that we will have sufficient working capital to fund our operations over the twelve months following the date of the issuance of these condensed consolidated financial statements and meet all of our debt obligations.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE

None.

77

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the ownership, as of June 30, 2025, of our Common Stock by each of our directors, by all of our executive officers and directors as a group and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of June 30, 2025, there were 38,232,732 shares of our Common Stock issued and outstanding. All persons named have sole or shared voting and investment control with respect to the shares, except as otherwise noted. The number of shares described below includes shares which the beneficial owner described has the right to acquire within 60 days of the date of record. Unless otherwise indicated, the address for each beneficial owner is c/o Upexi, Inc., 3030 North Rocky Point Drive Suite 420, Tampa, Florida 33607.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class(1)
Allan Marshall	1,466,957	(2)	3.84%
Gene Salkind	390,127	(3)	1.02%
Andrew Norstrud	99,138	(4)	0.26%*
Brian Rudick	493,422	(5)	1.2%
Lawrence Dugan	26,389	(6)	0.07%*
Thomas Williams	25,000	(7)	0.07%*
Directors and Executive Officers as a Group	2,501,033		6.54%

__________

*	Represents less than 1% of the number of shares of our Common Stock outstanding
(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding on June 20, 2025. As of June 20, 2025, there were 38,232,732 shares of our company’s Common Stock issued and outstanding.

(2)

Represents (i) 151,423 shares of Common Stock, (ii) 138,889 shares issuable upon the conversion of preferred stock, (iii) 18,750 shares issuable upon the exercise of warrant, (iv), 657,895 shares acquired through a PIPE transaction in April 2025, and (v) 500,000 options granted in April 2025.

(3)	Represents (i) 365,127 shares of Common Stock and (ii) 25,000 shares issuable upon the exercise of stock option that are exercisable within 60 days.
(4)	Represents (i) 79,138 shares of Common Stock and (ii) 20,000 shares issuable upon vesting of restricted stock within 60 days.
(5)	Represents (i) 438,597 shares of Common Stock and (ii) 54,825 shares issuable upon the exercises of warrants
(6)	Represents (i) 1,389 shares of Common Stock and (ii) 25,000 shares issuable upon the exercise of stock option that are exercisable within 60 days.
(7)	Represents 25,000 shares issuable upon the exercise of stock option that are exercisable within 60 days.

78

More than 5% Beneficial Holders:

Name	Number of Shares Beneficially Owned	Percentage
Attestor Value Master Fund LP (7)	3,419,461	8.94%
GSR Growth Investments LP (8)	2,306,060	6.03%
Michael Novogratz (9)	2,192,983	5.74%

(7)

Reported shares are based on a Schedule 13G filed by Attestor Value Master Fund LP with the SEC on July 11, 2025 disclosing that it held shared voting power over 3,419,461 shares and shared dispositive power over 3,419,461 shares, beneficially owning in the aggregate 3,419,461 shares. As indicated on the aforementioned Schedule 13G, the address for this Attestor Value Master Fund LP is PO Box 309 Grand Cayman E9.

(8)

Reported shares are based on a Schedule 13G filed by GSR Growth Investments LP with the SEC on April 30, 2025 disclosing that it held shared voting power over 2,306,060 shares and shared dispositive power over 2,306,060 shares, beneficially owning in the aggregate 2,306,060 shares. As indicated on the aforementioned Schedule 13G, the address for GSR Growth Investments LP is 65 Curzon Street London, United Kingdom W1J8PE.

(9)

Reported shares are based on a Schedule 13G filed by Michael Novogratz with the SEC on May 1, 2025 disclosing that he held sole voting power over 2,192,983 shares and sole dispositive power over 2,192,983 shares, beneficially owning in the aggregate 2,192,983 shares. As indicated on the aforementioned Schedule 13G, the address for this reporting person is C/O Galaxy Group Investments 107 Grand St New York, NY 10013.

Securities Authorized for Issuance Equity Plan Compensation Plans

The Company has established a Company an incentive plan, 2019 Equity Incentive Plan as amended (the “2019 Plan”). The plan grants incentives to select persons who can make, are making and continue to make substantial contributions to the growth and success of the Company, to attract and retain the employment and services of such persons and to encourage and reward such contributions by providing these individuals with an opportunity to acquire or increase stock ownership in the Company through either the grant of options or restructured stock. The 2019 Plan is administered by the Compensation Committee or such other committee as is appointed by the Board of Directors pursuant to the 2019 Plan (the “Committee”). The Committee has full authority to administer and interpret the provisions of the 2019 Plan including, but not limited to, the authority to make all determinations with regard to the terms and conditions of an award made under the 2019 Plan. On May 24, 2022, the Shareholders consented, and the Board of Directors approved the amendment of the 2019 Plan to increase the maximum number of Shares that may be issued thereunder by 222,223 Shares to 500,000 Shares. In June 2025, the Plan was further amended to increase the number of shares available for issuance to 10,000,000.

The Board of Directors of the Company may from time to time, in its discretion grant to directors, officers, consultants and employees of the Company, non-transferable options to purchase common shares. The options are exercisable for a period of up to 10 years from the date of the grant.

The following table summarizes information, as of June 30, 2025, relating to compensation plans under which equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	805,520	*	$3.39	9,087,434
Equity compensation plans not approved by security holders

*Consists of 621,353 options outstanding and 184,167 shares issuable upon vesting outstanding RSUs.

79

LEGAL MATTERS

Lucosky Brookman LLP serves as our legal counsel in connection with this offering.

EXPERTS

The consolidated financial statements of Upexi, Inc. (the Company) as of June 30, 2025 and 2024 and for each of the two years in the period ended June 30, 2025 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of GBQ Partners LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of the Company as of June 30, 2024 and 2023 and for each of the two years in the period ended June 30, 2024 included in this Prospectus and in the Registration Statement have been so included in reliance on the report of GBQ Partners LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this Prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in or omitted from this Prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

80

We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this Prospectus forms a part prior to the effectiveness of the registration statement and (ii) after the date of this Prospectus until the offering of the securities is terminated:

•	our Annual Report on Form 10-K for the year ended June 30, 2025 filed with the SEC on September 24, 2025.

•

our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 16, 2025, our Quarterly Report on Form 10-Q for the quarter ended December 31, 2024, filed with the SEC on February 14, 2025, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on December 19, 2024 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC on July 9, 2024

•

our Current Reports on Form 8-K filed with the SEC on September 8, 2025, August 26, 2025, August 20, 2025, July 25, 2025, July 18, 2025, July 16, 2025, July 17, 2025, July 14, 2025, July 9, 2025, June 26, 2025, June 20, 2025, June 20, 2025, June 16, 2025, June 9, 2025, May 30, 2025, May 28, 2025, May 23, 2025, May 16, 2025, May 13, 2025, May 7, 2025 April 21, 2025, April 24, 2025, April 25, 2025, March 5, 2025, March 4, 2025, February 7, 2025, January 27, 2025, January 24, 2025, December 23, 2024

•

all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering.

We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this Prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this Prospectus and will become a part of this Prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this Prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Prospectus.

The information about us contained in this Prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: Upexi, Inc., 3030 North Rocky Point Drive, Suite 420, Florida, FL 33607, (701) 353-5425.

81

UPEXI INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2024 AND 2023

F-1

Board of Directors and Shareholders

Upexi, Inc.

Report of Independent Registered Public Accounting Firm

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Upexi, Inc. (the “Company”) as of June 30, 2024 and 2023, the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, and related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2024 and 2023, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

GBQ Partners LLC

We have served as the Company’s auditor since 2024.

Columbus, Ohio

December 16, 2024

F-2

UPEXI, INC.
CONSOLIDATED BALANCE SHEETS

	June 30,	June 30,
	2024	2023

ASSETS
Current assets
Cash	$661,415	$4,492,292
Accounts receivable, net	606,885	1,125,394
Inventory, net	1,431,556	4,804,299
Due from Bloomios	-	845,443
Due from VitaMedica transition	212,358	-
Prepaid expenses and other receivables	502,188	1,112,280
Assets available for sale - Interactive offers current	-	89,989
Assets available for sale - Building	4,005,516	4,611,248
Assets available for sale - VitaMedica current	-	2,599,934
Assets available for sale - E-core current	-	10,332,105
Purchase price receivable - VitaMedica	2,000,000	-
Purchase price receivable - E-core	2,000,000	-
Total current assets	11,419,918	30,012,984

Property and equipment, net	2,356,556	2,831,375
Intangible assets, net	239,871	6,924,982
Goodwill	848,854	2,886,309
Deferred tax asset	5,948,858	5,604,056
Other assets	278,435	76,728
Discontinued assets available for sale - Interactive offers	-	936,054
Discontinued assets available for sale - VitaMedica	-	2,051,214
Discontinued assets available for sale - E-core	-	12,067,333
Right-of-use asset, net	2,418,596	410,453
Total other assets	12,091,170	33,788,504

Total assets	$23,511,088	$63,801,488

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$481,647	$1,028,611
Accrued compensation	1,098,856	533,842
Deferred revenue	235,255	-
Accrued liabilities	736,407	2,439,794
Accrued interest	476,018	655,187
Acquisition payable	413,152	152,500
Related party advances, net	100,000	-
Current portion of note payable	-	338,474
Current portion of convertible notes payable	-	1,254,167
Current portion of acquisition note payable - E-core	-	5,656,620
Current portion of related party note payable	-	1,429,356
Current portion of Cygnet subsidiary notes payable	5,447,565	795,778
Note payable on building for sale	2,634,538	2,841,566
Discontinued liabilities - Interactive offers	-	792,408
Discontinued liabilities - VitaMedica	-	617,174
Discontinued liabilities - E-core	-	3,401,983
Current portion of operating lease payable	1,031,714	454,127

Total current liabilities	12,655,152	22,391,587

Operating lease payable, net of current portion	1,732,606	-
Related party note payable	500,000	-
Note payable	557,429	173,812
Convertible notes payable	1,550,000	895,833
Acquisition note payable - E-core	-	7,605,085
Notes payable - Cygnet subsidiary	-	4,898,548

Total long-term liabilities	4,340,035	13,573,278

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.001 par value, 500,000 shares authorized, and 25,000 and 25,000 shares issued and outstanding, respectively	25	25
Common stock, $0.001 par value, 5,000,000 shares authorized, and 1,010,843 and 1,045,429 shares issued and outstanding, respectively	1,045	1,011
Additional paid in capital	53,374,444	51,541,909
Accumulated deficit	(46,859,613)	(23,201,175)
Total stockholders' equity attributable to Upexi, Inc.	6,515,901	28,341,770
Non-controlling interest in subsidiary		(505,147)
Total stockholders' equity	6,515,901	27,836,623

Total liabilities and stockholders' equity	$23,511,088	$63,801,488

The accompanying notes are an integral part of these consolidated financial statements.

F-3

UPEXI, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended June 30,
	2024	2023

Revenue
Revenue	$26,000,652	$36,441,695

Cost of Revenue	13,176,073	15,421,715

Gross profit	12,824,579	21,019,980

Operating expenses
Sales and marketing	5,989,727	6,067,392
Distribution costs	8,611,702	9,465,149
General and administrative expenses	6,771,937	6,875,575
Share-based compensation	1,169,843	3,664,538
Amortization of acquired intangible assets	2,410,431	2,568,502
Depreciation	1,268,355	913,246
Impairment of long-lived asset - building	336,434	-
Loss on the sale / abandonment of assets in relocation	569,195	-
Impairment of intangible assets and goodwill	7,869,425	3,746,301
Lease impairment, Delray Beach facility	289,969	-
	35,287,018	33,300,703

Loss from operations	(22,462,439)	(12,280,723)

Other income (expense), net
Change in derivative liability	-	1,770
Other	(16,443)	38,344
Interest (expense) income, net	(3,124,723)	(4,716,274)

Other income (expense), net	(3,141,166)	(4,676,160)

Loss on operations before income tax	(25,603,605)	(16,956,883)

Income tax benefit	332,101	3,049,293
	332,101	3,049,293

Net income (loss) from continuing operations	(25,271,504)	(13,907,590)

Gain (loss) from the sale of:

Infusionz and select assets	-	(2,212,542)
Interactive Offers	237,670	-
VitaMedica	1,948,538	-
E-core	(1,737,326)	-
	448,882	(2,212,542)

Income (loss) on discontinued operations
Infuisionz	71,976	(338,418)
Interactive offers	(187,003)	(1,729,636)
VitaMedica	213,636	(382,449)
E-core	1,065,575	1,080,379
Income (loss) income from discontinued operations	1,164,184	(1,370,124)

Net loss attributable to non-controlling interest	-	559,967

Net income (loss) attributable to Upexi, Inc.	$(23,658,438)	$(16,930,289)

Basic income (loss) per share:
Income (loss) per share from continuing operations	$(24.60)	$(15.56)
(Loss) income per share from discontinued operations	$1.13	$(1.53)
Total income (loss) per share attributable to Upexi shareholders	$(23.03)	$(18.94)

Diluted income (loss) per share:
Income (loss) per share from continuing operations	$(24.60)	$(15.56)
(Loss) income per share from discontinued operations	$1.13	$(1.53)
Total income (loss) per share attributable to Upexi shareholders	$(23.03)	$(18.94)

Basic weighted average shares outstanding	1,027,232	893,943
Fully diluted weighted average shares outstanding	1,027,232	893,943

The accompanying notes are an integral part of these consolidated financial statements.

F-4

UPEXI, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Preferred Stock	Preferred Stock	Common Stock	Common Stock	Additional Paid	Accumulated	Non-controlling	Total Stockholders'
	Shares*	amount*	Shares*	amount *	In Capital	Deficit	Interest	Equity

2023
Balance, June 30, 2022	25,000	$25	835,712	$836	$35,001,949	$(6,270,886)	$54,820	$28,786,744

Amortization of common stock issuance for services	-	-	-	-	140,700	-	-	140,700

Stock based compensation, amortization of stock options	-	-	-	-	3,664,538	-	-	3,664,538

Issuance of common stock for acquisition of E-Core	-	-	62,370	62	5,999,938	-	-	6,000,000

Issuance of common stock for interest on note payable	-	-	6,700	7	606,997	-	-	607,004

Common stock issued for cash, net			106,061	106	6,127,787			6,127,893

Net loss	-	-	-	-	-	(16,930,289)	(559,967)	(17,490,256)

Balance, June 30, 2023	25,000	$25	1,010,843	$1,011	$51,541,909	$(23,201,175)	$(505,147)	$27,836,623

2024
Stock based compensation, restricted stock grant	-	-	5,000	5	212,743	-	-	212,748

Stock based compensation, amortization of stock options	-	-	-	-	957,095	-	-	957,095

Issuance of stock and equity for purchase of Cygnet	-	-	4,505	4	162,722		505,147	667,873

Issuance of stock for conversion of debt	-	-	25,081	25	499,975			500,000

Net loss	-	-	-	-	-	(23,658,438)	-	(23,658,438)

Balance, June 30, 2024	25,000	$25	1,045,429	$1,045	$53,374,444	$(46,859,613)	$-	$6,515,901

* Common stock has been restated to reflect the 1 for 20 reverse split

The accompanying notes are an integral part of these consolidated financial statements.

F-5

UPEXI, INC.
CONSOLIDATED STATEMENTS OF CASH FLOW

	Year ended June 30,
	2024	2023
Cash flows from operating activities
Net loss from operations	$(23,658,438)	$(16,930,289)

Adjustments to reconcile net loss from continuing operations to net cash (used in) provided by operating activities:
Depreciation and amortization	3,678,786	3,481,748
Non-cash loss on the sale of Infusionz and select assets, net	-	2,212,542
Gain on the sale of VitaMedica and income from discontinued operations	(1,948,538)	-
Loss on the sale of New England Technology	1,737,326	-
Amortization of loan costs	115,787	62,408
Amortization of consideration discount	1,112,676	969,098
Impairment of goodwill and intangible assets	7,869,425	3,746,301
Inventory write-offs	1,812,319	118,990
Loss on impairment of building	336,434	-
Loss on sale of assets related to relocation of facility	569,195
Gain on sale of interactive offers	(237,670)	-
Change in deferred tax asset	(344,802)	(3,139,227)
Noncontrolling interest	-	(559,967)
Change in derivative	-	1,770
Stock based compensation	1,169,843	3,664,538
Changes in assets and liabilities, net of acquired amounts
Accounts receivable	675,709	(364,665)
Inventory	2,651,252	(1,366,269)
Prepaid expenses and other assets	106,610	287,797
Operating lease payable	302,050	4,238
Accounts payable and accrued liabilities	(944,020)	389,458
Deferred revenue	101,305	-
Net cash used in operating activities - Continuing Operations	(4,894,751)	(7,421,529)
Net cash provided by operating activities - Discontinued Operations	4,793,374	7,624,206
Net cash (used in) provided by operating activities	(101,377)	202,677

Cash flows from investing activities
Acquisition of Lucky Tail	-	(3,528,239)
Proceeds from the sale of VitaMedica, Inc.	2,100,000	-
Proceeds from the sale of Interactive Offers, net of liabilities paid	203,025	-
Acquisition of Cygnet Online LLC, net	(539,348)	(1,050,000)
Proceeds from the sale of Infusionz and selected assets	-	5,492,532
Acquisition of property and equipment	(932,565)	(937,564)
Net cash provided by (used in) investing activities - Continuing Operations	831,112	(23,271)
Net cash (used in) investing activities - Discontinued Operations	(4,206,823)	(2,551,587)
Net cash used in investing activities	(3,375,711)	(2,574,858)

Cash flows from financing activities
Repayment of the senior convertible notes payable	-	(6,305,406)
Proceeds from the issuance of stock	-	6,127,893
Payment on acquisition notes payable	(246,761)	(751,152)
Proceeds from related party advance	100,000	-
Proceeds from convertible note payable	-	2,650,000
Proceeds on note payable on building	-	3,000,000
Repayment on note payable on building	(207,028)	(158,434)
Proceeds on note payable, related party	-	1,470,000
Net cash (used in) provided by financing activities - Continuing Operations	(353,789)	6,032,901
Net cash used in financing activities - Discontinued Operations	-	(6,318,234)
Net cash used in financing activities	(353,789)	(285,333)

Net decrease in cash - Continuing Operations	(4,417,428)	(1,411,899)
Net (decrease) increase in cash - Discontinued Operations	586,551	(1,245,615)

Cash, beginning of period	4,492,292	7,149,806
Cash, end of period	$661,415	$4,492,292

Supplemental Cash Flow Disclosures
Interest paid	$839,000	$2,278,292
Income tax paid	$-	$-
Non-cash Investing and Financing Activities
Non-cash proceeds in the sale of VitaMedica	$1,900,000	$-
Issuance of common stock for acquisition of Cygnet	$162,727	$-
Issuance of debt for acquisition of Cygnet	$300,000	$-
Bloomios non-cash payment of receivables, net	$845,443	$-
Issuance of stock for services	$-	$140,700
Issuance of stock for interest expense	$-	$607,004
Issuance of common stock for the repayment of convertible note payable	$500,000	$-
Liabilities assumed from acquisition of E-Core	$-	$(7,712,168)
Issuance of stock for acquisition of E-Core	$-	$6,000,000
Assets available for sale	$-	$1,026,043

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Upexi, Inc.

Notes to the Consolidated financial statements

June 30, 2024 and 2023

Note 1. Background Information

As used in this annual report and unless otherwise indicated, the terms “we”, “us”, “our”, “Upexi”, and the “Company” mean Upexi, Inc., a Nevada corporation formed in 2018. The Company has eleven active subsidiaries, which include:

☐	HAVZ, LLC, d/b/a/ Steam Wholesale, a California limited liability company
☐	Gummy Labs, LLC, a Delaware limited liability company
☐	MW Products, Inc., a Nevada corporation
☐	Upexi Holding, LLC, a Delaware limited liability company
	o	Upexi Pet Products, LLC, a Delaware limited liability company
☐	Upexi Enterprise, LLC, a Delaware limited liability company
	o	Upexi Distribution LLC, a Delaware limited liability company
	o	Upexi Distribution Management LLC, a Delaware limited liability company
	o	Upexi Property & Assets, LLC, a Delaware limited liability company
■ Upexi 17129 Florida, LLC, a Delaware limited liability company
☐	Cygnet Online, LLC (“Cygnet”), a Delaware limited liability company (100% owned as of September 1, 2023)

The following subsidiaries had no activity during the years ended June 30, 2024 and 2023:

☐	Upexi CP, LLC, a Delaware limited liability company
☐	Upexi CP / Canada Inc., a Canada corporation
☐	Prax Products, LLC, a Florida limited liability company
☐	Upexi Development and Marketing, LLC., a Delaware limited liability company
☐	Trunano Labs, Inc., a Nevada corporation

The following subsidiaries were divested during the years ended June 30, 2024 and 2023:

☐	VitaMedica, Inc. a Nevada corporation
☐	E-Core Technology, Inc. a Florida corporation
☐	Infusionz LLC, a Colorado limited liability company
☐	Interactive Offers, LLC, a Delaware limited liability company

In addition, the Company has six wholly owned subsidiaries that had no activity during the years ended June 30, 2024 and 2023. All of the entities were dissolved or cancelled as of June 30, 2024.

•	Steam Distribution, LLC, a California limited liability company
•	One Hit Wonder, Inc., a California corporation
•	One Hit Wonder Holdings, LLC, a California limited liability company
•	Vape Estate, Inc., a Nevada Corporation
•	SWCH, LLC, a Delaware limited liability company
•	Cresco Management, LLC, a California limited liability company

F-7

Our products are distributed in the United States of America and internationally through multiple entities and managed through our locations in Florida.

Upexi operates from our corporate location in Tampa, Florida, where direct to consumer, wholesale and Amazon sales are driven by on-site and remote teams for all brands. The Tampa location also supports all the other locations with accounting, corporate oversight, day-to-day finances, business development and operational management operating from this location.

MW Products operates from our corporate headquarters and our Tampa, Florida warehouse, managing direct to consumer, wholesale and Amazon sales for multiple brands and develops new products through our research and development team in Henderson, Nevada and Odessa, Florida.

Lucky Tail operates from our Tampa, Florida warehouse with sales and marketing driven by on-site and remote teams that operate the Amazon sales strategy and daily business operations.

HAVZ, LLC, d/b/a/ Steam Wholesale operates manufacturing and/or distribution centers in Odessa, Florida, supporting our health and wellness products, including those products manufactured with hemp ingredients and our overall distribution operations. We have continued to manage these operations with corporate focus on larger opportunities that have warranted the majority of corporate focus and investments for the future.

Upexi Distribution operates from our Tampa, Florida warehouse providing warehousing, distribution and other services in support of our product sales.

Note 2. Significant Accounting Policies

The significant accounting policies followed are:

Use of Estimates - The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates underlying the Company’s reported financial position and results of operations include the allowance for doubtful accounts, useful lives of property and equipment, impairment of long-lived assets, inventory valuation, fair value of stock-based compensation and valuation allowance on deferred tax assets.

Cash - The Company considers all highly liquid investment instruments with a maturity of three months or less to be cash equivalents. Cash is maintained at financial institutions and at times, balances may exceed federally insured limits. The Company has never experienced any losses related to these balances.

Accounts Receivable - Amounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within a specified time from the invoice date. The trade terms vary based on the customer and typically range from prepaid to 45 days from the invoice date. Interest is not charged by the Company on past due accounts. The carrying amount of receivables is reduced by a valuation allowance for expected credit losses, as necessary, that reflects management’s best estimate of the amount that will not be collected. This estimation takes into consideration historical experience, current conditions and as applicable, reasonable supportable forecasts. Actual results could vary from the estimate. Accounts are charged against the allowance when management deems them to be uncollectible. The net accounts receivable balances at June 30, 2024, 2023 and 2022 were $606,885, 1,125,394 and $760,729, respectively. Based on management’s review of accounts receivable, the valuation allowance was approximately $61,750 and $0 at June 30, 2024 and 2023, respectively. The Company had bad debt expenses of $24,500 and $4,750 for the years ended June 30, 2024 and 2023, respectively.

F-8

Inventory - The Company reviews the inventory level of all products and raw materials quarterly. For most products that have been in the market for one year or more, we consider inventory levels of greater than one year’s sales to be excess or other items that show slower than projected sales. Due to limited market penetration for our products, we have decided to write down 50% of the cost against certain raw materials and finished products. Products that are no longer part of the current product offering are considered obsolete. The potential for re-sale of slow-moving and obsolete inventories is based upon our assumptions about future demand and market conditions. The recorded cost of obsolete inventories is then reduced to zero. The slow-moving and obsolete inventory is written off and recorded as charges to cost of goods sold. All adjustments for obsolete inventory establish a new cost basis for that inventory as we believe such reductions are permanent declines in the market price of our products. Generally, obsolete inventory is sold to companies that specialize in the liquidation, while we continue to market slow-moving inventories until they are sold or become obsolete.

Inventory consists of raw materials and finished goods and is stated at the lower of cost or net realizable value, cost is determined by the weighted average moving cost inventory method. Net realizable value is determined, with appropriate consideration given to obsolescence, excessive levels, deterioration, and other factors.  On June 30, 2024, the Company had $465,535 of raw materials and $966,021 of finished goods inventory.  On June 30, 2023, the Company had no raw material inventory and $4,804,299 of finished goods inventory.  The Company had inventory reserves at June 30, 2024 and 2023 of $605,470 and $154,400, respectively.

Property and Equipment - Property and equipment is recorded at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets ranging from 3 to 20 years. Leasehold improvements are amortized over the shorter of their estimated useful lives of 5 years or the related lease term. Gains and losses upon disposition are reflected in the Statements of Operations in the period of disposition. Maintenance and repair expenditures are charged to expense as incurred. The Company disposed of some equipment during 2024 and 2023 which resulted in gains and losses on the sales, shown in the accompanying Statements of Operations.

Business Combinations - The Company accounts for its business combinations using the acquisition method of accounting. The cost of an acquisition is measured as the aggregate of the acquisition date fair values of the assets transferred and liabilities assumed by the Company to the seller’s cash consideration and equity instruments issued. Transaction costs directly attributable to the acquisition are expensed as incurred. The excess of (i) the total costs of acquisition over (ii) the fair value of the identifiable net assets of the acquiree is recorded as identifiable intangible assets and goodwill.

Goodwill - The Company evaluates its goodwill for possible impairment, simplifying the test for goodwill impairment at least annually and when one or more triggering events or circumstances indicate that the goodwill might be impaired. Under this guidance, annual or interim goodwill impairment testing is performed by comparing the estimated fair value of a reporting unit with its carrying amount. An impairment charge is recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value, not to exceed the carrying value of goodwill.

The Company performed its annual test as of June 30, 2024 and 2023, respectively.

It was determined by management that the goodwill related to Cygnet was completely impaired at June 30, 2024 based on the strategic decision to exit the recommerce business.  An impairment of goodwill in the amount of $3,594,745 was recorded at June 30, 2024 eliminating all of the goodwill related to Cygnet.

It was determined by management that the goodwill related to Interactive Offers was completely impaired at June 30, 2023 based on the sale of the business at September 1, 2023.  An impairment of goodwill in the amount of $2,889,158 was recorded at June 30, 2023 eliminating all of the goodwill related to Interactive Offers.

Revenue Recognition - In accordance with ASC No. 606, Revenue from Contracts with Customers, the Company recognizes revenue when we satisfy performance obligations as evidenced by the transfer of control of our products or services to customers. In general, the Company generates revenue from product sales, either directly to customers or to distributors. In determining whether a contract exists, we evaluate the terms of the agreement, the relationship with the customer or distributor and their ability to pay.

F-9

The Company recognizes revenue from sales of our products, including sales to our distributors, at a point in time, generally upon shipment or delivery to the customer or distributor, depending upon the terms of the sales order. Control is considered transferred when title and risk of loss pass, when the customer becomes obligated to pay and, where applicable, when the customer has accepted the products or upon expiration of the acceptance period. For sales to distributors, payment is due on our standard commercial terms and is not contingent upon the distributors’ resale of the products.

Shipping and handling fees billed to customers are included in revenue. Shipping and handling fees associated with inbound freight, are generally included in cost of revenue.

Our business is subject to contingencies related to customer orders, including:

Right of Return:

A large portion of our revenue comes from the sale of consumable products, which are sold in high-volume and low quantities, and are generally maintained at stock levels of less than ninety days in our facility. Customer returns have historically represented a very small percentage of sales on an annual basis.  Other product sales relate to some pet products, including small mechanical devices.

Warranties:

The Company does not accept sales returns from wholesale customers, as the products are pre-approved prior to production and shipment. E-Commerce product returns must be completed within 45 days of the date of purchase. The Company accrues an allowance for refunds, returned deposits and discounts given by customer services post shipment of the product based on historical experience and management’s estimate of future expenses, including replacement, freight charges and other fulfilment expenses.

Conditions of Acceptance:

Sales of our consumable products and pet products, generally do not have customer acceptance terms.

Contract Assets

A contract asset is the Company’s right to consideration in exchange for goods or services that the Company has transferred to a customer. ASC 606, Revenue from Contracts with Customers, distinguishes between a contract asset and a receivable based on whether receipt of the consideration is conditional on something other than the passage of time. When the Company transfers control of goods or services to a customer before the customer pays consideration, the Company records either a contract asset or a receivable depending on the nature of the Company’s right to consideration for its performance. The point at which a contract asset becomes an account receivable may be earlier than the point at which an invoice is issued. The Company assesses a contract asset for impairment in accordance with ASC 310, Receivables.

The following table discloses the deferred revenue:

	June 30, 2024	June 30, 2023
Deferred revenue	$235,255	$-

The deferred revenue or also referred to as funded backlog was $235,255, $0 and $0 at June 30,2024, June 30, 2023 and June 30, 2022, respectively. We expect to recognize approximately 100% of the deferred revenue as revenue in the year ended June 30, 2025.  There was no opening liability balance at June 30, 2023 to be recognized in the year ended June 30, 2024.

F-10

Impairment of Long-lived Assets - Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the book value of the asset may not be recoverable. The Company periodically evaluates whether events and circumstances have occurred that indicate possible impairment. When impairment indicators exist, the Company estimates the future undiscounted net cash flows of the related asset or asset group over the remaining life in measuring whether or not the asset values are recoverable.   The Company recognized an impairment on its building of $336,434 during the year ended June 30, 2024, based on the fair market value of the building's pending sale, completed on July 8, 2024.  The Company recognized a $569,195 loss on the sale of assets that were either liquidated or abandoned in the move of its manufacturing facility from Nevada to Florida.  In addition, the Company recognized an impairment of intangible assets of $4,274,680 for the year ended June 30, 2024.  $974,680 of the impairment is related to LuckyTail’s rapid decline of direct-to-consumer sales and $3,300,000 of the impairment is related to the unamortized vendor list of Cygnet, as the Company no longer purchases products from the majority of the original vendors Cygnet was using when the Company purchased Cygnet.

The Company recognized an impairment on its long-lived assets during the year ended June 30, 2023, of $857,143 on the assets held for sale, related to Interactive Offers, leaving $716,944 of Interactive’s original intangible assets classified as assets available for sale.

Advertising - The Company supports its products with advertising to build brand awareness of the Company’s various products in addition to other marketing programs executed by the Company’s marketing team. The Company believes continual investment in advertising is critical to the development and sale of its branded products. Advertising costs of $3,353,361 and $4,271,469 were expensed as incurred during the years ended June 30, 2024 and 2023, respectively.

Stock Based Compensation - The Company recognizes all share-based payments to employees, including grants of employee stock options and grants of restricted shares as compensation expense in the consolidated financial statements based on their fair values. That expense will be recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period) or immediately if the share-based payments vest immediately.

Non-employee Stock-based Payments - The Company’s accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of Accounting Standards Codification (ASC) 2018-07, which simplifies the accounting for non-employee share-based payment transactions. The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. Stock-based payments related to non-employees are accounted for based on the fair value of the related stock or options or the fair value of the services, whichever is more readily determinable. The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.

Fair Value Measurements - The Company accounts for financial instruments in accordance with FASB ASC 820 “Fair Value Measurement and Disclosures” (ASC 820). ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs).

The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g. interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

F-11

The estimated fair value of certain financial instruments, including cash, accounts receivable, accounts payable, accrued expenses, deferred revenue and debt are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Leases - The Company determines if a contract contains a lease at inception. A contract contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Control is defined as having both the right to obtain substantially all of the economic benefits from use of the asset and the right to direct the use of the asset. Management only reassesses its determination if the terms and conditions of the contract are changed. Leases with an initial term of 12 months or less are not recorded within the accompanying consolidated balance sheets. GAAP requires that the Company’s leases be evaluated and classified as operating or finance leases for financial reporting purposes. The classification evaluation begins at the commencement date and the lease term used in the evaluation includes the non-cancellable period for which the Company has the right to use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonably certain and failure to exercise such option will result in an economic penalty. All the Company’s real estate leases are classified as operating leases.

Most real estate leases include one or more options to renew, with renewal terms that generally can extend the lease term for an additional two years. The exercise of lease renewal options is at the Company’s discretion. The Company evaluates renewal options at lease inception and on an ongoing basis and includes renewal options that it is reasonably certain to exercise in its expected lease terms when classifying leases and measuring lease liabilities. Lease agreements generally do not require material variable lease payments, residual value guarantees or restrictive covenants.

The Company’s leases generally do not provide an implicit rate, and therefore the Company uses its incremental borrowing rate as the discount rate when measuring operating lease liabilities. The incremental borrowing rate represents an estimate of the interest rate the Company would incur at lease commencement to borrow an amount equal to the lease payments on a collateralized basis over the term of a lease within a particular currency environment.

Income Taxes - Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carrying value of assets and liabilities for tax and financial reporting purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.   A $6,100,000 valuation allowance was recorded at June 30, 2024 and no valuation allowance at June 30, 2023.

The Company identifies and evaluates uncertain tax positions, if any, and recognizes the impact of uncertain tax positions for which there is a less than more-likely-than-not probability of the position being upheld when reviewed by the relevant taxing authority. Such positions are deemed to be unrecognized tax benefits and a corresponding liability is established on the balance sheet. The Company has not recognized a liability for uncertain tax positions. If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s consolidated financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

F-12

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date.

ASC Topic 740 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s consolidated financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. There are no material uncertain tax positions at June 30, 2024 or June 30, 2023.

On December 22, 2017, the U.S. government enacted the Tax Act, which made significant changes to the Internal Revenue Code of 1986, as amended, including, but not limited to, reducing the U.S. corporate statutory tax rate and the net operating loss incurred after December 31, 2017 can be carried forward indefinitely and the two year net operating loss carried back was eliminated (prohibited).

Reverse Stock Split

On September 18, 2024, we filed a Certificate of Change with the Nevada Secretary of State to effect a reverse stock split of our common stock at a rate of 1-for-20 (the "Reverse Stock Split"), which became effective as of October 3, 2024 (the "Effective Date"). The Reverse Stock Split was approved by the board of directors in accordance with Nevada law. The Reverse Stock Split did not have any impact on the par value of common stock.

On the Effective Date, every twenty shares of Common Stock issued and outstanding were automatically combined into one share of Common Stock, without any change in the par value per share. As the per-share par value did not change, we reclassified $19,860 from Common Stock to Additional Paid-in-Capital on the Effective Date. The exercise prices and the number of shares issuable upon exercise of outstanding stock options, equity awards and warrants, and the number of shares available for future issuance under the equity incentive plans were adjusted in accordance with their respective terms. The Reverse Stock Split affected all stockholders uniformly and did not alter any stockholder’s percentage interest in our Common Stock. We did not issue any fractional shares in connection with the Reverse Stock Split. Instead, fractional shares were initially rounded up to the next largest whole number, resulting in the issuance of 8 shares on October 3, 2024, the Effective Date, and an additional issuance of 38 shares on October 8,2024.  On October 10, 2024, the transfer agent received additional requests to issue a total of 202,183 shares of common stock for round up of fractional shares.  These shares were issued on October 23, 2024 and on October 30, 2024 we were notified that the shares were returned to the Company’s transfer agent.  Although the Company did receive the common stock back after issuance, the potential dilution remains a risk, and is the subject of a complaint filed by the Company in the United States District Court for the District of Nevada with the purpose of eliminating any said risk. The Reverse Stock Split did not modify the relative rights or preferences of the Common Stock.

Unless otherwise indicated, all issued and outstanding shares of common stock and all outstanding securities entitling their holders to purchase shares of our common stock or acquire shares of our common stock, including stock options, restricted stock units, and warrants per share data, share prices and exercise prices, as required by the terms of those securities, have been adjusted retroactively to reflect the Reverse Stock Split.

On October 17, 2024, Company received written notice (the “Compliance Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) informing the Company that it has regained compliance with Nasdaq Listing Rule 5550(a)(2), which requires that companies listed on the Nasdaq Stock Market maintain a minimum bid price of $1.00 per share.  Nasdaq notified the Company in the Compliance Notice that, from October 3, 2024 to October 16, 2024, the closing bid price of the Company’s common stock had been $1.00 per share or greater and, accordingly, the Company had regained compliance with Nasdaq Listing Rule 5550(a)(2) and that the matter was now closed.

F-13

Earnings (loss) per Share - Basic earnings (loss) per share is computed by dividing net income (loss) attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted income (loss) per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and upon the conversion of notes. For the year ended, the dilutive common shares are as follows:

	June 30,	June 30,
	2024	2023

Stock options	200,714	241,964
Warrants	52,530	11,015
Preferred stock	13,889	13,889
Convertible debt	15,500	57,883
Restricted stock grants	12,500	-
Total potential dilutive weighted average shares outstanding	295,133	324,750

The dilutive effect of potentially dilutive securities is reflected in diluted earnings per common share by application of the treasury stock method. Under the treasury stock method, an increase in the fair market value of the Company’s common stock can result in a greater dilutive effect from potentially dilutive securities. During the year ended June 30, 2024 and 2023, the Company reported a net loss, so the potential effect is not reflected in the consolidated financial statements.

Deferred Revenue - The Company records deposits as deferred revenue when a customer pays in advance of shipping the product. Once the product is shipped, the deposit is recorded as revenue and the related commissions are paid. All products were shipped related to deposits in deferred revenue, in less than one year.

Convertible Debt and Securities - The Company follows beneficial conversion feature guidance in ASC 470-20, which applies to convertible stock as well as convertible debt. A beneficial conversion feature is defined as a nondetachable conversion feature that is in the money at the commitment date. The beneficial conversion feature guidance requires recognition of the conversion option’s in-the-money portion, the intrinsic value of the option, in equity, with an offsetting reduction to the carrying amount of the instrument. The resulting discount is amortized as interest over the life of the instrument, if a stated maturity date exists, or to the earliest conversion date, if there is no stated maturity date. If the earliest conversion date is immediately upon issuance, the expense must be recognized at inception. When there is a subsequent change to the conversion ratio based on a future occurrence, the new conversion price may trigger the recognition of an additional beneficial conversion feature on occurrence.

Non-controlling Interests in Consolidated financial statements - In December 2007, the FASB issued ASC 810-10-65, “Non-controlling Interests in consolidated financial statements”. This ASC clarifies that a non-controlling (minority) interest in subsidiaries is an ownership interest in the entity that should be reported as equity in the consolidated financial statements. It also requires consolidated net income to include the amounts attributable to both the parent and non-controlling interest, with disclosure on the face of the consolidated income statement of the amounts attributed to the parent and to the non-controlling interest. In accordance with ASC 810-10-45-21, those losses attributable to the parent and the non-controlling interest in subsidiaries may exceed their interests in the subsidiary’s equity. The excess and any further losses attributable to the parent and the non-controlling interest shall be attributed to those interests even if that attribution results in a deficit non-controlling interest balance.

Reclassifications - Certain reclassifications have been made to the consolidated financial statements as of and for the year ended June 30, 2023 to conform to the presentation as of and for the year ended June 30, 2024.

Recent Accounting Pronouncements – From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board, (“FASB”), or other standard setting bodies and adopted by us as of the specified effective date. Unless otherwise discussed, the impact of recently issued standards that are not yet effective will not have a material impact on the Company’s financial position or results of operations upon adoption. The Company has considered all other recently issued accounting pronouncements, including the new provisions of ASC 326 (“Financial Instruments – Credit Losses”) pertaining to “current expected credit losses. ASC 326 was adopted for fiscal year 2024 and did not have a material effect to the accompanying consolidated financial statements.

F-14

Note 3. Acquisitions

Cygnet Online, LLC

The Company acquired 55% of Cygnet Online, LLC, on April 1, 2022.  The purchase price was $5,515,756, as amended.

The following table summarizes the consideration transferred to acquire Cygnet and the amount of identified assets acquired, and liabilities assumed at the acquisition date.

Fair value of consideration transferred:

Cash	$1,500,000
Convertible note payable, convertible at $6.00 per common share	1,050,000
Common stock, 555,489 shares valued at $5.34 per common share, the closing price on April 1, 2022.	2,965,756
$5,515,756

Recognized amounts of identifiable assets acquired and liabilities assumed:

Cash	$471,237
Accounts receivable	860,882
Inventory	2,337,208
Prepaid expenses	6,900
Property and equipment	7,602
Right to use asset	410,365
Other asset	6,545
Online sales channels	1,800,000
Vendor relationships	6,000,000
Accrued liabilities	(701,606)
Notes payable	(7,298,353)
Operating lease	(422,479)
Total identifiable net assets	$3,478,301
Goodwill	$2,037,455

55% of the business was acquired through a stock purchase agreement on March 31, 2022.  The purchase agreement provided for an increase in the purchase price of up to $700,000 based on the attainment of certain sales threshold in the first year.  Our management believed that the attainment of those sales threshold at the time of acquisition was unlikely and valued the contingency at $0.  The sales thresholds were not met, and no consideration was recorded for the contingency.  The equity interest purchase agreement has standard provisions to adjust the purchase price based on the final working capital transferred to the Company.  The purchase price was decreased by $950,000 and was repaid to the Company with the reduction in the loan to the seller.    The 55% purchase price allocation is final and is no longer subject to change.

On September 1, 2023, the Company completed the acquisition of the remaining 45% interest for structured cash payments equaling $800,000, the forgiveness of advances of $89,416 and 4,505 shares of the Company’s common stock valued at $162,727.  As of June 30, 2024, the Company has not released the 4,505 shares or paid the remaining $300,000 owed related to this additional acquisition.  The seller had access to one of the Company’s bank accounts and withdrew $39,348 and refused to return the funds.  The Company recorded this as a reduction of the $300,000, although there is no right of offset in the purchase agreement.

The acquisition of Cygnet provided the Company with the opportunity to expand its operations as an Amazon and eCommerce seller. The resulting combination increased Cygnet’s product offerings through the Company’s distributors and partnerships as it continues to focus on over-the-counter supplements and beauty products. Cygnet will be the anchor company for Upexi’s Amazon strategy. These are the factors of goodwill recognized in the acquisition.

F-15

An impairment of $3,300,000, related to the Cygnet vendor list, was recorded as the Company no longer purchases products from the majority of the original vendors Cygnet was using at the time purchased Cygnet.  In addition, it was determined by management that the goodwill related to Cygnet was completely impaired at June 30, 2024 based on the strategic decision to exit the recommerce business.  An impairment of goodwill in the amount of $3,594,745 was recorded at June 30, 2024 eliminating all of the goodwill related to Cygnet.

LuckyTail

On August 13, 2022, the Company acquired the pet product brand and the rights to the products of LuckyTail from GA Solutions, LLC.

The following table summarizes the consideration transferred to acquire LuckyTail and the amount of identified assets acquired, and liabilities assumed at the acquisition date.

Fair value of consideration transferred:

Cash	$2,000,000
Cash payment, 90 days after close	484,729
Cash payment, 180 days after close	469,924
Contingent consideration	112,685
Cash payment, working capital adjustment	460,901
$3,528,239

Recognized amounts of identifiable assets acquired, and liabilities assumed:

Inventory	$460,901
Trade name	383,792
Customer list	1,834,692
Total identifiable net assets	$2,679,385
Goodwill	$848,854

The business was acquired through an asset purchase agreement, that acquired all elements of a business, including all of the tangible and intangible assets of the LuckyTail business.  The purchase agreement provided for an increase in the purchase price based on the attainment of certain sales thresholds in the first six months.  The Company estimated the value of this at approximately $150,000 at the time of purchase.  The sales calculated to a $112,685 payout and the purchase price was adjusted. The asset purchase agreement has standard provisions to adjust the purchase price based on the final working capital transferred to the Company.   The purchase price was increased by $460,901 for the excess working capital that was transferred in the business and the final purchase price allocation was completed by an independent consulting firm and is no longer subject to change.

The acquisition of LuckyTail provided the Company with a foothold in the pet care industry and a strong presence on Amazon and its eCommerce store, offering nutritional and grooming products domestically and internationally. The acquisition provided both top line growth and improved EBITDA for the Company. These are the factors of goodwill recognized in the acquisition.  The purchase price allocation was performed by a third party and is no longer subject to change.

The Company’s consolidated financial statements for the year ended June 30, 2023, include the actual results of LuckyTail from August 13, 2022 through June 30, 2023.  The Company recorded interest on the consideration of $63,282 during the year ended June 30, 2023 and no interest was recorded for the year ended June 30, 2024.

Management determined a $974,680 impairment was necessary based on the rapid decline of the direct-to-consumer during the year ended June 30, 2024.

Revenue from acquisitions included in the consolidated financial statements.

Net revenue included in the consolidated financial statements:

	June 30,
	2024	2023
Cygnet	12,154,831	23,996,086
LuckyTail	3,098,552	4,489,384
	$15,253,383	$28,485,470

F-16

Consolidated pro-forma unaudited consolidated financial statements.

The following unaudited pro forma combined financial information is based on the historical consolidated financial statements of the Company and LuckyTail after giving effect to the Company’s acquisitions as if the acquisitions occurred on July 1, 2022.

The following unaudited pro forma information does not purport to present what the Company’s actual results would have been had the acquisitions occurred on July 1, 2022, nor is the financial information indicative of the results of future operations. The following table represents the unaudited consolidated pro forma results of operations for the year ended June 30, 2023, as if the acquisitions occurred on July 1, 2022.  The results of operations for LuckyTail are included in the year ended June 30, 2024 and the results of operations for LuckyTail are included from August 13, 2022 to June 30, 2023.

Operating expenses have been increased for the amortization expense associated with the fair value adjustment of definite lived intangible assets of LuckyTail at $44,620 per month.

Pro Forma, Unaudited			Proforma
Year ended June 30, 2023	Upexi, Inc.	LuckyTail	Adjustments	Proforma

Net sales	$36,441,695	$892,270	$-	$37,333,965
Cost of sales	$15,421,715	$137,088	$-	$15,558,803
Operating expenses	$29,554,402	$383,476	$66,930	$30,004,808
Net income (loss) from continuing operations	$(13,907,590)	$371,706	$(66,930)	$(13,602,814)
Basic income (loss) per common share	$(15.56)	$-	-	$(15.22)
Weighted average shares outstanding	893,943	-	-	893,943

The Company estimated the annual LuckyTail amortization expense at $535,428 annually and $44,620 monthly, based on the purchase price allocation.  For the year ended June 30, 2023, the proforma adjustment included $66,930 of amortization expense for one and a half months.

Acquisition-related costs are included in the general and administrative expenses on the Company’s condensed consolidated statements of operations. These costs are primarily external legal, accounting and consulting services directly related to completed acquisitions, due diligence, and review of possible target acquisitions.

Note 4. Inventory

Inventory consisted of the following:

	June 30, 2024	June 30, 2023
Raw materials	$465,535	$-
Finished goods	966,021	4,804,299
	$1,431,556	$4,804,299

The Company writes off the value of inventory deemed excessive or obsolete. During the years ended June 30, 2024 and 2023, the Company wrote off inventory valued at $1,812,319 and $118,990, respectively.  The Company had inventory reserves at June 30, 2024 and 2023 of $605,470 and $154,400, respectively.

F-17

Note 5. Property and Equipment

Property and equipment consist of the following:

	June 30, 2024	June 30, 2023
Furniture and fixtures	$127,050	$172,663
Computer equipment	112,397	156,283
Internal use software	570,645	608,949
Manufacturing equipment	1,927,974	3,325,525
Leasehold improvements	767,418	-
Building	4,005,516	4,611,248
Vehicles	89,359	261,362
Property and equipment, gross	7,600,360	9,136,030
Less accumulated depreciation	(1,268,288)	(1,693,407)
Less building classified as available for sale	(4,005,516)	(4,611,248)
	$2,356,556	$2,831,375

Depreciation expense for the years ended June 30, 2024 and 2023 was $1,268,355 and $913,246, respectively.

Note 6. Intangible Assets

Intangible assets as of June 30, 2024:

	Estimated Life	Cost	Accumulated Amortization	Net Book Value
Customer relationships	4 years	$1,834,692	$1,834,692	$-
Trade name	5 years	383,792	143,921	239,871

Online sales channels	2 years	1,800,000	1,800,000	-
Vender relationships	5 years	6,000,000	6,000,000	-

		$10,018,484	$9,778,613	$239,871

For the years ended June 30, 2024 and 2023, the Company amortized approximately $2,410,400, and $2,568,500, respectively.  For the year ended June 30, 2024 the Company impaired approximately $3,300,000 related to the vendor relationships of Cygnet and impaired approximately $974,700 related to the customer relationships of LuckyTail.

Intangible assets as of June 30, 2023:

	Estimated Life	Cost	Accumulated Amortization	Net Book Value
Customer relationships	4 years	$1,834,692	$401,339	$1,433,353
Trade name	5 years	383,792	67,163	316,629
Online sales channels	2 years	1,800,000	1,125,000	675,000
Vender relationships	5 years	6,000,000	1,500,000	4,500,000

		$10,018,484	$4,237,814	$6,924,982

F-18

The following intangible assets were added during the year ended June 30, 2023, from the acquisitions noted below:

LuckyTail:

Customer relationships	$1,834,692
Trade name	383,792
Intangible Assets from Purchase	$2,218,484

Future amortization of intangible assets at June 30, 2024 are as follows:

June 30, 2025	$76,758
June 30, 2026	76,758
June 30, 2027	76,758
June 30, 2028	9,596
$239,871

Note 7. Prepaid Expense and Other Current Assets

Prepaid and other receivables consist of the following:

	June 30, 2024	June 30, 2023
Insurance	$116,074	$187,949
Prepayment to vendors	203,556	138,653
Deposits on services	25,550	45,678
Prepaid monthly rent	60,041	27,813
Subscriptions and services being amortized over the service period	32,500	-
Other deposits	-	70,826
Stock issued for prepaid interest on convertible note payable	64,320	465,595
Other prepaid expenses	-	31,000
Other receivables	148	144,765

Total	$502,188	$1,112,280

All prepaid expenses will be expensed during the following 12 months.

Note 8. Operating Leases

We have entered into various non-cancellable operating and finance lease agreements for certain of our offices, manufacturing, technology, and equipment. We determine if an arrangement is a lease, or contains a lease, at inception, and record the leases in our financial statements upon lease commencement, which is the date when the underlying asset is made available for use by the lessor. Our lease terms may include one or more options to extend the lease terms, for periods from one year to 20 years, when it is reasonably certain that we will exercise that option. As of June 30, 2024, no option to extend the lease was recognized as right-of-use (“ROU”) assets and lease liabilities. We have lease agreements with lease and non-lease components, and non-lease components are accounted for separately and not included in our ROU assets and corresponding liabilities. We have elected not to present short-term leases on the Consolidated Balance Sheets as these leases have a lease term of 12 months or less at lease inception.

F-19

During November 2019, the Company entered into a lease for a Nevada facility that commenced on November 13, 2019, and recorded a right of use asset and corresponding lease liability. The Company uses this leased facility for office, manufacturing, and warehouse space. The Company is responsible for real estate taxes, utilities, and repairs under the terms of certain of the operating leases.   Lease expenses for the year ended June 30, 2023 was approximately $723,000 and are included discontinued operations. The operating lease expired during the year ended June 30, 2023 and the Company continued to occupy the facility and pays rent on a month-to-month basis.  During the year ended June 30, 2024 the Company used the facility for ongoing operations and recognized approximately $670,200 of expense during the year.  The Company moved out of the facility in July 2024.

During May 2021, the Company entered into a lease for an additional Nevada facility that commenced on May 1, 2021, and recorded a right of use asset and corresponding lease liability. The Company uses this leased facility for additional warehouse space. The minimum lease payments were $95,548 and $111,796 for the years ended June 30, 2024 and 2023, respectively.  The lease expense, including all additional lease expenses was approximately $106,100 and $134,700, respectively.  The Company moved out of the facility April of 2024 when the lease term ended.

During November 2018, the Company entered into a lease for equipment that commenced on November 1, 2018, and recorded a right of use asset and corresponding lease liability. Lease expenses were $7,640 and $6,744 for the years ended June 30, 2024 and June 30, 2023, respectively.

On April 1, 2022, the Company acquired Cygnet which had entered into a lease for a Florida facility that commenced on October 8, 2021, and Cygnet had recorded a right of use asset and corresponding lease liability. The lease expires on October 8, 2026. The Company uses this leased facility for warehouse and office space. The Company is responsible for real estate taxes, utilities, and repairs under the terms of certain of the operating leases and accounted for as non-lease components and not part of the ROU. Lease expenses were $43,180 and $102,228 for the years ended June 30, 2024 and 2023, respectively.  The Company abandoned the facility in October of 2023 and recognized a lease impairment of $289,969.

On March 15, 2023, the Company entered into a lease for approximately 20,400 square feet of warehouse and office space, located in Tampa, Florida, to be used as the Company’s distribution center.  The initial term of the lease is thirty-eight months and was not completed when the lease was signed.  The Company moved into the facility in July 2023 and started operations. The Company is responsible for real estate taxes, utilities, and repairs under the terms of certain of the operating leases and accounted for as non-lease components and not part of the ROU. During the year ended June 30, 2024, the Company recognized approximately $374,500 of expense and approximately $27,800 for the year ended June 30, 2023.

On July 25, 2023, the Company entered into a lease for approximately 5,700 square feet of office space, located in Tampa, Florida, to be used as the Company’s corporate headquarters.  The initial term of the lease is sixty-one months. During the year ended June 30, 2024, the Company recognized approximately $140,658 of expense and no expense for the year ended June 30, 2023.

On April 1, 2024, the Company entered into a lease agreement with MFA 2510 Merchant LLC, which is owned by our CEO, Allan Marshall. The lease is for approximately 10,000 square feet of warehouse and office space, located in Odessa, Florida for $20,060 per month. The initial term of the lease is five years.  The Company is responsible for real estate taxes, utilities, and repairs under the terms of certain of the operating leases and accounted for as non-lease components and not part of the ROU.  The Company spent $611,768 in leasehold improvements to prepare the facility for product manufacturing, which will be amortized over the five year lease term.  At June 30, 2024 there was $100,004 accrued for the deposit, three months rent, and three months estimated expenses, that was paid in July 2024 and is now kept current.  Product manufacturing was at full capacity and fully moved from the Nevada facility as of August 1, 2024.  During the year ended June 30, 2024 the Company recognized approximately $79,950 of expense.

Operating leases are included in operating ROU assets, current and non-current operating lease liabilities, and finance leases are included in property, plant and equipment, accrued expenses and other current liabilities, and other liabilities on the Consolidated Balance Sheets. As of June 30, 2024, our finance leases are not material.

F-20

The table below reconciles the undiscounted future minimum lease payments (displayed by year and in the aggregate) under noncancelable operating leases with terms of more than one year to the total operating lease liabilities recognized in the consolidated balance sheet as of June 30, 2024:

2025	$1,031,714
2026	762,364
2027	504,795
2028	486,733
2029	221,715
Total undiscounted future minimum lease payments	3,007,321
Less: Imputed interest	(243,001)
2,764,320
Less: current portion	(1,031,714)
Present value of operating lease obligation	$1,732,606

The liability for the Cygnet lease is included in the undiscounted future minimum lease payments for 2025.  The Company continues to work with the lessor to resolve the disputed lease payments.

The Company’s weighted average remaining lease term and weighted average discount rate for operating leases as of June 30, 2024 are:

Weighted average remaining lease term	47 Months
Weighted average incremental borrowing rate	5.0%

The Company’s weighted average remaining lease term and weighted average discount rate for operating leases as of June 30, 2023 are:

Weighted average remaining lease term	29 Months
Weighted average incremental borrowing rate	5.0%

F-21

For the years ended June 30, 2024 and 2023, the components of lease expense, included general and administrative expenses and interest expense in the condensed consolidated statement of operations, are as follows:

	June 30, 2024	June 30, 2023
Finance lease expense:
Amortization of ROU assets	$669,260	$228,147
Interest expense	99,633	28,043
Operating lease cost	16,181	16,804
Short-term lease expense	670,173	772,929
Variable lease expense	169,309	29,113
Total lease cost	$1,624,556	$1,075,036

Note 9. Accrued Liabilities and Acquisition Payable

Accrued liabilities consist of the following:

	June 30, 2024	June 30, 2023
Accrued professional fees	312,500	666,495
Accrued sales tax	28,539	37,429
Accrued expenses from sale of manufacturing operations	-	1,360,000
Other accrued liabilities	395,368	375,870
	$736,407	$2,439,794

Acquisition Payable consists of the following:

	June 30, 2024	June 30, 2023
Payments related to the acquisition of Cygnet	$413,152	$152,500
	$413,152	$152,500

These payables are amounts estimated by management that are due to the sellers of the acquisition and include the original purchase price installment payments not represented with a debt, equity, or other instrument, estimates of excess or deficiencies in working capital and estimates of future earnout payments.

F-22

Note 10. Convertible Promissory Notes and Notes Payable

Convertible promissory notes and notes payable outstanding as of June 30, 2024 and 2023 are summarized below:

	Maturity	June 30,	June 30,
	Date	2024	2023
Convertible Notes:
Promissory Note, 21- month term, as amended, 18.11% interest payable with common stock and subordinate to the Convertible Notes. This note was amended as of November 15, 2023, extending the note to June 1, 2026 and adjusted the interest rate to 12%, paid in cash monthly.	June 1, 2026	$1,550,000	$2,150,000
Less current portion of notes payable		-	1,254,167
Notes payable, net of current portion		$1,550,000	$895,833

Acquisition Notes:
Convertible Notes, 36-month term notes, 0% cash interest, collateralized with all the assets of the Company	October 31, 2025	-	3,500,000
Subordinated Promissory Notes, 24-month term notes, 4% cash interest, collateralized with all the assets of the Company	October 31, 2024	-	5,750,000
Subordinated Promissory Notes, 12-month term notes, 4% cash interest, collateralized with all the assets of the Company	October 31, 2024	-	5,750,000
Total		$-	$15,000,000

Acquisition notes payable		-	5,750,000
Discount on acquisition notes payable, current		-	(93,380)
Acquisition notes payable, current		-	5,656,620

		-	9,250,000
Discount on acquisition notes payable, long-term		-	(1,644,915)
Acquisition notes payable, net of current and discount		$-	$7,605,085

Notes payable, Cygnet subsidiary:
SBA note payable, 30-year term note, 6% interest rate and collateralized with all assets of the Company	October 6, 2021	3,761,376	3,910,767
Inventory consignment note, 60 monthly payments, with first payment due June 30, 2022, 3.5% interest rate and no security interest in the assets of the business	June 30, 2027	1,002,221	1,099,592
GF Note, 6 annual payments, with first payment due December 31, 2022, 3.5% interest rate and no security interest in the assets of the business	November 7, 2026	683,968	683,968
Total		$5,447,565	$5,694,327

Notes payable, Cygnet subsidiary, current		5,447,565	795,778

Notes payable, Cygnet subsidiary, net of current		$-	$4,898,549

Notes Payable on Building for sale:
Mortgage Loan, 10-year term note, 4.8% interest, collateralized by land and warehouse building	September 26, 2032	$2,634,538	$2,841,566

Note Payable:
Promissory Note, 21-month term note, 10% cash interest and subordinate to the Convertible Notes. This note was amended as of November 15, 2023, extending the note to June 1, 2026 and adjusted the interest rate to 12%, paid in cash monthly.	June 1, 2026	560,000	560,000

Notes payable, current		-	362,667
Discount on notes payable, current		-	(24,193)
Notes payable, current net of discount		$2,634,538	$338,474

Notes payable, long-term		560,000	197,333
Discount on notes payable, long-term		(2,571)	(23,521)
Notes payable, long-term, net		$557,429	$173,812

Related Notes Payable:
Marshall Loan, 2-year term note, 12% cash interest, 3.5% PIK interest and subordinate to the Convertible Notes. November of 2023 extended to June 1, 2026 and interest was adjusted to 12% cash interest, paid monthly	June 1, 2026	$500,000	$1,500,000

Discount on related party note payable, current		-	(70,644)
Notes payable, current, net of discount		$-	$1,429,356

Discount on related party note payable, long term		-	-
Notes payable, long term, net		$500,000	$-

Total convertible notes payable, acquisition notes payable, notes payable and related party note payable		$10,689,532	$25,889,239

F-23

Future payments on notes payable are as follows:

For the year ended June 30:
	Note Payable	Related Party Note Payable	Convertible Notes	Cygnet Subsidiary Notes Payable	Total
2025	$2,634,538	$-	$-	$5,447,565	$8,082,103
2026	560,000	500,000	1,550,000	-	2,610,000
	3,194,538	500,000	1,550,000	5,447,565	10,692,103
Note original discount	(2,571)	-	-	-	(2,571)
	$3,191,967	$500,000	$1,550,000	$5,447,565	$10,689,532

On April 15, 2022, the Company entered into a non-negotiable convertible promissory note in the original principal amount of $1,050,000, as adjusted, (“Cygnet Note”) which can be converted into common stock of the Company at a price of $120.00 per share and is payable in full, to the extent not previously converted, on April 15, 2023.

In June 2022, the Company entered into a securities purchase agreement with two accredited investors pursuant to which the Company could receive up to $15,000,000 during the following twelve months of the agreement. The Company received $6,678,506 for Convertible Notes in the original principal amount of $7,500,000 (the “Convertible Notes”), representing the original purchase amount, less fees, costs, and a $500,000 holdback by the investors. In addition to the Convertible Notes, the investors received Common Stock Purchase Warrants (the “Warrants”) to acquire an aggregate of 2,813 shares of common stock. The Warrants are exercisable for five years at an exercise price of $88.80 per share, provide for customary anti-dilution protection, and an investor put right to require the Company to redeem the Warrants for a total of $250,000.  There was a loss of $3,540 for the change in the derivative liability for the period ended December 31, 2022.  On October 31, 2022, the Company entered into a letter agreement with the accredited investors in which all amounts owed were paid in full, and the related convertible notes and all security interests were canceled.   Additionally, the Company terminated the related Form S-3 registration statement.

In June 2022, the Company executed a promissory note with Allan Marshall, the Company’s Chief Executive Officer, in the original principal amount of $1,500,000 (“Marshall Loan”). The promissory note has a 2-year term and bears cash interest at the rate of 8.5% per annum with an additional PIK of 3.5% per annum. The promissory note provides for monthly payments of principal, on an even line 36-month basis, plus cash interest, with a balloon payment of all outstanding principal, cash interest, and PIK interest at maturity. The Company received and deposited the principal amount on July 31, 2022.  On November 15, 2023, the Company executed an amendment to the promissory note with Mr. Marshall, providing for the payment of interest only for 18 months at an interest rate of 12% per annum and thereafter the amortization of the note over a 12 month period, starting in June of 2025. The principal currently outstanding is $500,000.  In addition to this, the Company issued Mr. Marshall a warrant to purchase up to 18,750 shares of the Company’s common stock  for five years at a per share price of $22.00.  The note has been classified as long-term in the consolidated financial statements.  $1,000,000 of the promissory note was used by the investor in the purchase of VitaMedica.

F-24

On October 19, 2022, Upexi, Inc. (the “Company”) and its indirect wholly owned subsidiary, Upexi 17129 Florida, LLC entered into a loan agreement, promissory note and related agreements with Professional Bank, a Florida state-chartered bank, providing for a mortgage on the Company’s principal office in N. Clearwater, Florida. The Company received $3,000,000 in connection with the transaction. The principal is to be repaid to Professional Bank over a term of ten years. The proceeds of the loan were utilized by the Company to pay down its loan facility with Acorn Capital, LLC in the amount of $2,780,200.  As of March 31, 2023, the Company was not in compliance with the debt service ratio.  The Company received a forbearance agreement from the bank until June 30, 2024 to return to compliance of the debt service ratio of 1.25 to 1, until that time the Company will pay an interest rate of 10% instead of the contractual terms of 4.8% and has paid the original principal and adjusted interest through this report.  The building was sold for $4,300,000 on July 8, 2024.

On February 22, 2023, the Company executed a promissory note with an investor, in the original principal amount of $560,000.  On November 15, 2023, the Company executed an amendment to the promissory note with the investor, providing for the payment of interest only for 18 months at 12% per annum and thereafter the amortization of the note over a 12-month period, starting in June of 2025.  The principal currently outstanding is $560,000. In addition to this, the Company issued the investor a warrant to purchase up to 6,250 shares of the Company’s common stock for five years at a per share price of $22.00. The note has been classified as long-term in the consolidated financial statements.

On February 22, 2023, the Company executed a promissory note with an investor, in the original principal amount of $2,150,000.   In November of  2023, the Company executed an amendment to the promissory note with the investor, providing for the payment of interest only for 18 months at 12% per annum and thereafter the amortization of the note over a 12-month period, starting in June of 2025. The principal currently outstanding is $2,150,000.  In addition to this, the Company issued the investor a warrant to purchase up to 25,000 shares of the Company’s common stock at a per share price of $22.00.  In addition, $100,000 of the promissory note was used by the investor in the purchase of VitaMedica.  The note has been classified as long-term in the consolidated financial statements.

Note 11. Related Party Transactions

In June 2024, Allan Marshall, the Company’s CEO advanced the Company $100,000 to enable the Company to purchase equipment needed for the new warehouse facility.  This advance was paid in July 2024.  No interest or other fees were paid related to this transaction.

On April 1, 2024, the Company entered into a lease agreement with MFA 2510 Merchant LLC, which is owned by our CEO, Allan Marshall.  The lease is for approximately 10,000 square feet of warehouse and office space, located in Odessa, Florida for $20,060 per month on a triple net basis.  The initial term of the lease is five years.   The Company spent $611,768 in leasehold improvements to prepare the facility for product manufacturing, which will be amortized over the five year lease term.  At June 30, 2024 there was $100,004 accrued for the deposit, 3 months’ rent, and 3 months estimated expenses, this was paid in July 2024 and is now kept current.  Product manufacturing was at full capacity and fully moved from the Nevada facility as of August 1, 2024.

On June 13, 2024, the Company entered into a Stock Purchase Agreement (“SPA”) pursuant to which the Company sold one hundred percent (100%) of the issued and outstanding equity (the “Interests”) of its wholly owned subsidiary VitaMedica, Inc. to three investors (the “Buyers”). One of the minority interest buyers is Allan Marshall, the Company’s CEO.  The purchase price for the stock was Six Million Dollars ($6,000,000), subject to certain customary post-closing adjustments.  The proceeds of the transaction will be used for working capital, the reduction of debt and the reduction of other liabilities currently outstanding.

In June 2022, the Company entered into a promissory note with a member of management.  The loan was for $1,500,000 and has a two-year term with an interest rate of 8.5% per annum with an additional PIK of 3.5% per annum.   On November 15, 2023, the Company executed an amendment to the promissory note with Mr. Marshall, providing for the payment of interest only for 18 months at an interest rate of 12% per annum and thereafter, the amortization of the note over a 12-month period, starting in June of 2025.  $1,000,000 of the principal was used as part of the VitaMedica purchase price.  The principal outstanding and accrued interest at June 30, 2024 was $500,000 and $169,662, respectively.  The accrued interest was paid in July of 2024.  In addition, the Company issued Mr. Marshall a warrant to purchase up to 18,750 shares of the Company’s common stock for five years at a per share price of $22.00.  The note has been classified as long-term in the consolidated financial statements.

The above related party transactions are not necessarily indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent parties.

F-25

Note 12. Equity Transactions

Convertible Preferred Stock

The Company has 25,000 shares of Preferred Stock issued and outstanding to Allan Marshall, CEO. The preferred stock is convertible into the Company’s common stock at a ratio of 1.8 shares of preferred stock for a single share of the Company’s common stock at the holder’s option, has preferential liquidation rights and the preferred stock shall vote together with the common stock as a single class on all matters to which shareholders of the Company are entitled to vote at the rate of ten votes per share of preferred stock.

Common Stock

During the year ended June 30, 2023:

The Company issued 62,370 shares of common stock for the acquisition of E-Core Technologies Inc., a Florida corporation, valued at $6,000,000.

The Company issued 6,700 shares of common stock for prepayment of interest on a note payable.  The shares were valued at $607,020 or $90.60 per common share and recorded as prepaid interest as the shares were issued at that time.

The Company agreed to sell 100,061 shares of common stock for a purchase price of approximately $7,000,000. After deducting the underwriter’s commissions, discounts, and offering expenses payable by the company, the Company expects to receive net proceeds of approximately $6,060,000.  In addition, the Company issued warrants to purchase approximately 8,450 shares of the Company’s common stock at a purchase price of $95.48 per common share.

In September of 2023, the Company issued 4,505 shares of common stock for the purchase of the remaining 45% of Cygnet Online, LLC.  The shares were valued at $162,727 or $36.12 per common share.  These shares were held due to a dispute with the seller.

On January 18, 2024, the Company issued 25,081 shares of common stock as repayment of $500,000 of the Company’s long-term debt. The shares were valued at $500,000 or 19.94 per common share.

On March 18, 2024, the Company issued 5,000 shares of common stock as an incentive-restricted stock grant to certain employees. The shares were valued at $85,000 or $17 per common share.

The Company effectuated a reverse stock split, at a rate of 20 to 1, effective at 12:01 am ET, October 3, 2024.  The total issued and outstanding shares of the Company’s common stock, post reverse stock split was 1,040,886.  The Depository Trust Company (“DTC”) has requested an additional 202,183 shares of the Company’s common stock to round up, pursuant to the terms of the reverse stock split, the holdings of DTC’s beneficial holders.  These shares were issued on  October 23, 2024 and on October 30, 2024 we were notified that the shares were returned to the Company’s transfer agent. Although the Company did receive the common stock back after issuance, the potential dilution remains a risk, and is the subject of a complaint filed by the Company in the United States District Court for the District of Nevada with the purpose of eliminating any said risk. The Reverse Stock Split did not modify the relative rights or preferences of the Common Stock.

F-26

Note 13. Stock Based Compensation

The Company has established a Company an incentive plan, 2019 Equity Incentive Plan (the “2019 Plan”). The plan grants incentives to select persons who can make, are making and continue to make substantial contributions to the growth and success of the Company, to attract and retain the employment and services of such persons and to encourage and reward such contributions by providing these individuals with an opportunity to acquire or increase stock ownership in the Company through either the grant of options or restructured stock. The 2019 Plan is administered by the Compensation Committee or such other committee as is appointed by the Board of Directors pursuant to the 2019 Plan (the “Committee”). The Committee has full authority to administer and interpret the provisions of the 2019 Plan including, but not limited to, the authority to make all determinations with regard to the terms and conditions of an award made under the 2019 Plan. On February 8, 2021, the Shareholders consented, and the Board of Directors approved, the amendment of the 2019 Plan to increase the maximum number of Shares that may be issued thereunder by 138,889 Shares to 277,778 Shares. On May 24, 2022, the Shareholders consented, and the Board of Directors approved the amendment of the 2019 Plan to increase the maximum number of Shares that may be issued thereunder by 222,222 Shares to 500,000 Shares.

The Board of Directors of the Company may from time to time, in its discretion grant to directors, officers, consultants and employees of the Company, non-transferable options to purchase common shares. The options are exercisable for a period of up to 10 years from the date of the grant.

The following table reflects the continuity of stock options for the years ended June 30, 2024 and 2023:

A summary of stock option activity is as follows:

		Weighted	Average
		Average	Remaining	Aggregated
	Options	Exercise	Contractual	Intrinsic
	Outstanding	Price	Life (Years)	Value
Outstanding at June 30, 2022	213,994	$61.00	7.42	$4,919,182
Granted	52,150	92.60	10	-
Forfeited	(24,180)	30.60	-	-
Outstanding at June 30, 2023	241,964	$66.20	6.23	$1,342,280
Granted	23,900	26.59	5	-
Forfeited	(65,150)	79.56	-	-
Outstanding at June 30, 2024	200,714	$57.40	5.83	$0.00
Options exercisable at June 30, 2024 (vested)	196,972	58.20	5.85	$0.00
Options exercisable at June 30, 2023(vested)	217,490	62.40	6.41	$3,131,855

The average fair value of stock options granted was estimated to be 3.40 per share for the period ended June 30, 2024, and the closing stock price on June 30, 2024, was $7.20 per common share.

The average fair value of stock options granted was estimated to be $92.60 per share for the period ended June 30, 2023, and the closing stock price on June 30, 2023, was approximately $45.00 per common share.

Stock-based compensation expense attributable to stock options was approximately $1,169,803 and $3,664,500 for the years ended June 30, 2024 and 2023, respectively. As of June 30, 2024, there was approximately $265,200 unrecognized compensation expense related to unvested stock options outstanding, and the weighted average vesting period for those options was 2 years.

F-27

The value of each grant is estimated at the grant date using the Black-Scholes option model with the following assumptions for options granted during the years ended June 30, 2024 and 2023:

	June 30, 2024	June 30, 2023
Dividend rate	-	-
Risk free interest rate	3.95%-4.53%	2.70%-4.38%
Expected term	5	6.5
Expected volatility	58%-107%	68%-117%
Grant date stock price	$0.53-1.47	$1.62 – 5.30

The basis for the above assumptions are as follows: the dividend rate is based upon the Company’s history of dividends; the risk-free interest rate for periods within the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant; the expected term was calculated based on the Company’s historical pattern of options granted and the period of time they are expected to be outstanding; and expected volatility was calculated based upon historical trends in the Company’s stock prices.

Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Based on historical experience of forfeitures, the Company estimated forfeitures at 0% for each of the years ended June 30, 2024 and 2023, respectively.

There were 213,214 shares available for issuance as of November 11, 2024, under the 2019 Plan as amended.

14. Income Taxes

The components of the provision for income taxes are as follows:

	2024	2023

Current tax provision	$12,700	$349,260
Deferred tax provision	(344,801)	(3,601,298)

Provision for income taxes (benefit)	$(332,101)	$(3,049,293)

The differences between income taxes calculated at the statutory US federal income tax rate and the Company’s provision for income taxes are as follows:

	2024	2023

Income tax provision at statutory federal and state tax rate	21%	21.00%
State taxes, net of federal benefit	0.27%	5.04%
Nondeductible expense	(0.05)%	(0.24)%
Tax return to provision	0.00%	(2.67)%
State tax rate change	.07%	1.81%
Other, net	5.53%	0.90%
Valuation allowance	(25.43)%	-%

Provision for income taxes	1.38%	25.83%

F-28

The net deferred income tax asset balance related to the following:

	2024	2023

Net operating losses carry forward	$4,405,547	$752,863

Right of use assets	98,987	-
Inventory write off	981,758	-
Impairment loss	3,159,477	1,015,997
Intangible assets	1,034,959	1,741,870
Stock Options	2,323,784	1,999,688
Allowance for doubtful accounts	16,797	56,112
Accrued compensation	27,540	19,323
Deferred revenue	-	18,196
Other, net	7	7
Valuation allowances	(6,100,000)	-

Deferred tax asset	$5,948,858	$5,604,056

There were approximately $44,916,500 and $21,258,000 of losses available to reduce federal taxable income in future years and can be carried forward indefinitely as of June 30, 2024 and June 30, 2023, respectively.

Future realization of the tax benefits of existing temporary differences and net operating loss carryforwards ultimately depends on the existence of sufficient taxable income within the carryforward period. As of June 30, 2024 and 2023, the Company performed an evaluation to determine whether a valuation allowance was needed. The Company considered all available evidence, both positive and negative, which included the results of operations for the current and preceding years. The Company also considered whether there was any currently available information about future years. The Company determined that it is more likely than not that the Company will have future taxable income. The Company used $2,506,514 of the federal net operating loss carryover during the year ended June 30, 2022.  During the years ended June 30, 2024 and June 30, 2023 the federal net operating loss increased significantly and management recorded a valuation reserve of $6,100,000.

We file federal and state income tax returns in jurisdictions with varying statutes of limitations. Income tax returns generally remain subject to examination by federal and most state tax authorities. We are not currently under examination in any federal or state jurisdiction.

Note 15. Risks and Uncertainties

There is substantial uncertainty and different interpretations among federal, state and local regulatory agencies, legislators, academics and businesses as to the scope of operation of Farm Bill-compliant hemp programs relative to the emerging regulation of cannabinoids. These different opinions include, but are not limited to, the regulation of cannabinoids by the U.S. Drug Enforcement Administration, or DEA, and/or the FDA and the extent to which manufacturers of products containing Farm Bill-compliant cultivators and processors may engage in interstate commerce. The uncertainties cannot be resolved without further federal, and perhaps even state-level, legislation, regulation or a definitive judicial interpretation of existing legislation and rules. If these uncertainties continue, they may have an adverse effect upon the introduction of our products in different markets.

F-29

Note 16.  Discontinued Operations – Sale of Infusionz to Bloomios

On October 28, 2022, the Company determined that the best course of action related to Infusionz, LLC and certain manufacturing business was to accept an offer to sell those operations.

The Company received from Bloomios, Inc.(OTCQB:BLMS), the purchaser (i) $5,500,000 paid at closing; (ii) a convertible secured subordinated promissory note in the original principal amount of $5,000,000; (iii) 85,000 shares of Series D convertible preferred stock, with a total stated value of $8,500,000; (iv) a senior secured convertible debenture with a subscription amount of $4,500,000, after original issue discount of $779,117; and (v) a common stock purchase warrant to purchase up to 2,853,910 shares of Bloomios’s common stock.  The Company recorded the consideration received at the estimated value at the time of the transaction and as part of that estimate valued the additional warrants to purchase Bloomios shares of common stock at $8,500,000 and a valuation allowance of $8,500,000.

The assets transferred were recorded at their respective book values, the accrued and incurred expenses estimated by management were recorded and the consideration received was recorded at managements estimated fair value based on the balance sheet on October 26, 2022, the effective closing date.

Tangible assets, inventory / working capital*	$(1,344,000)
Tangible assets, warehouse and manufacturing equipment, net of accumulated depreciation*	(679,327)
Goodwill	(2,413,814)
Intangible assets, net of accumulated amortization	(946,996)
Accrued and incurred expenses related to the transaction and additional working capital*	(2,051,500)
Consideration received, including cash, debt and equity, net	15,000,000
Total gain recognized	$7,564,363

*During the continuing transition period, all of the inventory or working capital was not moved from the Henderson, Nevada location to the buyers location in Daytona, Florida.

At closing, the Company provided working capital, in the form of inventory, in excess of the working capital agreement and during the transition period, there are certain expenses and purchases incurred that are to be netted against funds collected on behalf of the buyer.  At June 30, 2023, there was a receivable balance from the buyer of 845,443, net of a reserve of $1,179,498.

Advance for payroll	$50,000
Operating expense	652,891
Management fees	685,600
Excess working capital	388,565
Accrued Interest	247,885
Subtotal due from Bloomios	$2,024,941
Reserve	1,179,498
Total due from Bloomios	$845,443

For several reasons, including but not limited to the non-payment per the terms of several agreements and the continuous delay in getting the business transitioned, the Company notified Bloomios of its termination of the transition agreement.  Management accrued a reserve on the receivable balance of $1,179,498 leaving a receivable balance of $845,443 on June 30, 2023.  Accrued interest and the gain from the original issue discount were reversed and the remaining balance was expensed to loss from discontinued operations during the year ended June 30, 2023.  For the year ended June 30, 2024, the Company had accrual for wind down expenses of employee compensation, travel expenses and others for the expected shutdown of the facility in Henderson, Nevada after the transition was completed to Bloomios.    The final reconciliation of all these accrued expenses resulting in and over accrual of $71,976 and was recognized as income from discontinued operations for the year ended June 30, 2024.

F-30

Summary of discontinued operations:

	Years ended June 30,
	2024		2023
Discontinued Operations
Revenue		$-	$3,042,878
Cost of sales		$-	$1,803,643
Sales, general and administrative expenses		$(71,976)	$1,300,102
Depreciation and amortization	$		$10,576
Income (loss) from discontinued operations, net of tax		$71,976	$(338,418)

The investments originally recorded at the date of the sale were fully reserved as of June 30, 2023.

Investments - Bloomios:

Senior secured convertible debenture, net of unamortized original issue discount	$5,218,209
Series D convertible preferred stock	8,500,000
Convertible Secured Subordinate Promissory Note	5,000,000
Reserve on Investments - Bloomios	(18,718,209)
Total Investments - Bloomios	$-

Senior Secured convertible debenture:

The Company received a senior secured convertible debenture of $4,500,000, net of the original issue discount. The Debentures have a maturity date of October 26, 2024, an interest rate of 10% and are convertible into shares of Bloomios common stock.  The debenture contains customary representations, warranties and indemnification provisions. The Debentures are secured by a senior security interest in all assets of the Company and its subsidiaries.

In addition, the Company received a warrant to purchase shares of Bloomios common stock.  The Company did not place any value on this warrant.  Bloomios has agreed to use commercially reasonable efforts to complete a Qualified Offering within six months of October 26, 2022, to file a registration statement covering the resale of the warrant shares and the underlying shares convertible with the debenture.

Series D convertible preferred stock

We received 85,000 shares of Series D preferred stock.  The preferred shares have a stated value per share of $100 and we are to receive dividends equal to 8.5% per year on a monthly basis, 30 days in arrears, for each month during which the Series D Preferred shares remain outstanding.  The preferred stock shall not receive the declared dividends until the senior secured debentures are all repaid in full for all investors, including the debentures held by the Company.

Convertible Secured Subordinate Promissory Note

The note has an interest rate of eight and one-half percent (8.5%) per annum and requires Bloomios to make a prepayment to the note in the amount equal to 40% of the net proceeds received by Bloomios in connection with any offering of securities conducted in connection with an up listing.  Interest is due monthly and the note is convertible, at the Company’s option, into shares of Bloomios common stock at a conversion price of $5.00 per share subject to adjustments.   The full principal and interest is due on or before October 26, 2024.

The note is secured by a subordinated security interest in all assets of Infusionz pursuant to a certain pledge and security agreement, dated as of October 26, 2022, which security interest shall rank junior to all liens and security interests granted by Bloomios to the senior secured convertible note, which the Company is a holder of a portion of this security.

F-31

Note 17. Discontinued Operations – Sale of Interactive Offers

On August 31, 2023, the Company sold Interactive offers to Amplifyir Inc. The purchase price is $1,250,000 with a provision to adjust the final purchase price based on the business being transferred to Amplifyer Inc. with a net zero working capital. In addition, the Buyer is obligated to pay the Company two-and-one-half percent (2.5%) of certain advertising revenues of Interactive for a two-year period post-closing. Accordingly, the results of the business were classified as discontinued operations in our statements of operations and excluded from both continuing operations and segment results for all periods presented.

Summary of discontinued operations:

	Years ended June 30,
	2024	2023
Discontinued Operations
Revenue	$158,147	$1,442,279
Cost of sales	$11,982	$446,332
Sales, general and administrative expenses	$333,168	$2,118,480
Depreciation and amortization	$-	$607,103
Loss from discontinued operations	$(187,003)	$(1,729,636)
Accounts receivable net of allowance for doubtful accounts	$-	$67,467
Fixed assets, net of accumulated depreciation	$-	$2,835
Total assets	$-	$1,026,043
Total liabilities	$-	$-

Note 18. Discontinued Operations – Sale of VitaMedica

On June 13, 2024, the Company sold VitaMedica, Inc. to three investors and had an effective day of June 1, 2024.  One of the minority interest investors is Allan Marshall, the Company’s Chief Executive Officer. The purchase price for the stock was $6,000,000, subject to certain customary post-closing adjustments. In addition, the Buyers are obligated to pay the Company for services provided according to the Transition Services Agreement.  Accordingly, the results of the business were classified as discontinued operations in our statements of operations and excluded from both continuing operations and segment results for all periods presented.  Discontinued operations of VitaMedica included in the consolidated financial statements ended June 30, 2024 are for the period from July 1, 2023 to May 31, 2024.

Summary of discontinued operations:

	Years ended June 30,
	2024	2023
Discontinued Operations
Revenue	$8,707,268		$7,610,949
Cost of sales	$2,051,854		$1,362,036
Sales, general and administrative expenses	$6,076,257		$5,891,301
Depreciation and amortization	$425,263		$527,634
Other expenses	$(59,742)		$212,427
Income (loss) from discontinued operations	$213,636		$(382,449)
Accounts receivable net of allowance for doubtful accounts	$-		$289,416
Fixed assets, net of accumulated depreciation	$-		$83,840
Total assets	$-		$4,875,757
Total liabilities	$-	$

F-32

Fair value of consideration the Company was paid:

Cash	$2,100.000
Reduction of liabilities	1,900,000
Note payable	1,000,000
Working capital payment	1,000,000
$6,000,000

Recognized amounts of identifiable assets, liabilities and intangible assets transferred:

Cash	$37,267
Accounts receivable	416,374
Inventory	1,747,150
Prepaid expenses	518,280
Fixed assets	111,305
Other assets	184,800
Liabilities	(512,926)
Total identifiable assets	2,502,250
Total goodwill and intangible assets	1,549,212
Total assets transferred	4,051,462
Purchase price	$6,000,000
Gain on sale of VitaMedica	$1,948,538

Note 19. Discontinued Operations – Sale of E-Core

E-Core, Technology Inc. and its subsidiaries

On October 21, 2022, the Company acquired E-Core Technology, Inc. (“E-Core”) d/b/a New England Technology, Inc., a Florida corporation (“New England Technology”).

The following table summarizes the consideration transferred to acquire E-Core and the amount of identified assets acquired, and liabilities assumed at the acquisition date.

Fair value of consideration transferred:

Cash	$100,000
Cash payment, 120 days	3,000,000
Note payable	5,189,718
Note payable 2	4,684,029
Convertible note payable, convertible at $4.81 per common share	2,418,860
Common stock, 1,247,402 shares valued at $4.81 per common share, the calculated closing price on October 21, 2022	6,000,000
$21,039,765

Recognized amounts of identifiable assets acquired, and liabilities assumed:

Cash	$1,014,610
Accounts receivable	6,699,945
Inventory	7,750,011
Prepaid expenses	75,721
Trade name	1,727,249
Customer relationships	5,080,305
Accrued liabilities	(192,051)
Line of credit	(7,201,079)
Total identifiable net assets	$14,635,673
Goodwill	$6,404,092

F-33

The business was acquired through membership interest purchase agreement on October 21, 2022.  There was no contingent consideration payable under the asset purchase agreement, although a provision was used to adjust the purchase price based on the final working capital transferred to the Company.  The purchase price was decreased by $33,803, net and was repaid to the Company with an adjustment to the $3,000,000 cash payment.  The final purchase price allocation was completed by an independent consulting firm and is no longer subject to change.

The three notes payable were discounted by $2,707,393.  The discount amortization for the year ended June 30, 2024 and June 30, 2023 was $1,112,676 and $969,098, respectively.

On August 1, 2024, the Company closed a sale transaction in which, effective as of June 30, 2024, it sold 100% of the outstanding stock of its wholly owned subsidiary E-Core Technology, Inc., a Florida corporation (d/b/a New England Technology, Inc.) (“E-core”), to E-Core Holdings, LLC, a Florida limited liability company (the “Buyer”) pursuant to the terms of an Agreement to Unwind Securities Purchase Agreement dated July 31, 2024 (the “Agreement”).  The principals of the Buyer are the three individuals from whom the Company acquired E-core in October 2022.  The purchase price in the transaction was $2,000,000 paid by the Buyer to the Company at closing.  In addition, in connection with the closing of the transaction (i) the Company was released as a guarantor from E-core’s commercial loan facility, and (ii) all subordinated promissory notes issued by the Company in connection with the Company’s initial acquisition of E-core were cancelled and any outstanding principal and interest thereunder was deemed paid in full.  The Agreement contains standard representations and warranties, conditions to closing, and covenants, for a transaction of this nature.

Summary of discontinued operations:

	Years ended June 30,
	2024	2023
Discontinued Operations
Revenue	$8,707,268	$36,623,864
Cost of sales	$2,051,854	$30,334,483
Sales, general and administrative expenses	$6,076,257	$4,026,910
Depreciation and amortization	$425,263	$1,144,313
Other expenses	$(59,742)	$37,824
Income from discontinued operations	$213,636	$1,080,379
Accounts receivable net of allowance for doubtful accounts	$-	$5,796,903
Fixed assets, net of accumulated depreciation	$-	$-
Total assets	$-	$22,400,484
Total liabilities	$-	$3,401,983

Fair value of consideration the Company was paid:

Acquisition payable, paid August 5, 2024	$2,000.000
Assumption of debt and accrued interest	10,636,309
$12,636,309

Recognized amounts of identifiable assets, liabilities and intangible assets transferred:

Cash	$51,976
Accounts receivable	5,301,212
Inventory	1,870,687
Prepaid expenses	56,476
Fixed assets	-
Liabilities	(3,428,549)
Total identifiable assets	3,851,802
Total goodwill and intangible assets	10,521,833
Total assets transferred	14,373,635
Purchase price	$12,636,309
Loss on sale of E-core	$1,737,326

F-34

UPEXI, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	June 30,
	2025	2024

ASSETS
Current assets
Cash	$230,392	$661,415
Accounts receivable, net	180,897	606,885
Inventory, net	1,324,540	1,431,556
Due from VitaMedica transition	-	212,358
Prepaid expenses and other receivables	232,328	502,188
Assets available for sale - Building	-	4,005,516
Purchase price receivable - VitaMedica	2,000,000	2,000,000
Purchase price receivable - E-core	-	2,000,000
Total current assets	3,968,157	11,419,918

Property and equipment, net	1,972,522	2,356,556
Intangible assets, net	182,300	239,871
Goodwill	848,854	848,854
Deferred tax asset	5,948,858	5,948,858
Digital assets	44,732	-
Other assets	192,122	278,435
Right-of-use asset, net	1,909,769	2,418,596
Total other assets	11,099,157	12,091,170

Total assets	$15,067,314	$23,511,088

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$1,414,929	$481,647
Accrued compensation	1,098,146	1,098,856
Deferred revenue	23,914	235,255
Accrued liabilities	223,535	736,407
Accrued interest	834,056	476,018
Acquisition payable	260,652	413,152
Related party advances, net	75,000	100,000
Current portion of note payable	420,000	-
Current portion of convertible notes payable	525,000	-
Current portion of related party note payable	375,000	-
Current portion of Cygnet subsidiary notes payable	5,380,909	5,447,565
Note payable on building for sale	-	2,634,538
Current portion of operating lease payable	165,060	1,031,714
Total current liabilities	10,796,201	12,655,152

Operating lease payable, net of current portion	1,844,233	1,732,606
Related party note payable	125,000	500,000
Note payable	140,000	557,429
Convertible notes payable	311,170	1,550,000

Total long-term liabilities	2,420,403	4,340,035

Stockholders' equity
Preferred stock, $0.001 par value, 100,000,000 shares authorized, and 25,000 and 25,000 shares issued and outstanding, respectively	150	25
Common stock, $0.001 par value, 100,000,000 shares authorized, and 1,430,429 and 1,045,429 shares issued and outstanding, respectively	1,430	1,045
Additional paid in capital	55,467,290	53,374,444
Accumulated deficit	(53,618,160)	(46,859,613)
Total stockholders' equity attributable to Upexi, Inc.	1,850,710	6,515,901
Total stockholders' equity	1,850,710	6,515,901

Total liabilities and stockholders' equity	$15,067,314	$23,511,088

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-35

UPEXI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024

Revenue
Revenue	$3,160,480	5,223,242	$11,522,487	20,960,812
Cost of Revenue	1,601,374	3,955,559	4,059,207	9,696,598

Gross profit	1,559,106	1,267,683	7,463,280	11,264,214

Operating expenses
Sales and marketing	1,039,299	1,275,974	3,030,687	4,578,950
Distribution costs	990,049	2,061,469	3,722,196	6,693,573
General and administrative expenses	2,642,654	1,790,611	5,558,934	4,953,300
Unrealized (gain) loss on digital assets	5,268	-	5,268	-
Share-based compensation	521,353	212,758	695,229	965,229
Amortization of acquired intangible assets	19,191	658,858	57,571	1,976,574
Depreciation	198,519	306,185	658,986	901,521
Lease impairment (gain on settlement)	(269,994)	-	(269,994)	289,969
	5,146,339	6,305,855	13,458,877	20,359,116

Loss from operations	(3,587,233)	(5,038,172)	(5,995,597)	(9,094,902)

Other income (expense), net
Other	676	(10,376)	676	(30,063)
Interest (expense) income, net	(245,103)	(736,551)	(763,626)	(2,612,359)

Other income (expense), net	(244,427)	(746,927)	(762,950)	(2,642,422)
Loss on operations before income tax	(3,831,660)	(5,785,099)	(6,758,547)	(11,737,324)
Income tax benefit (expense)	-	1,501,595	-	2,668,769

Net loss from continuing operations	(3,831,660)	(4,283,504)	(6,758,547)	(9,068,555)
Gain (loss) from the sale of:
Interactive Offers	-	(103,263)	-	237,670
	-	(103,263)	-	237,670
Income (loss) on discontinued operations
Interactive offers	-	-	-	(193,040)
VitaMedica	-	81,978	-	239,908
E-core	-	186,177	-	871,098
Income (loss) income from discontinued operations	-	268,155	-	917,966

Net income (loss) attributable to Upexi, Inc.	$(3,831,660)	(4,118,612)	$(6,758,547)	$(7,912,919)

Basic income (loss) per share:
Income (loss) per share from continuing operations	$(2.87)	$(4.19)	$(5.92)	$(8.75)
(Loss) income per share from discontinued operations	$-	$0.26	$-	$0.89
Total income (loss) per share attributable to Upexi shareholders	$(2.87)	$(4.03)	$(5.92)	$(7.64)

Diluted income (loss) per share:
Income (loss) per share from continuing operations	$(2.87)	$(4.19)	$(5.92)	$(8.75)
(Loss) income per share from discontinued operations	$-	$0.26	$-	$0.89
Total income (loss) per share attributable to Upexi shareholders	$(2.87)	$(4.03)	$(5.92)	$(7.64)

Basic weighted average shares outstanding	1,336,373	1,021,210	1,140,995	1,036,182
Fully diluted weighted average shares outstanding	1,336,373	1,021,210	1,140,995	1,036,182

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-36

UPEXI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (UNAUDITED)

	Preferred Stock	Preferred Stock	Common Stock	Common Stock	Additional Paid	Accumulated	Non-controlling	Total Shareholders'
	Shares	Par	Shares	Par	In Capital	Deficit	Interest	Equity

Balance, June 30, 2023	25,000	$25	1,010,843	$1,011	$51,541,909	$(23,201,175)	$(505,147)	$27,836,623

Issuance of stock and equity for purchase of Cygnet			4,505	5	162,722		505,147	667,874

Stock based compensation	-	-	-	-	421,887	-	-	421,887

Net loss for the three months ended September 30, 2023	-	-	-	-	-	(1,355,388)	-	(1,355,388)

Balance, September 30, 2023	25,000	$25	1,015,348	$1,016	$52,126,518	$(24,556,563)	$-	$27,570,996

Stock based compensation	-	-	-	-	330,584	-	-	330,584

Net loss for the three months ended December 31, 2023	-	-	-	-	-	(2,438,919)	-	(2,438,919)

Balance, December 31, 2023	25,000	$25	1,015,348	$1,016	$52,457,102	$(26,995,482)	$-	$25,462,661

Issuance of stock for conversion of debt	-	-	25,000	25	499,975	-	-	500,000

Stock based compensation	-	-	5,000	4	212,754	-	-	212,758

Net loss for the three months ended March 31, 2024	-	-	-	-	-	(4,118,612)	-	(4,118,612)

Balance, March 31, 2024	25,000	$25	1,045,348	$1,045	$53,169,831	$(31,114,094)	$-	$22,056,807

2025

Balance, June 30, 2024	25,000	$25	1,045,429	$1,045	$53,374,444	$(46,859,613)	$-	$6,515,901

Stock based compensation	-	-	-	-	141,298	-	-	141,298

Net loss for the three months ended September 30, 2024	-	-	-	-	-	(1,625,577)	-	(1,625,577)

Balance, September 30, 2024	25,000	$25	1,045,429	$1,045	$53,515,742	$(48,485,190)	$-	$5,031,622

Stock based compensation					32,578			32,578

Net loss for the three months ended December 31, 2024						(1,301,310)		(1,301,310)

Balance, December 31, 2024	25,000	$25	1,045,429	$1,045	$53,548,320	$(49,786,500)	$-	$3,762,890

Issuance of preferred series A stock	125,000	125			324,875			325,000

Issuance of stock for the conversion of debt			385,000	385	849,615			850,000

Issuance of beneficial conversion feature and warrants					223,127			223,127

Stock based compensation					521,353			521,353

Net loss for the three months ended March 31, 2025						(3,831,660)		(3,831,660)

Balance, March 31, 2025	150,000	$150	1,430,429	$1,430	$55,467,290	$(53,618,160)	$-	$1,850,710

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-37

UPEXI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended March 31,
	2025	2024
Cash flows from operating activities
Net loss from operations	$(6,758,547)	$(7,912,922)

Adjustments to reconcile net loss from continuing operations to net cash (used in) provided by operating activities:
Depreciation and amortization	716,557	2,635,560
Amortization of loan costs	11,868	81,602
Amortization of consideration discount	358,038	900,339
Change in deferred tax asset	-	(2,668,769)
Inventory write off for Amazon Inventory	499,924	-
Provision for credit losses for Amazon receivable	554,260	-
Reduction of acquisition payable	(152,500)
Unrealized (gain) loss on digital assets	5,268	-
Lease impairment (gain on settlement)	(269,994)	-
Stock based compensation	695,229	965,229
Changes in assets and liabilities, net of acquired amounts
Accounts receivable	(128,272)	459,747
Inventory	(392,908)	2,251,230
Prepaid expenses and other assets	491,578	642,111
Operating lease payable	23,794	301,492
Accounts payable and accrued liabilities	419,700	(1,333,894)
Deferred revenue	(211,341)	(22,431)
Net cash used in by operating activities - Continuing Operations	(4,137,346)	(3,700,706)
Net cash provided by operating activities - Discontinued Operations	-	879,614
Net cash used in operating activities	(4,137,346)	(2,821,092)

Cash flows from investing activities
Proceeds from the sale of the building, net	4,005,516	-
Proceeds from the sale of E-core	2,000,000	-
Proceeds from the sale of Interactive Offers, net of liabilities paid	-	147,592
Acquisition and sale of digital assets	(50,000)
Acquisition of Cygnet Online LLC, net	-	(500,000)
Acquisition of property and equipment	(197,999)	(663,057)

Net cash provided by (used in) investing activities - Continuing Operations	5,757,517	(1,015,465)
Net cash (used in) investing activities - Discontinued Operations	-	(70,000)
Net cash provided by (used in) investing activities	5,757,517	$(1,085,465)

Cash flows from financing activities
Payment on acquisition notes payable	-	(280,972)
Payment on acquisition notes payable for E-core	-	(3,184,089)
Issuance of preferred stock series A	325,000	-
Repayment of Cygnet notes payable	(66,656)	-
Proceeds from related party advance	75,000	-
Proceeds from issuance of convertible notes	350,000	-
Repayment of related party advance	(100,000)	-
Repayment on note payable on building	(2,634,538)	(180,887)
Net cash used in financing activities - Continuing Operations	(2,051,194)	(3,645,948)
Net cash (used in) provided by financing activities - Discontinued Operations	-	3,284,532
Net cash used in financing activities	(2,051,194)	(361,416)

Net decrease in cash - Continuing Operations	$(431,023)	$(8,362,119)
Net (decrease) increase in cash - Discontinued Operations	$-	$4,094,146

Cash, beginning of period	$661,415	$4,492,291
Cash, end of period	$230,392	$224,318

Supplemental Cash Flow Disclosures
Interest paid	$329,102	$1,505,162
Income tax paid	$-	$-
Non-cash Investing and Financing Activities
Issuance of common stock for acquisition of Cygnet	$-	$162,727
Issuance of common stock for the repayment of convertible note payable	$850,000	$500,000
Issuance of debt for acquisition of Cygnet	$-	$300,000
Bloomios non-cash payment of receivables, net	$-	$845,443

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-38

UPEXI, INC.

Notes to Unaudited Condensed Consolidated Financial Statements

Note 1. Background Information

As used in this quarterly report and unless otherwise indicated, the terms “we”, “us”, “our”, “Upexi”, and the “Company” mean Upexi, Inc., a Nevada corporation formed in 2018. The Company has eleven active subsidiaries, which include:

☐	HAVZ, LLC, d/b/a/ Steam Wholesale, a California limited liability company
☐	Gummy Labs, LLC, a Delaware limited liability company
☐	MW Products, Inc., a Nevada corporation
☐	Upexi Holding, LLC, a Delaware limited liability company
	o	Upexi Pet Products, LLC, a Delaware limited liability company
☐	Upexi Enterprise, LLC, a Delaware limited liability company
	o	Upexi Distribution LLC, a Delaware limited liability company
	o	Upexi Distribution Management LLC, a Delaware limited liability company
	o	Upexi Property & Assets, LLC, a Delaware limited liability company
■ Upexi 17129 Florida, LLC, a Delaware limited liability company
☐	Cygnet Online, LLC (“Cygnet”), a Delaware limited liability company (100% owned as of September 1, 2023)
☐	Prax Products, LLC, a Florida limited liability company

The following subsidiaries had no activity during the three and nine months ended March 31, 2025 and 2024:

☐	Upexi CP, LLC, a Delaware limited liability company
☐	Upexi CP / Canada Inc., a Canadian corporation
☐	Upexi Development and Marketing, LLC., a Delaware limited liability company
☐	Trunano Labs, Inc., a Nevada corporation

The following subsidiaries were divested during the years ended June 30, 2024 and 2023:

☐	VitaMedica, Inc. a Nevada corporation
☐	E-Core Technology, Inc. a Florida corporation
☐	Infusionz LLC, a Colorado limited liability company
☐	Interactive Offers, LLC, a Delaware limited liability company

In addition, the Company has six wholly owned subsidiaries that had no activity during the years ended March 31, 2025 and 2024. All of the entities were dissolved or cancelled as of March 31, 2025.

•	Steam Distribution, LLC, a California limited liability company
•	One Hit Wonder, Inc., a California corporation
•	One Hit Wonder Holdings, LLC, a California limited liability company
•	Vape Estate, Inc., a Nevada Corporation
•	SWCH, LLC, a Delaware limited liability company
•	Cresco Management, LLC, a California limited liability company

F-39

Our products are distributed in the United States of America and internationally through multiple entities and managed through our locations in Florida.

Upexi operates from our corporate location in Tampa, Florida, where direct to consumer, wholesale and Amazon sales are driven by on-site and remote teams for all brands. The Tampa location also supports all the other locations with accounting, corporate oversight, day-to-day finances, business development and operational management operating from this location.

MW Products operates from our corporate headquarters, managing direct to consumer, wholesale and Amazon sales for multiple brands and develops new products through our research and development team in Henderson, Nevada and distributes products through our Tampa, Florida warehouse.

Lucky Tail operates from our Tampa, Florida warehouse with sales and marketing driven by on-site and remote teams that operate the Amazon sales strategy and daily business operations.

Gummy Labs, LLC operates manufacturing and/or distribution centers in Odessa, Florida, supporting our health and wellness products, including those products manufactured with hemp ingredients and our overall distribution operations. We have continued to manage these operations with corporate focus on larger opportunities that have warranted the majority of corporate focus and investments for the future.  While in Nevada, the business operated under the corporation HAVZ, LLC d/b/a/ Steam Wholesale.

Upexi Distribution operates from our Tampa, Florida warehouse providing warehousing, distribution and other services in support of our product sales.

Note 2. Significant Accounting Policies

The accompanying condensed consolidated financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

The significant accounting policies followed are:

Use of Estimates - The preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates underlying the Company’s reported financial position and results of operations include the allowance for doubtful accounts, useful lives of property and equipment, impairment of long-lived assets, inventory valuation, fair value of stock-based compensation and valuation allowance on deferred tax assets.

Cash- The Company considers all highly liquid investment instruments with a maturity of three months or less to be cash equivalents. Cash is maintained at financial institutions and at times, balances may exceed federally insured limits. The Company has never experienced any losses related to these balances.

Accounts Receivable - Amounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within a specified time from the invoice date. The trade terms vary based on the customer and typically range from prepaid to 45 days from the invoice date. Interest is not charged by the Company on past due accounts. The carrying amount of receivables is reduced by a valuation allowance for expected credit losses, as necessary, that reflects management’s best estimate of the amount that will not be collected. This estimation takes into consideration historical experience, current conditions and as applicable, reasonable supportable forecasts. Actual results could vary from the estimate. Accounts are charged against the allowance when management deems them to be uncollectible. The net accounts receivable balances at March 31, 2025, June 30, 2024, and July 1, 2023 were $180,897, $ 606,885, and $2,046,700, respectively. Based on management’s review of accounts receivable, the valuation allowance was approximately $591,600 at March 31, 2025 and $61,750 at June 30, 2024, and $148,600 at July 1, 2023, respectively. The Company had bad debt expenses of $773,915 for the three and $783,915 nine months ended March 31, 2025 and $0 for the three and 6,000 nine months March 31, 2024.   Management increased the reserves for accounts receivable by $554,260 during the nine months ended March 31, 2025 and wrote off approximately $219,600 of accounts receivable balances.

F-40

Inventory - The Company reviews the inventory level of all products and raw materials quarterly. For most products that have been in the market for one year or more, we consider inventory levels of greater than one year’s sales to be excess or other items that show slower than projected sales. Due to limited market penetration for our products, we have decided to write down 50% of the cost against certain raw materials and finished products. Products that are no longer part of the current product offering are considered obsolete. The potential for re-sale of slow-moving and obsolete inventories is based upon our assumptions about future demand and market conditions. The recorded cost of obsolete inventories is then reduced to zero. The slow-moving and obsolete inventory is written off and recorded as charges to cost of goods sold. All adjustments for obsolete inventory establish a new cost basis for that inventory as we believe such reductions are permanent declines in the market price of our products. Generally, obsolete inventory is sold to companies that specialize in the liquidation, while we continue to market slow-moving inventories until they are sold or become obsolete.  Inventory consists of raw materials and finished goods and is stated at the lower of cost or net realizable value, cost is determined by the weighted average moving cost inventory method. Net realizable value is determined, with appropriate consideration given to obsolescence, excessive levels, deterioration, and other factors.

Digital Assets – In accordance Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”). ASU 2023-08 requires in-scope crypto assets to be measured at fair value in the statement of financial position, with gains and losses from changes in the fair value of such crypto assets recognized in net income each reporting period. ASU 2023-08 also requires certain interim and annual disclosures for crypto assets within the scope of the standard.

The Company adopted this guidance effective January 1, 2025 as this was the start of the first reporting period the Company had Crypto Assets.

Property and Equipment - Property and equipment is recorded at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets ranging from 3 to 20 years. Leasehold improvements are amortized over the shorter of their estimated useful lives of 5 years or the related lease term. Gains and losses upon disposition are reflected in the Statements of Operations in the period of disposition. Maintenance and repair expenditures are charged to expense as incurred.

Business Combinations - The Company accounts for its business combinations using the acquisition method of accounting. The cost of an acquisition is measured as the aggregate of the acquisition date fair values of the assets transferred and liabilities assumed by the Company to the seller’s cash consideration and equity instruments issued. Transaction costs directly attributable to the acquisition are expensed as incurred. The excess of (i) the total costs of acquisition over (ii) the fair value of the identifiable net assets of the acquiree is recorded as identifiable intangible assets and goodwill.

Goodwill - The Company evaluates its goodwill for possible impairment, simplifying the test for goodwill impairment at least annually and when one or more triggering events or circumstances indicate that the goodwill might be impaired. Under this guidance, annual or interim goodwill impairment testing is performed by comparing the estimated fair value of a reporting unit with its carrying amount. An impairment charge is recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value, not to exceed the carrying value of goodwill.

The Company performed its annual test as of June 30, 2024 and 2023, respectively.

It was determined by management that the goodwill related to Cygnet was completely impaired at June 30, 2024 based on the strategic decision to exit the recommerce business.  An impairment of goodwill in the amount of $3,594,745 was recorded at June 30, 2024 eliminating all of the goodwill related to Cygnet.

Revenue Recognition - In accordance with ASC No. 606, Revenue from Contracts with Customers, the Company recognizes revenue when we satisfy performance obligations as evidenced by the transfer of control of our products or services to customers. In general, the Company generates revenue from product sales, either directly to customers or to distributors. In determining whether a contract exists, we evaluate the terms of the agreement, the relationship with the customer or distributor and their ability to pay.

F-41

The Company recognizes revenue from sales of our products, including sales to our distributors, at a point in time, generally upon shipment or delivery to the customer or distributor, depending upon the terms of the sales order. Control is considered transferred when title and risk of loss pass, when the customer becomes obligated to pay and, where applicable, when the customer has accepted the products or upon expiration of the acceptance period. For sales to distributors, payment is due on our standard commercial terms and is not contingent upon the distributors’ resale of the products.

Shipping and handling fees billed to customers are included in revenue. Shipping and handling fees associated with inbound freight, are generally included in cost of revenue.

Our business is subject to contingencies related to customer orders, including:

Right of Return:

A large portion of our revenue comes from the sale of consumable products, which are sold in high-volume and low quantities, and are generally maintained at stock levels of less than ninety days in our facility. Customer returns have historically represented a very small percentage of sales on an annual basis.  Other product sales relate to some pet products, including small mechanical devices.

Warranties:

The Company does not accept sales returns from wholesale customers, as the products are pre-approved prior to production and shipment. E-Commerce product returns must be completed within 45 days of the date of purchase. The Company accrues an allowance for refunds, returned deposits and discounts given by customer services post shipment of the product based on historical experience and management’s estimate of future expenses, including replacement, freight charges and other fulfilment expenses.

Conditions of Acceptance:

Sales of our consumable products and pet products, generally do not have customer acceptance terms.

The following table discloses disaggregated revenue for the three months ended:

	March 31, 2025	March 31, 2024
Primary geographical markets

United States of America	$3,116,889	$5,045,330
Other	43,591	177,912
Total	$3,160,480	$5,223,242

Product source

Internally manufactured	$2,205,436	$2,554,341
Contract manufactured	625,169	673,738
Purchased as finished good	229,875	1,995,164
Total	$3,160,480	$5,223,242

F-42

The following table discloses disaggregated revenue for the nine months ended:

	March 31, 2025	March 31, 2024
Primary geographical markets

United States of America	$11,344,823	$20,519,729
Other	177,664	441,083
Total	$11,522,487	$20,960,812

Product source

Internally manufactured	$7,049,894	$8,377,195
Contract manufactured	2,038,348	2,219,111
Purchased as finished good	2,434,245	10,364,506
Total	$11,522,487	$20,960,812

Contract Assets

A contract asset is the Company’s right to consideration in exchange for goods or services that the Company has transferred to a customer. ASC 606, Revenue from Contracts with Customers, distinguishes between a contract asset and a receivable based on whether receipt of the consideration is conditional on something other than the passage of time. When the Company transfers control of goods or services to a customer before the customer pays consideration, the Company records either a contract asset or a receivable depending on the nature of the Company’s right to consideration for its performance. The point at which a contract asset becomes an account receivable may be earlier than the point at which an invoice is issued. The Company assesses a contract asset for impairment in accordance with ASC 310, Receivables.

The following table discloses the deferred revenue:

	March 31, 2025	June 30, 2024
Deferred revenue	$23,914	$235,255

The deferred revenue or also referred to as funded backlog was $0 at July 1, 2023.  We expect to recognize 100% of the deferred revenue at March 31, 2025 and June 30, 2024, as revenue in the year ended June 30, 2025.

Impairment of Long-lived Assets - Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the book value of the asset may not be recoverable. The Company periodically evaluates whether events and circumstances have occurred that indicate possible impairment. When impairment indicators exist, the Company estimates the future undiscounted net cash flows of the related asset or asset group over the remaining life in measuring whether or not the asset values are recoverable.

Advertising - The Company supports its products with advertising to build brand awareness of the Company’s various products in addition to other marketing programs executed by the Company’s marketing team. The Company believes continual investment in advertising is critical to the development and sale of its branded products. Advertising costs of $491,510 and $366,943 were expensed as incurred during the three months ended March 31, 2025 and 2024, respectively.  Advertising costs of $1,331,133 and $1,463,550 were expensed as incurred during the nine months ended March 31, 2025, and 2024, respectively.

F-43

Stock Based Compensation - The Company recognizes all share-based payments to employees, including grants of employee stock options and grants of restricted shares as compensation expense in the consolidated financial statements based on their fair values. That expense will be recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period) or immediately if the share-based payments vest immediately.

Leases - The Company determines if a contract contains a lease at inception. A contract contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Control is defined as having both the right to obtain substantially all of the economic benefits from use of the asset and the right to direct the use of the asset. Management only reassesses its determination if the terms and conditions of the contract are changed. Leases with an initial term of 12 months or less are not recorded within the accompanying condensed consolidated balance sheets. GAAP requires that the Company’s leases be evaluated and classified as operating or finance leases for financial reporting purposes. The classification evaluation begins at the commencement date and the lease term used in the evaluation includes the non-cancellable period for which the Company has the right to use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonably certain and failure to exercise such option will result in an economic penalty. All the Company’s real estate leases are classified as operating leases.

Most real estate leases include one or more options to renew, with renewal terms that generally can extend the lease term for an additional two years. The exercise of lease renewal options is at the Company’s discretion. The Company evaluates renewal options at lease inception and on an ongoing basis and includes renewal options that it is reasonably certain to exercise in its expected lease terms when classifying leases and measuring lease liabilities. Lease agreements generally do not require material variable lease payments, residual value guarantees or restrictive covenants.

The Company’s leases generally do not provide an implicit rate, and therefore the Company uses its incremental borrowing rate as the discount rate when measuring operating lease liabilities. The incremental borrowing rate represents an estimate of the interest rate the Company would incur at lease commencement to borrow an amount equal to the lease payments on a collateralized basis over the term of a lease within a particular currency environment.

Income Taxes - Income taxes are provided for the tax effects of transactions reported in the condensed consolidated financial statements and consist of taxes currently due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carrying value of assets and liabilities for tax and financial reporting purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.  At March 31, 2025 and June 30, 2024, there was a valuation allowance of approximately $7,791,500 and a $6,100,000 valuation allowance was recorded at March 31, 2025 and June 30, 2024, respectively.

The Company identifies and evaluates uncertain tax positions, if any, and recognizes the impact of uncertain tax positions for which there is a less than more-likely-than-not probability of the position being upheld when reviewed by the relevant taxing authority. Such positions are deemed to be unrecognized tax benefits and a corresponding liability is established on the balance sheet. The Company has not recognized a liability for uncertain tax positions. If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s condensed consolidated financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

F-44

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date.

ASC Topic 740 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s condensed consolidated financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. There are no material uncertain tax positions at June 30, 2024 or June 30, 2023.

Reverse Stock Split

On September 18, 2024, we filed a Certificate of Change with the Nevada Secretary of State to effect a reverse stock split of our common stock at a rate of 1-for-20 (the "Reverse Stock Split"), which became effective as of October 3, 2024 (the "Effective Date"). The Reverse Stock Split was approved by the board of directors in accordance with Nevada law. The Reverse Stock Split did not have any impact on the par value of common stock.

On the Effective Date, every twenty shares of Common Stock issued and outstanding were automatically combined into one share of Common Stock, without any change in the par value per share. As the per-share par value did not change, we reclassified $19,860 from Common Stock to Additional Paid-in-Capital on the Effective Date. The exercise prices and the number of shares issuable upon exercise of outstanding stock options, equity awards and warrants, and the number of shares available for future issuance under the equity incentive plans were adjusted in accordance with their respective terms. The Reverse Stock Split affected all stockholders uniformly and did not alter any stockholder’s percentage interest in our Common Stock. We did not issue any fractional shares in connection with the Reverse Stock Split. Instead, fractional shares were initially rounded up to the next largest whole number, resulting in the issuance of 8 shares on October 3, 2024, the Effective Date, and an additional issuance of 38 shares on October 8, 2024.  On October 10, 2024, the transfer agent received additional requests to issue a total of 202,183 shares of common stock for round up of fractional shares.  These shares were issued on October 23, 2024 and on October 30, 2024 we were notified that the shares were returned to the Company’s transfer agent.  Although the Company did receive the common stock back after issuance, the potential dilution remains a risk, and is the subject of a complaint filed by the Company in the United States District Court for the District of Nevada with the purpose of eliminating any said risk.  The Reverse Stock Split did not modify the relative rights or preferences of the Common Stock.

Unless otherwise indicated, all issued and outstanding shares of common stock and all outstanding securities entitling their holders to purchase shares of our common stock or acquire shares of our common stock, including stock options, restricted stock units, and warrants per share data, share prices and exercise prices, as required by the terms of those securities, have been adjusted retroactively to reflect the Reverse Stock Split.

On October 17, 2024, Company received written notice (the “Compliance Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) informing the Company that it has regained compliance with Nasdaq Listing Rule 5550(a)(2), which requires that companies listed on the Nasdaq Stock Market maintain a minimum bid price of $1.00 per share.  Nasdaq notified the Company in the Compliance Notice that, from October 3, 2024 to October 16, 2024, the closing bid price of the Company’s common stock had been $1.00 per share or greater and, accordingly, the Company had regained compliance with Nasdaq Listing Rule 5550(a)(2) and that the matter was now closed.

Deferred Revenue - The Company records deposits as deferred revenue when a customer pays in advance of shipping the product. Once the product is shipped, the deposit is recorded as revenue and the related commissions are paid. All products were shipped related to deposits in deferred revenue, in less than one year.

Convertible Debt and Securities - The Company follows beneficial conversion feature guidance in ASC 470-20, which applies to convertible stock as well as convertible debt. A beneficial conversion feature is defined as a nondetachable conversion feature that is in the money at the commitment date. The beneficial conversion feature guidance requires recognition of the conversion option’s in-the-money portion, the intrinsic value of the option, in equity, with an offsetting reduction to the carrying amount of the instrument. The resulting discount is amortized as interest over the life of the instrument, if a stated maturity date exists, or to the earliest conversion date, if there is no stated maturity date. If the earliest conversion date is immediately upon issuance, the expense must be recognized at inception. When there is a subsequent change to the conversion ratio based on a future occurrence, the new conversion price may trigger the recognition of an additional beneficial conversion feature on occurrence.

F-45

Reclassifications - Certain reclassifications have been made to the consolidated financial statements as of and for the three and nine months ended March 31, 2024 to conform to the presentation as of and for the nine months ended March 31, 2025.

Basis of Presentation and Principles of Consolidation - The Company’s condensed consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The condensed consolidated financial statements include the accounts of all subsidiaries in which the Company holds a controlling financial interest as of March 31, 2025 and June 30, 2024.

In the opinion of management, the unaudited interim condensed consolidated financial statements reflect all adjustments of a normal recurring nature that are necessary for a fair presentation of the results for the interim periods presented. All significant intercompany transactions and balances are eliminated in consolidation. However, the results of operations included in such financial statements may not necessarily be indicative of annual results.

Recent Accounting Pronouncements – From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board, (“FASB”), or other standard setting bodies and adopted by us as of the specified effective date. Unless otherwise discussed, the impact of recently issued standards that are not yet effective will not have a material impact on the Company’s financial position or results of operations upon adoption. The Company has considered all other recently issued accounting pronouncements, including the new provisions of ASC 326 (“Financial Instruments – Credit Losses”) pertaining to “current expected credit losses. ASC 326 was adopted for fiscal year 2024 and did not have a material effect to the accompanying condensed consolidated financial statements.

In December 2023, the FASB issued ASU No. 2023-09, Improvements to Income Tax Disclosures (“ASU 2023-09”). The amendments expand income tax disclosure requirements by requiring an entity to disclose (i) specific categories in the rate reconciliation, (ii) additional information for reconciling items that meet a quantitative threshold, and (iii) the amount of taxes paid disaggregated by jurisdiction. The Company adopted this guidance effective for the annual reporting period beginning January 1, 2025 (fiscal year ended June 30, 2026). The adoption of ASU 2023-09 will impact the Company’s annual disclosures only.

In December 2023, the FASB issued ASU 2023-08, Intangibles - Goodwill and Other - Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”), which establishes accounting guidance for crypto assets meeting certain criteria. Solana meets these criteria. The amendments require crypto assets meeting the criteria to be recognized at fair value with changes recognized in net income each reporting period. Upon adoption, a cumulative-effect adjustment was made to the opening balance of retained earnings as of the beginning of the annual reporting period of adoption. ASU 2023-08 is effective for fiscal years beginning after December 15, 2024, including interim periods within those fiscal years, with early adoption permitted. The Company elected to early adopt ASU 2023-08 for the year ended June 30, 2024, effective as of July 1, 2024. As a result of the adoption, the Company did not have cumulative-effect adjustment as the Company did not have any Crypto Assets prior to January 1, 2025.  In the current period, Solana is being held fair value.

In November 2024, the FASB issued ASU 2024-03, "Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures." The ASU requires disclosure, in the notes to financial statements, of specified information about certain costs and expenses. The amendments require that at each interim and annual reporting period an entity: (1) disclose the amounts of (a) purchases of inventory, (b) employee compensation, (c) depreciation, (d) intangible asset amortization, and (e) depreciation, depletion, and amortization recognized as part of oil and gas-producing activities ("DD&A") (or other amounts of depletion expense) included in each relevant expense caption. A relevant expense caption is an expense caption presented on the face of the income statement within continuing operations that contains any of the expense categories listed in (a)–(e), (2) include certain amounts that are already required to be disclosed under current GAAP in the same disclosure as the other disaggregation requirements, (3) disclose a qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively, and (4) disclose the total amount of selling expenses and, in annual reporting periods, an entity’s definition of selling expenses. An entity is not precluded from providing additional voluntary disclosures that may provide investors with additional decision-useful information. The ASU is effective for annual periods beginning after December 15, 2026, and interim report periods beginning after December 15, 2027. Early application of the amendment is permitted. The ASU should be applied either (1) prospectively to financial statements issued for reporting periods after the effective date of this ASU or (2) retrospectively to any or all prior periods presented in the financial statements. The Corporation is evaluating the effect that ASU 2024-03 will have on its condensed consolidated financial statements and related disclosures.

F-46

Note 3. Inventory

Inventory consisted of the following:

	March 31, 2025	June 30, 2024
Raw materials	$595,488	$465,535
Finished goods	729,052	966,021
	$1,324,540	$1,431,556

The Company writes off the value of inventory deemed excessive or obsolete. During the three months ended March 31, 2025, and March 31, 2024, the Company wrote off inventory valued at $ 369,290 and $107,384, net, respectively. During the nine months ended March 31, 2025, and March 31, 2024, the Company wrote off inventory valued at $418,030 and $67,928, net, respectively. The Company increased its inventory reserve by $499,924 during the nine months ended March 31, 2025 and had inventory reserves at March 31, 2025, and June 30, 2024, of $803,073 and $605,470, respectively.

Note 4. Property and Equipment

	March 31, 2025	June 30, 2024
Furniture and fixtures	$127,029	$127,050
Computer equipment	98,735	112,397
Internal use software	570,645	570,645
Manufacturing equipment	2,062,703	1,927,974
Leasehold improvements	814,157	767,418
Vehicles	89,359	89,359
Property and equipment, gross	3,762,628	3,594,844
Less accumulated depreciation	(1,790,105)	(1,268,288)
	$1,972,522	$2,356,556

Depreciation expense for the three months ended March 31, 2025, and 2024 was $198,519 and $306,185, respectively.

Depreciation expense for the nine months ended March 31, 2025, and 2024 was $658,986 and $901,521, respectively.

F-47

Note 5. Digital Assets

The following table summarizes the Company’s digital asset holdings as of:

	March 31,	June 30,
	2025	2024
Approximate number of Solana Tokens held	359	-
Digital asset carrying value	$44,732	$-

The following table summarizes the Company’s digital asset purchases, losses (gains) on digital assets for the three months ended March 31, 2025 and for the three months ended March 31, 2024:

	Three Months Ended
	March 31,
	2025	2024
Approximate number of Solana Tokens purchased	359	-
Digital asset purchases	$50,000	$-
Unrealized (loss) on digital assets	$(5,268)	$-

The following table summarizes the Company’s digital asset purchases, losses (gains) on digital assets for the nine months ended March 31, 2025 and for the nine months ended March 31, 2024:

	Nine Months Ended
	March 31,
	2025	2024
Approximate number of Solana Tokens purchased	359	-
Digital asset purchases	$50,000	$-
Unrealized (loss) on digital assets	$(5,268)	$-

The Company did not sell any of its Digital Assets during the three and nine months ended March 31, 2025 or 2024, respectively.  The Company valued the Solana Tokens at $124.60 per token the market price on March 31, 2025.

Note 6. Intangible Assets

Intangible assets as of March 31, 2025:

	Estimated Life	Cost	Accumulated Amortization	Net Book Value
Customer relationships	4 years	$1,834,692	$1,834,692	$-
Trade name	5 years	383,792	201,492	182,300

Online sales channels	2 years	1,800,000	1,800,000	-
Vender relationships	5 years	6,000,000	6,000,000	-

		$10,018,484	$9,836,184	$182,300

F-48

For the three months ended March 31, 2025 and 2024, the Company amortized approximately $19,191 and 2,195,079, respectively.

For the nine months ended March 31, 2025 and 2024, the Company amortized approximately $57,571 and $3,512,794, respectively.

Intangible assets as of June 30, 2024:

	Estimated Life	Cost	Accumulated Amortization	Net Book Value
Customer relationships	4 years	$1,834,692	$1,834,692	$-
Trade name	5 years	383,792	143,921	239,871

Online sales channels	2 years	1,800,000	1,800,000	-
Vender relationships	5 years	6,000,000	6,000,000	-

		$10,018,484	$9,778,613	$239,871

Future amortization of intangible assets on March 31, 2025 are as follows:

June 30, 2025	$19,189
June 30, 2026	76,758
June 30, 2027	76,758
June 30, 2028	9,595
$182,300

Note 7. Prepaid Expense and Other Current Assets

Prepaid and other receivables consist of the following:

	March 31, 2025	June 30, 2024
Insurance	$71,760	$116,074
Prepayment to vendors	104,622	203,556
Deposits on services	10,000	25,550
Prepaid monthly rent	-	60,041
Subscriptions and services being amortized over the service period	39,750	32,500
Stock issued for prepaid interest on convertible note payable		64,320
Other receivables	6,196	147

Total	$232,238	$502,188

All prepaid expenses are expected to be expensed during the following 12 months from the reporting date.

F-49

Note 8. Operating Leases

We have entered into various non-cancellable operating and finance lease agreements for certain of our offices, manufacturing, technology, and equipment. We determine if an arrangement is a lease, or contains a lease, at inception, and record the leases in our financial statements upon lease commencement, which is the date when the underlying asset is made available for use by the lessor. Our lease terms may include one or more options to extend the lease terms, for periods from one year to 20 years, when it is reasonably certain that we will exercise that option. As of March 31, 2025, no option to extend the lease was recognized as right-of-use (“ROU”) assets and lease liabilities. We have lease agreements with lease and non-lease components, and non-lease components are accounted for separately and not included in our ROU assets and corresponding liabilities. We have elected not to present short-term leases on the condensed consolidated balance sheet as these leases have a lease term of 12 months or less at lease inception.

During November 2019, the Company entered into a lease for a Nevada facility that commenced on November 13, 2019, and recorded a right of use asset and corresponding lease liability. The Company used this leased facility for office, manufacturing, and warehouse space. The Company is responsible for real estate taxes, utilities, and repairs under the terms of certain of the operating leases. During the year ended June 30, 2024 the Company used the facility for ongoing operations and recognized approximately $670,200 of expense during the year.  The Company moved out of the facility in July 2024.

During May 2021, the Company entered into a lease for an additional Nevada facility that commenced on May 1, 2021, and recorded a right of use asset and corresponding lease liability. The Company used this leased facility for additional warehouse space. The minimum lease payments were $34,956 and $69,684 for the three and nine months ended March 31, 2024, respectively. The Company moved out of the facility in April of 2024 when the lease term ended.

During November 2018, the Company entered into a lease for equipment that commenced on November 1, 2018, and recorded a right of use asset and corresponding lease liability. Lease expenses were $5,730 and $5,730 for the nine months ended March 31, 2025 and 2024, respectively.

On April 1, 2022, the Company acquired Cygnet which had entered into a lease for a Florida facility that commenced on October 8, 2021, and Cygnet had recorded a right of use asset and corresponding lease liability. The lease was set to expire on October 8, 2026. The Company uses this leased facility for warehouse and office space. The Company is responsible for real estate taxes, utilities, and repairs under the terms of certain of the operating leases and accounted for as non-lease components and not part of the ROU. Lease expenses were $33,022 and $60,180 for the three and nine months ended March 31, 2024, respectively. The Company abandoned the facility in October of 2023 and recognized a lease impairment of $289,969.

On March 15, 2023, the Company entered a lease for approximately 20,400 square feet of warehouse and office space, located in Tampa, Florida, to be used as the Company’s distribution center.  The initial term of the lease is thirty-eight months and was not completed when the lease was signed.  The Company moved into the facility in July 2023 and started operations. The Company is responsible for real estate taxes, utilities, and repairs under the terms of certain of the operating leases and accounted for as non-lease components and not part of the ROU. During the nine months ended March 31, 2025, the Company recognized approximately $301,294 expense and approximately $264,902 for the nine months ended March 31, 2024.

On July 25, 2023, the Company entered a lease for approximately 5,700 square feet of office space, located in Tampa, Florida, to be used as the Company’s corporate headquarters.  The initial term of the lease is sixty-one months. During the nine months ended March 31, 2025, the Company recognized approximately $171,013 of expense and $96,071 expense for the nine months ended March 31, 2024.

On April 1, 2024, the Company entered into a lease agreement with MFA 2510 Merchant LLC, which is owned by our CEO, Allan Marshall. The lease is for approximately 10,000 square feet of warehouse and office space, located in Odessa, Florida for $20,060 per month. The initial term of the lease is five years. The Company is responsible for real estate taxes, utilities, and repairs under the terms of certain of the operating leases and accounted for as non-lease components and not part of the ROU. The Company spent $611,768 in leasehold improvements to prepare the facility for product manufacturing, which will be amortized over the five year lease term. Product manufacturing was at full capacity and fully moved from the Nevada facility as of August 1, 2024. During the nine months ended March 31, 2025, the Company recognized approximately $239,832 of expense.

Operating leases are included in operating ROU assets, current and non-current operating lease liabilities, and finance leases are included in property, plant and equipment, accrued expenses and other current liabilities, and other liabilities on the condensed consolidated balance sheets. As of March 31, 2025, our finance leases are not material.

F-50

The table below reconciles the undiscounted future minimum lease payments (displayed by year and in the aggregate) under noncancelable operating leases with terms of more than one year to the total operating lease liabilities recognized in the condensed consolidated balance sheet as of March 31, 2025:

2025	$188,211
2026	770,004
2027	507,343
2028	486,733
2029	221,715
Total undiscounted future minimum lease payments	2,174,006
Less: Imputed interest	(164,713)
2,009,293
Less: current portion	(165,060)
Present value of operating lease obligation	$1,844,233

The Company’s weighted average remaining lease term and weighted average discount rate for operating leases as of March 31, 2025 are:

Weighted average remaining lease term months	37
Weighted average incremental borrowing rate	5.0%

The Company’s weighted average remaining lease term and weighted average discount rate for operating leases as of March 31, 2024 are:

Weighted average remaining lease term months	43
Weighted average incremental borrowing rate	5.0%

For the nine months ended March 31, 2025 and 2024, the components of lease expense, included general and administrative expenses and interest expense in the condensed consolidated statement of operations, are as follows:

	Three Months Ended March 31, 2025	Nine Months Ended March 31, 2025	Three Months Ended March 31 31, 2024	Nine Months Ended March 31, 2024
Finance lease expense:
Amortization of ROU assets	$185,148	$555,444	$173,405	$514,955
Interest expense	24,993	80,781	22,639	73,341
Operating lease cost	3,750	11,279	3,745	12,436
Short-term lease expense	-	-	171,577	558,936
Variable lease expense	56,819	160,490	36,395	95,731

Total lease cost	$270,710	$807,994	$407,761	$1,255,399

Note 9. Accrued Liabilities

	March 31, 2025	June 30, 2024
Accrued professional fees	189,957	312,500
Accrued sales tax	36,445	28,539
Other accrued liabilities	(2,867)	395,368
	$223,535	$736,407

F-51

Note 10. Convertible Promissory Notes and Notes Payable

Convertible promissory notes and notes payable outstanding are summarized below:

	Maturity	March 31,	June 30,
	Date	2025	2024
Convertible Notes:
Promissory Note, 21- month term, as amended, 18.11% interest payable with common stock and subordinate to the Convertible Notes. This note was amended as of November 15, 2023, extending the note to June 1, 2026 and adjusted the interest rate to 12%, paid in cash monthly.	June 1, 2026	$700,000	$1,550,000
2025 Convertible Notes, 24 month term, 3% interest and is convertible into the Company’s common stock at a per share price of $3.00 per common share. No payment of interest or principal is due until the end of the two year term if the loan is not converted. The loan also included a detachable warrant to purchase 116,668 shares of the Company’s common stock at a per share price of $3.00	March 7, 2027	350,000	-
Less current portion of notes payable		(525,000)	-
Unamortized discount on convertible note		(213,830)
Notes payable, net of current portion and unamortized discount		$311,170	$1,550,000

Notes payable, Cygnet subsidiary:
SBA note payable, 30-year term note, 6% interest rate and collateralized with all assets of the Company	October 6, 2021	3,694,720	3,761,376
Inventory consignment note, 60 monthly payments, with first payment due June 30, 2022, 3.5% interest rate and no security interest in the assets of the business	June 30, 2027	1,000,290	1,002,221
GF Note, 6 annual payments, with first payment due December 31, 2022, 3.5% interest rate and no security interest in the assets of the business	November 7, 2026	685,899	683,968
Total		$5,380,909	$5,447,565

Notes payable, Cygnet subsidiary, current		5,380,909	5,447,565

Notes payable, Cygnet subsidiary, net of current		$-	$-

Notes Payable on Building for sale:
Mortgage Loan, 10-year term note, 4.8% interest, collateralized by land and warehouse building	September 26, 2032	$-	$2,634,538

Note Payable:
Promissory Note, 21-month term note, 10% cash interest and subordinate to the Convertible Notes. This note was amended as of November 15, 2023, extending the note to June 1, 2026 and adjusted the interest rate to 12%, paid in cash monthly.	June 1, 2026	560,000	560,000

Notes payable, current		(420,000)	-
Discount on notes payable, current			-
Notes payable, current net of discount		$140,000	$560,000

Notes payable, long-term		140,000	560,000
Discount on notes payable, long-term			(2,571)
Notes payable, long-term, net		$140,000	$557,429

Related Notes Payable:
Marshall Loan, 2-year term note, 12% cash interest, 3.5% PIK interest and subordinate to the Convertible Notes. November of 2023 extended to June 1, 2026 and interest was adjusted to 12% cash interest, paid monthly	June 1, 2026	$500,000	$500,000

Discount on related party note payable, current		-	-
Notes payable, current, net of discount		$(375,000)	$-

Discount on related party note payable, long term		-	-
Notes payable, long term, net		$125,000	$500,000

Total convertible notes payable, acquisition notes payable, notes payable and related party note payable		$7,277,079	$10,689,532

F-52

Future payments on notes payable are as follows as of March 31, 2025:

	Note Payable	Related Party Note Payable	Convertible Notes	Cygnet Subsidiary Notes Payable	Total
2025	$420,000	$375,000	$525,000	$5,380,909	$6,700,910
2026	140,000	125,000	175,000	-	440,000
2027	-	-	350,000	-	350,000
	560,000	500,000	1,050,000	5,380,909	7,490,910
Note original discount	-	-	(213,830)	-	(213,830)
	$560,000	$500,000	$836,170	$5,380,909	$7,277,079

In June 2022, the Company executed a promissory note with Allan Marshall, the Company’s Chief Executive Officer, in the original principal amount of $1,500,000 (“Marshall Loan”). The promissory note has a 2-year term and bears cash interest at the rate of 8.5% per annum with an additional PIK of 3.5% per annum. The promissory note provides for monthly payments of principal, on an even line 36-month basis, plus cash interest, with a balloon payment of all outstanding principal, cash interest, and PIK interest at maturity. The Company received and deposited the principal amount on July 31, 2022.  On November 15, 2023, the Company executed an amendment to the promissory note with Mr. Marshall, providing for the payment of interest only for 18 months at an interest rate of 12% per annum and thereafter the amortization of the note over a 12-month period, starting in June of 2025.  The principal currently outstanding is $500,000.  In addition to this, the Company issued Mr. Marshall a warrant to purchase up to 18,750 shares of the Company’s common stock for five years at a per share price of $22.00.  The note has been classified as long-term in the condensed consolidated financial statements.  $1,000,000 of the promissory note was used by the investor in the purchase of VitaMedica.

On October 19, 2022, Upexi, Inc. (the “Company”) and its indirect wholly owned subsidiary, Upexi 17129 Florida, LLC entered into a loan agreement, promissory note and related agreements with Professional Bank, a Florida state-chartered bank, providing for a mortgage on the Company’s principal office in N. Clearwater, Florida. The Company received $3,000,000 in connection with the transaction. The principal is to be repaid to Professional Bank over a term of ten years. The proceeds of the loan were utilized by the Company to pay down its loan facility with Acorn Capital, LLC in the amount of $2,780,200.  As of March 31, 2023, the Company was not in compliance with the debt service ratio.  The Company received a forbearance agreement from the bank until June 30, 2024 to return to compliance of the debt service ratio of 1.25 to 1, until that time the Company will pay an interest rate of 10% instead of the contractual terms of 4.8% and has paid the original principal and adjusted interest through this report.  The building was sold for $4,300,000 on July 8, 2024.

On February 22, 2023, the Company executed a promissory note with an investor, in the original principal amount of $560,000.  On November 15, 2023, the Company executed an amendment to the promissory note with the investor, providing for the payment of interest only for 18 months at 12% per annum and thereafter the amortization of the note over a 12-month period, starting in June of 2025.  The principal currently outstanding is $560,000.  In addition to this, the Company issued the investor a warrant to purchase up to 6,250 shares of the Company’s common stock  for five years at a per share price of $22.00.

F-53

On February 22, 2023, the Company executed a promissory note with an investor, in the original principal amount of $2,150,000.   In November of  2023, the Company executed an amendment to the promissory note with the investor, providing for the payment of interest only for 18 months at 12% per annum and thereafter the amortization of the note over a 12-month period, starting in June of 2025. The principal currently outstanding is $2,150,000.  In addition to this, the Company issued the investor a warrant to purchase up to 25,000 shares of the Company’s common stock at a per share price of $22.00.  In addition, $100,000 of the promissory note was used by the investor in the purchase of VitaMedica.   Subsequent to December 31, 2024, the investor agreed to convert $650,000 of the principal balance into 285,000 shares of the Company’s common stock or an average price of $2.28 per common share.  The remaining principal at the time of this report is $950,000.

On March 7, 2025, the Company executed a convertible note with two investors, in the original principal amount of $350,000.  The term of the note is two (2) years and has an interest rate of three (3) percent. There are no interest or principal payments due during the term of the note. All principal and interest not converted during the term of the note is payable on March 7, 2027.  The convertible note and interest is convertible into the Company’s common stock at $3.00 per common share. Additionally, there were 116,668 warrant shares issued associated with these debt agreements.  The warrants are classified as equity instruments and are not subject to remeasurement. At the time of issuance, the market price of the Company’s common stock was $2.74 per share.

In accordance with ASC 470-20, the Company allocated the proceeds between the debt, beneficial conversion feature (BCF)  and the warrants based on their relative fair values. The fair value of the BCF and the warrants were calculated using the Black-Scholes option pricing model and had the following assumptions: expected volatility of 253%, risk-free interest rate of 3.99%, expected term of 2 years, and no expected dividends. The intrinsic values of the debt discount were $107,262 and $115,865, respectively. These balances were recorded as a debt discount, with a corresponding credit to Additional Paid-In Capital. The discounts are being amortized over the two-year term of the notes.

As of December 31, 2024, the unamortized debt discount related to the BCF and warrants was $213,813. The amortization of the discount is included in interest expense in the consolidated statement of operations.

Note 11. Related Party Transactions

In June 2024, Allan Marshall, the Company’s CEO advanced the Company $100,000 to enable the Company to purchase equipment needed for the new warehouse facility.  This advance was paid in July 2024.  No interest or other fees were paid related to this transaction.  Subsequent to December 31, 2024, Mr. Marshall advanced the Company $400,000 to cover short term negative cash flow.

In March 2025, Allan Marshall purchased 125,000 shares of Series A preferred shares from the Company at a per share price of $2.60 per preferred share. This purchase was settled through the cancellation of the $400,000 advance previously mentioned. At March 31, 2025 there was $75,000 of this advance remaining and was paid subsequent to the period end, March 31, 2025.

On April 1, 2024, the Company entered into a lease agreement with MFA 2510 Merchant LLC, which is owned by our CEO, Allan Marshall.  The lease is for approximately 10,000 square feet of warehouse and office space, located in Odessa, Florida for $20,060 per month on a triple net basis.  The initial term of the lease is five years.   The Company spent $611,768 in leasehold improvements to prepare the facility for product manufacturing, which will be amortized over the five year lease term.  At June 30, 2024 there was $100,004 accrued for the deposit, 3 months’ rent, and 3 months estimated expenses, this was paid in July 2024 and is now kept current.  Product manufacturing was at full capacity and fully moved from the Nevada facility as of August 1, 2024.

On June 13, 2024, the Company entered into a Stock Purchase Agreement (“SPA”) pursuant to which the Company sold one hundred percent (100%) of the issued and outstanding equity (the “Interests”) of its wholly owned subsidiary VitaMedica, Inc. to three investors (the “Buyers”). One of the minority interest buyers is Allan Marshall, the Company’s CEO.  The purchase price for the stock was Six Million Dollars ($6,000,000), subject to certain customary post-closing adjustments.  The proceeds of the transaction will be used for working capital, the reduction of debt and the reduction of other liabilities currently outstanding.

In June 2022, the Company entered into a promissory note with a member of management.  The loan was for $1,500,000 and has a two-year term with an interest rate of 8.5% per annum with an additional PIK of 3.5% per annum.   On November 15, 2023, the Company executed an amendment to the promissory note with Mr. Marshall, providing for the payment of interest only for 18 months at an interest rate of 12% per annum and thereafter, the amortization of the note over a 12-month period, starting in June of 2025. $1,000,000 of the principal was used as part of the VitaMedica purchase price.  The principal outstanding and accrued interest at June 30, 2024 was $500,000 and $169,662, respectively.  The accrued interest was paid in July of 2024.  The principal outstanding and accrued interest at December 31, 2024 was $500,000 and $30,760, respectively.   In addition, the Company issued Mr. Marshall a warrant to purchase up to 18,750 shares of the Company’s common stock for five years at a per share price of $22.00.

The above related party transactions are not necessarily indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent parties.

F-54

Note 12. Equity Transactions

Convertible Preferred Stock

The Company has 150,000 shares of Preferred Stock issued and outstanding to Allan Marshall, CEO.

250,000 shares of 150,000 preferred stock is convertible into the Company’s common stock at a ratio of 1.8 shares of preferred stock for a single share of the Company’s common stock at the holder’s option, has preferential liquidation rights and the preferred stock shall vote together with the common stock as a single class on all matters to which shareholders of the Company are entitled to vote at the rate of ten votes per share of preferred stock.

On March 12, 2025, Allan Marshall purchased 125,000 shares of Series A preferred stock that is convertible into the Company’s common stock at a ratio of 1 share of preferred stock for a single share of the Company’s common stock at the holder’s option, has preferential liquidation rights and the preferred stock shall vote together with the common stock as a single class on all matters to which shareholders of the Company are entitled to vote at the rate of ten votes per share of preferred stock.

Common Stock

In September of 2023, the Company issued 4,505 shares of common stock for the purchase of the remaining 45% of Cygnet Online, LLC.  The shares were valued at $162,727 or $36.12 per common share.  These shares were held due to a dispute with the seller.

On January 18, 2024, the Company issued 25,081 shares of common stock as repayment of $500,000 of the Company’s long-term debt. The shares were valued at $500,000 or 19.94 per common share.

On March 18, 2024, the Company issued 5,000 shares of common stock as an incentive-restricted stock grant to certain employees. The shares were valued at $85,000 or $17 per common share.

The Company effectuated a reverse stock split, at a rate of 20 to 1, effective at 12:01 am ET, October 3, 2024.  The total issued and outstanding shares of the Company’s common stock, post reverse stock split was 1,040,886.  The Depository Trust Company (“DTC”) has requested an additional 202,183 shares of the Company’s common stock to round up, pursuant to the terms of the reverse stock split, the holdings of DTC’s beneficial holders.  These shares were issued on  October 23, 2024 and on October 30, 2024 we were notified that the shares were returned to the Company’s transfer agent. Although the Company did receive the common stock back after issuance, the potential dilution remains a risk, and is the subject of a complaint filed by the Company in the United States District Court for the District of Nevada with the purpose of eliminating any said risk. The Reverse Stock Split did not modify the relative rights or preferences of the Common Stock.

During the three months ended March 31, 2025, the Company issued 350,000 shares of common stock to two different investors for the repayment of $850,000 of outstanding debt.  The weight average share price for the repayment of debt was approximately $2.21 per common share issued.

Subsequent to March 31, 2025, the Company issued 83,333 shares of common stock shares of common stock as part of incentive-restricted stock grant to certain employees and consultants that vested. The shares were valued at $287,432 or approximately $3.45 per common share.

Subsequent to March 31, 2025, the Company issued 222,000 of restricted stock grants as part of incentive-plan stock grant to certain employees that will vest over time.  None of these have vested and the shares were valued at $506,160 or approximately $2.28 per common share.

F-55

Note 13. Stock Based Compensation

The Board of Directors of the Company may from time to time, in its discretion grant to directors, officers, consultants and employees of the Company, non-transferable options to purchase common shares. The options are exercisable for a period of up to 10 years from the date of the grant.

A summary of stock option activity for the nine months ended March 31, 2025 is as follows:

		Weighted	Average
		Average	Remaining	Aggregated
	Options	Exercise	Contractual	Intrinsic
	Outstanding	Price	Life (Years)	Value
Outstanding at June 30, 2024	217,490	$57.40	5.83	$-
Exercised	-	-	-	-
Forfeited	(181,137)	58.51	-	-
Granted	85,000	3.46	9.22	-
Options outstanding at March 31, 2025	121,353	$18.26	7.40	-
Options exercisable at March 31, 2025 (vested)	106,457	$20.28	7.60	$-

A summary of stock option activity for the nine months ended March 31, 2024 is as follows:

		Weighted	Average
		Average	Remaining	Aggregated
	Options	Exercise	Contractual	Intrinsic
	Outstanding	Price	Life (Years)	Value
Outstanding at June 30, 2023	241,964	$66.20	6.23	$1,342,280
Exercised	-	-	-	-
Forfeited	(26,000)	86.80	-	-
Granted	20,000	29.40	1	-
Options outstanding at March 31, 2024	235,964	$67.20	5.44	-
Options exercisable at March 31, 2024 (vested)	227,868	$58.40	5.50	$-

Stock-based compensation expense attributable to stock options was $521,353 and $212,758 for the three months ended March 31, 2025, and 2024, respectively.  Stock-based compensation expense attributable to stock options was $695,229 and $965,229 for the nine months ended March 31, 2025, and 2024, respectively.   As of March 31, 2025, there was approximately $50,632 of unrecognized compensation expense related to unvested stock options outstanding, and the weighted average vesting period for those options was less than 90 days.

There were 85,000  stock options granted during the three and nine months ended March 31, 2025.

The value of each grant is estimated at the grant date using the Black-Scholes option model with the following assumptions for options granted during the nine months ended March 31, 2025:

March 31, 2025
Dividend rate	-
Risk free interest rate	4.31%
Expected term	5-10
Expected volatility	149%
Grant date stock price	$3.46

F-56

Subsequent to March 31, 2025, then Company granted 35,000 options under the 2019 Plan as amended.   The Company granted  the option with a 10 year term at a per share purchase price of 2.28 per common share.  In addition, the Company granted

There were 262,231 shares available for issuance as of March 31, 2025, under the 2019 Plan as amended.

The value of each grant is estimated at the grant date using the Black-Scholes option model with the following assumptions for options granted during the nine months ended March 31, 2024:

March 31, 2024
Dividend rate	-
Risk free interest rate	3.95%
Expected term	1
Expected volatility	63%
Grant date stock price	$29.40

Note 14. Income Taxes

The Company computed the year-to-date income tax provision by applying the estimated annual effective tax rate to the year-to-date pre-tax income and adjusted for discrete tax items in the period. For the three and nine months ended March 31, 2025 the Company reserved 100% of the benefit calculated as income tax benefit and calculated a benefit of $988,500 and $1,691,500 for the three and nine months March 31, 2025, respectively.

For the three and nine months ended March 31, 2025, the difference between the U.S. statutory rate and the Company’s effective tax rate is due to the additional valuation allowance on the Company’s deferred tax assets during the period. The income tax benefit for the three months and nine months ended March 31, 2025, was primarily attributable to federal and state income taxes and nondeductible expenses for an effective tax rate of approximately 25.8%. The income tax benefit for the three months and nine months ended March 31, 2024, was primarily attributable to federal and state income taxes and non-deductible expenses for an effective tax rate of approximately 24.5%.

Deferred tax assets and liabilities resulting from temporary differences in the recognition of income and expenses for tax and financial reporting purposes. As of each reporting date, management considers new evidence, both positive and negative, that could affect its view of the future realization of deferred taxes. Future realization of the tax benefits of existing temporary differences and net operating loss carryforwards ultimately depends on the existence of sufficient taxable income within the carryforward period. As of June 30, 2024 the Company performed an evaluation to determine whether a valuation allowance was needed. The Company considered all available evidence, both positive and negative, which included the results of operations for the current and preceding years. The Company also considered whether there was any currently available information about future years. The Company determined that it is more likely than not that the Company will have future taxable income. The Company used $2,506,514 of the federal net operating loss carryover during the year ended June 30, 2022, however during the years ended June 30, 2024 and June 30, 2023 the federal net operating loss increased significantly and management recorded a valuation reserve of $6,100,000.  As of March 31, 2025 the Company had a valuation reserve of approximately $7,791,500.

We file federal and state income tax returns in jurisdictions with varying statutes of limitations. Income tax returns generally remain subject to examination by federal and most state tax authorities. We are not currently under examination in any federal or state jurisdiction.

F-57

Note 15. Risks and Uncertainties

There is substantial uncertainty and different interpretations among federal, state and local regulatory agencies, legislators, academics and businesses as to the scope of operation of Farm Bill-compliant hemp programs relative to the emerging regulation of cannabinoids. These different opinions include, but are not limited to, the regulation of cannabinoids by the U.S. Drug Enforcement Administration, or DEA, and/or the FDA and the extent to which manufacturers of products containing Farm Bill-compliant cultivators and processors may engage in interstate commerce. The uncertainties cannot be resolved without further federal, and perhaps even state-level, legislation, regulation or a definitive judicial interpretation of existing legislation and rules. If these uncertainties continue, they may have an adverse effect upon the introduction of our products in different markets.

Note 16. Discontinued Operations – Sale of Interactive Offers

On August 31, 2023, the Company sold Interactive offers to Amplifyir Inc. The purchase price is $1,250,000 with a provision to adjust the final purchase price based on the business being transferred to Amplifyer Inc. with a net zero working capital. In addition, the Buyer is obligated to pay the Company two-and one-half percent (2.5%) of certain advertising revenues of Interactive for a two-year period post-closing. Accordingly, the results of the business were classified as discontinued operations in our statements of operations and excluded from continuing operations.

Summary of discontinued operations:

	Three Months Ended	Nine Months Ended
	March 31, 2024	March 31, 2024
Discontinued Operations
Revenue	$-	$158,147
Cost of sales	$-	$11,982
Sales, general and administrative expenses	$-	$339,205
Depreciation and amortization	$-	$-
Income (loss) from discontinued operations	$-	$(193,040)
Accounts receivable net of allowance for doubtful accounts	$-	$-
Fixed assets, net of accumulated depreciation	$-	$-
Total assets	$-	$-
Total liabilities	$-	$-

Note 17. Discontinued Operations – Sale of VitaMedica

On June 13, 2024, the Company sold VitaMedica, Inc. to three investors and had an effective day of June 1, 2024.  One of the minority interest investors is Allan Marshall, the Company’s Chief Executive Officer. The purchase price for the stock was $6,000,000, subject to certain customary post-closing adjustments. In addition, the Buyers are obligated to pay the Company for services provided according to the Transition Services Agreement.  Accordingly, the results of the business were classified as discontinued operations in our statements of operations and excluded both continuing operations for all periods presented.  Discontinued operations of VitaMedica excluded in the condensed consolidated financial statements for the three and nine months ended March 31, 2024 are as follows:

F-58

Summary of discontinued operations:

	Three Months Ended	Nine Months Ended
	March 31, 2024	March 31, 2024
Discontinued Operations
Revenue	$2,673,744	$6,708,021
Cost of sales	$587,142	$1,480,486
Sales, general and administrative expenses	$1,888,490	$4,694,350
Depreciation and amortization	$115,896	$353,646
Income (loss) from discontinued operations	$81,978	$239,908
Accounts receivable net of allowance for doubtful accounts	$444,730	$444,730
Fixed assets, net of accumulated depreciation	$54,791	$54,791
Total assets	$4,901,950	$4,901,950
Total liabilities	$403,460	$403,460

Note 18. Discontinued Operations – Sale of E-Core

E-Core, Technology Inc. and its subsidiaries

On August 1, 2024, the Company closed a sale transaction in which, effective as of June 30, 2024, it sold 100% of the outstanding stock of its wholly owned subsidiary E-Core Technology, Inc., a Florida corporation (d/b/a New England Technology, Inc.) (“E-core”), to E-Core Holdings, LLC, a Florida limited liability company (the “Buyer”) pursuant to the terms of an Agreement to Unwind Securities Purchase Agreement dated July 31, 2024 (the “Agreement”).  The principals of the Buyer are the three individuals from whom the Company acquired E-core in October 2022.  The purchase price in the transaction was $2,000,000 paid by the Buyer to the Company at closing.  In addition, in connection with the closing of the transaction (i) the Company was released as a guarantor from E-core’s commercial loan facility, and (ii) all subordinated promissory notes issued by the Company in connection with the Company’s initial acquisition of E-core were cancelled and any outstanding principal and interest thereunder was deemed paid in full.  The Agreement contains standard representations and warranties, conditions to closing, and covenants, for a transaction of this nature.

Accordingly, the results of the business were classified as discontinued operations in our statements of operations and excluded from both continuing operations and segment results for all periods presented.  Discontinued operations of E-core excluded in the condensed consolidated financial statements for the three and nine months ended March 31, 2024 are as follows:

Summary of discontinued operations:

	Three Months Ended	Nine Months Ended
	March 31, 2024	March 31, 2024
Discontinued Operations
Revenue	$9,221,715	$38,625,335
Cost of sales	$7,606,275	$33,168,260
Sales, general and administrative expenses	$1,100,054	$3,371,876
Depreciation and amortization	$403,875	$1,211,625
Other expenses	$74,666	$2,476
Income from discontinued operations	$186,177	$871,098
Accounts receivable net of allowance for doubtful accounts	$4,219,460	$4,219,460
Fixed assets, net of accumulated depreciation	$-	$-
Total assets	$25,184,866	$25,184,866
Total liabilities	$5,471,259	$5,471,259

Note 19. Subsequent Events

On April 24, 2025 the Company closed on a private placement offering to sell 35,970,383 shares of the Company’s common stock at an offering price of $2.28 per share and pre-funded warrants to purchase 7,889,266 shares of common stock at an offering price of $2.279 per share of the Company’s common stock that may be exercised at a per share price of $0.0001.  The Company received approximately $92,586,000, net of broker fees, legal fees and other expenses incurred for the private placement.

Since March 31, 2025 the Company has purchased approximately 596,355 Solana Tokens with a cost based of approximately $84,157,000.

F-59

83,333,333 Shares of Common Stock

Upexi, Inc.

PROSPECTUS

                  , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid by the Registrant in connection with the issuance and distribution of the securities being registered. All amounts other than the SEC registration fees and FINRA fees are estimates.

SEC Registration Fee	$64,685
FINRA Filing Fee	$63,875
Accounting Fees and Expenses	$10,000
Legal Fees and Expenses	$10,000
Transfer Agent and Registrar Fees	$5,000
Miscellaneous Fees and Expenses	$5,000
Total*	$158,560

* Estimated expenses.

Item 14. Indemnification of Directors and Officers

Our Certificate of Incorporation provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the “DGCL”). We are incorporated under the laws of the State of Delaware. Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his or her service as a director or officer of the corporation, or his or her service, at the corporation’s request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees) that are actually and reasonably incurred by him or her expenses, and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him or her, in connection with the defense or settlement of such action, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against such expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The DGCL also provides for mandatory indemnification of any director, officer, employee or agent against such expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the DGCL provides the general authorization of advancement of a director’s or officer’s litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by law, agreement or otherwise.

Our Bylaws and Certificate of Incorporation provide for indemnification of our directors and officers and for advancement of litigation expenses to the fullest extent permitted by current Delaware law. In addition, the Company has entered into indemnification agreements with certain of its directors and officers that provide for indemnification and advancement of litigation expenses to fullest extent permitted by the DGCL.

We maintain a policy of directors’ and officers’ liability insurance which reimburses us for expenses which we may incur in connection with the foregoing indemnity provisions and which may provide direct indemnification to directors and officers where we are unable to do so.

II-1

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the above, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

The following sets forth information regarding all unregistered securities sold by us in transactions that were exempt from the requirements of the Securities Act in the last three years. Except where noted, all of the securities discussed in this Item 15 were all issued in reliance on the exemption under Section 4(a)(2) of the Securities Act. Unless otherwise indicated, all of the share issuances described below were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

On July 16, 2025, the Company issued secured convertible notes in the aggregate, principal amount of approximately $151.2 million, convertible into 35,569,224 shares of Common Stock at $4.25 per share.

On July 11, 2025, the Company issued 12,457,186 shares of Common Stock, at an offering price of $4.00 per share and $4.94 per share for certain members of the Company’s management and members of the board of directors.

On April 24, 2025, the Company issued: (i) 35,970,383 shares of Common Stock, at an offering price of $2.28 per share, and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase 7,889,266 shares of Common Stock (the “Pre-Funded Warrant Shares”) at an offering price of $2.279 per Pre-Funded Warrant. Each of the Pre-Funded Warrants is exercisable for one share of Common Stock at the exercise price of $0.001 per Pre-Funded Warrant Share, are immediately exercisable, and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

On April 24, 2025, the Company issued 214,228 shares of common stock as repayment of $550,000 of the Company’s debt.  The shares were valued at $550,000 or $2.28 per share.

On July 17, 2025, the Company issued restricted stock grants of 2,250,000 shares of common stock under the Company’s 2019 Equity Incentive Plan as amended (the “2019 Incentive Plan”).  The shares were valued at $6,457,500 and vest over 1 to 12 months based on the employees continued employment.

On April 17, 2025, the Company issued restricted stock grants of 222,000 shares of common stock under the Company’s 2019 Equity Incentive Plan as amended (the “2019 Incentive Plan”).  The shares were valued at $506,160 and vest over 1 to 12 months based on the employees continued employment.

In February of 2025, the Company issued 125,000 shares of common stock to two different investors for the repayment of $250,000 of outstanding debt.  The average share price for the repayment of debt was approximately $2.00 per common share issued.

In February of 2025, the Company issued 4,000 shares of common stock shares of common stock as an incentive-restricted stock grant to certain employees.  The shares were valued at $12,800 or approximately $3.20 per common share.

In January of 2025, the Company issued 260,000 shares of common stock to two different investors for the repayment of $550,000 of outstanding debt.  The weight average share price for the repayment of debt was approximately $2.12 per common share issued.

In January of 2025, the Company issued 220,000 shares of common stock shares of common stock as an incentive-restricted stock grant to certain employees and consultants. The shares were valued at $754,200 or approximately $3.43 per common share.   130,000 of these shares did not vest and were forfeited.

II-2

In September of 2023, the Company was to issue 4,505 shares of common stock for the acquisition of the remaining 45% of Cygnet Online, LLC.  The shares were valued at $162,727 or $35.80 per common share.   These shares were held and not issued due to an ongoing dispute.

In January of 2024, the Company issued 25,081 shares of common stock as repayment of $500,000 of the Company’s long-term debt.  The shares were valued at $500,000 or $19.94 per share.

In March of 2024, the Company issued 5,000 shares of common stock as an incentive-restricted stock grant to certain employees. The shares were valued at $85,000 or $17.00 per share.

On April 15, 2024, the Company issued  restricted stock grants of 12,500 shares as an incentive-restricted stock grant to certain employees.  The shares were valued at

During the year ended June 30, 2021, the Company issued 526,404 shares of common stock for the acquisition of Infusionz. The shares were valued at $1,235,124 and the Company issued 306,935 of the Company’s stock on September 1, 2021 for the remaining acquisition liability of $1,764,876. In addition, the Company issued 83,334 shares of common stock valued at $127,500 for acquisition costs.

During the nine months ended March 31, 2022, the Company issued 306,945 shares of common stock for the acquisition of Infusionz. The shares were valued at $1,764,876 or $5.75 per share, as this was the remaining acquisition liability for the Infusionz purchase.

During the nine months ended March 31, 2022, the Company issued 100,000 shares of common stock for the acquisition of VitaMedica and 7,000 shares of common stock as a finder’s fee for the completion of the transaction. The shares were valued at $515,740 or $4.82 per share, as this was the closing price of the stock on August 4, 2021.

During the nine months ended March 31, 2022, the Company issued 35,000 shares of common stock for a consulting agreement. The shares were valued at $175,000 or $5.00 per share, based on the price of the services to be rendered.

During the nine months ended March 31, 2022, the Company issued 666,667 shares of common stock for the acquisition of Interactive, the shares were valued at $4,000,000.

Subsequent to the nine months ended March 31, 2022, the Company issued 555,489 shares of common stock for the acquisition of Cygnet Online, LLC valued at $2,550,000.

Subsequent to the nine months ended March 31, 2022, the Company issued 119,792 shares of common stock for the cashless exercise of a warrant, valued at $651,668.

On October 31, 2022, the Company issued 1,247,403 shares of common stock for the acquisition of E-core Technologies Inc. a Florida corporation, valued at $6,000,000.

II-3

Reports on Form 8K

Summary of Form 8-K filed on April 24, 2025

The Company closed on a $100 million private placement offering on April 20, 2025 for the purchase and sale of 35,970,383 shares of common stock 7,889,266 pre-funded warrants at a share price of $2.28 per share. The Company also entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with A.G.P., dated April 20, 2025, pursuant to which A.G.P agreed to serve as the exclusive placement agent for the Company in connection with the Offering. Concurrently with the Purchase Agreements and the Placement Agency Agreement, on April 20, 2025, the Company and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company agreed to file a registration statement (the “Resale Registration Statement”) providing for the resale of the shares of Common Stock and Pre-Funded Warrant Shares within 30 days of the closing of the Offering, to have such registration statement declared effective with 30 days of the filing date (or 60 days, if the Securities and Exchange Commission conducts a full review), and to maintain the effectiveness of such registration statement. Additionally, on April 23, 2025, the Company entered into an Asset Management Agreement (the “Asset Management Agreement”) with GSR Strategies LLC (the “Asset Manager”), pursuant to which the Asset Manager shall provide discretionary investment management services with respect to the Company’s cryptocurrency treasury (the “Account Assets”). According to the Asset Management Agreement, the Asset Manager will invest the Account Assets, including any funds raised in accordance with the funding allocation provided in the Asset Management Agreement, principally with a long-only strategy primarily in Solana, including staking (and restaking Solana to improve returns (the “SOL Treasury Strategy”).

Summary of Form 8-K filed on May 28, 2025

On May 23, 2025, the Company entered into a credit facility with BitGo Prime, LLC (“BitGo”).  Pursuant to a Master Loan Agreement (the “Agreement”) the Company may borrow up to $20,000,000 of Digital Currency or United States Dollars with interest at the rate of 11.5% per year.  The term of the credit facility is for one year and is renewable for successive one year options. Each individual loan under the facility is negotiable as to the amount, term prepayment or recall (payment demand).  The loans shall be collateralized by the Company’s treasury assets, already held at BitGo, the initial availability is based on 260% collateral level and a margin call level of 175%.  There are no requirements or fees for non-use of the credit facility and the facility can be increased in the future based on the value of the assets BitGo is the custodian of for the Company.  The Company plans to use any funds from the credit facility as short term capital for the purchase of additional SOL tokens.

Summary of Form 8-K filed on July 16, 2025

On July 11, 2025, the Company entered into securities purchase agreements (the “Purchase Agreements”) with certain investors (the “Purchasers”) pursuant to which the Company agreed to sell and issue to the Purchasers in a private placement offering (the “Equity Offering”) 12,457,186 shares of common stock, par value $0.001 per share (the “Common Stock”), at an offering price of $4.00 per share (and at a price of $4.94 per share for certain members of the Company's Management and Board of Directors). The Equity Offering closed on July 14, 2025, resulting in aggregate gross proceeds to the Company of $50 million, before deducting the placement agent’s fee and offering expenses payable by the Company. The Company also entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with A.G.P., dated July 11, 2025, pursuant to which A.G.P agreed to serve as the exclusive placement agent for the Company in connection with the Equity Offering. Concurrently with the Purchase Agreements and the Placement Agency Agreement, on July 11, 2025, the Company and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company agreed to file a registration statement (the “Resale Registration Statement”) providing for the resale of the shares of Common Stock within 15 days of the closing of the Equity Offering, to have such registration statement declared effective with 30 days of the filing date (or 60 days, if the Securities and Exchange Commission conducts a full review), and to maintain the effectiveness of such registration statement.

Summary of Form 8-K filed on July 18, 2025

On July 16, 2025, the Company entered into securities purchase agreements (the “Purchase Agreements”) with certain investors (the “Purchasers”) and a designated collateral agent (the “Agent”), pursuant to which the Company agreed to sell and issue to the Purchasers in a private placement offering (the “Note Offering”) secured convertible notes (the “Notes”) in exchange for locked and spot Solana in the aggregate, original principal amount of $151,169,169. Also on July 16, 2025, the Company and the Agent entered into a Security Agreement (the “Security Agreement”), pursuant to which the Notes are secured by a first-priority lien on the Company’s “Digital Asset Account,” which holds all of the Company’s Solana and other cryptocurrencies and collateral acquired after the closing date and all such successor accounts, the proceeds of such accounts and information related to the account. Concurrently with the Purchase Agreements, on July 16, 2025, the Company and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement (the “Registration Statement”) providing for the resale of the Conversion Shares within 30 days of the closing of the Note Offering, to have such registration statement declared effective with 60 days of the filing date (or 75 days, if the Securities and Exchange Commission conducts a full review), and to maintain the effectiveness of such registration statement.

Summary of Form 8-K filed on July 25, 2025

On July 25, 2025, Upexi, Inc. a Delaware corporation (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with A.G.P./Alliance Global Partners (the “Investor”), pursuant to which the Company shall have the right, but not the obligation, to direct the Investor to purchase the lesser of (i) $500,000,000 (the “Total Commitment Amount’) or (ii) the Exchange Cap, which shall be the number of shares not to exceed 19.99% of the Company’s shares of common stock, par value $0.00001 per share (“Common Stock”), outstanding on July 25, 2025, unless the Company’s stockholders have approved the issuance of Common Stock in excess of the Exchange Cap, upon satisfaction of certain terms and conditions contained in the Purchase Agreement, including, but not limited to, an effective registration statement filed with the U.S. Securities and Exchange Commission (“SEC”). The Company, under its right but not obligation, may issue and sell to the Investor common stock under dollar volume-weighted average price (“VWAP”) orders or Intraday VWAP orders for such orders multiplied by 95%. Concurrent with the Purchase Agreement, on July 25, 2025, the Company and the Investor entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company agreed to file a registration statement (the “Resale Registration Statement”) providing for the resale of the shares of Common Stock that may be purchased by the Investor pursuant to the Purchase Agreement within 30 days of execution of the Registration Rights Agreement and to have such Resale Registration Statement declared effective with 60 days of the filing date, and to maintain the effectiveness of such Resale Registration Statement.

Summary of Form 8-K filed on August 26, 2025

On August 25, 2025, Upexi, Inc. the Company and Purchasers came to an agreement to amend that certain Securities Purchase Agreement, dated as of July 11, 2025 (the “Securities Purchase Agreement”), to 1) provide for the Purchasers to grant a one-time waiver from compliance with the provisions of Section 4.12 of the Securities Purchase Agreement; 2) amend and restate the definition of “Exempt Issuance” in Section 1.1 of the Securities Purchase Agreement; and 3) require the Company to issue to each Purchaser a greenshoe instrument to purchase up to a number of shares of the Company’s Common Stock equal to 25% of such Purchaser’s initial Subscription Amount under the Securities Purchase Agreement.

II-4

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

We have filed the exhibits listed on the accompanying Exhibit Index of this registration statement and below in this Item 16:

Exhibit		Reference			Filed or Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith
3.1	Certificate of Incorporation	S-1	3.1	08/08/2025
3.2	Bylaws	S-1	3.2	08/08/2025
4.1	Common Stock Specimen	S-1	4.6	04/15/2021
4.2	Form of Pre-Funded Warrant	8-K	4.1	04/24/25
4.3	Warrant Issued to GSR Strategies LLC dated April 23, 2025	8-K	4.2	04/24/25
5.1	Legal Opinion of Lucosky Brookman LLP				X
10.1	Upexi, Inc. 2019 Incentive Stock Plan (Amended and Restated as of February 8, 2021)	S-1	10.1	04/15/2021
10.2	Form of Nonqualified Stock Option Agreement	S-1	10.2	04/15/2021
10.3	Stock Purchase Agreement, dated June 1, 2024	8-K	10.1	06/17/2024
10.4	Agreement to Unwind Securities Purchase Agreement, dated July 31, 2024	8-K	10.1	08/05/2024
10.5*	Employment Agreement, dated April 24, 2025, between Registrant and Andrew J. Norstrud	8-K	10.2	04/25/2025
10.6*	Employment Agreement, dated April 24, 2025, between Registrant and Allan Marshall	8-K	10.1	04/25/2025
10.7	Equity Interest Purchase Agreement, dated August 31, 2023, between Registrant and Amplifyir Inc.	8-K	2	09/06/2023
10.8	Exercise of Option to Acquire Cygnet Online, LLC, dated September 1, 2023, between Registrant and Eric Hanig	10-K	10.23	10/03/2023
10.9	Upexi, Inc. 2019 Amended and Restated Stock Incentive Plan, effective May 24, 2022	S-8	4.7	08/09/2023
10.10	Form of Securities Purchase Agreement, dated as of April 20, 2025, between Upexi, Inc. and each Purchaser (as defined therein)	8-K	10.1	04/24/25
10.11	Placement Agency Agreement, dated April 20, 2025, between Upexi, Inc. and A.G.P/Alliance Global Partners	8-K	10.2	04/24/25
10.12	Form of Registration Rights Agreement, dated as of April 20, 2025, between Upexi, Inc. and each Purchaser (as defined therein)	8-K	10.3	04/24/25
10.13	Asset Management Agreement, dated April 23, 2025, between Upexi, Inc. and GSR Strategies LLC	8-K	10.4	04/24/25
10.14	Form of Securities Purchase Agreement, dated as of July 11, 2025, between Upexi, Inc. and each Purchaser (as defined therein)	8-K	10.1	07/16//25
10.15	Placement Agency Agreement, dated July 11, 2025, between Upexi, Inc. and A.G.P/Alliance Global Partners	8-K	10.2	7/16/25
10.16	Form of Registration Rights Agreement, dated as of July 11, 2025, between Upexi, Inc. and each Purchaser (as defined therein)	8-K	10.3	7/16/25
10.17	Form of Secured Convertible Promissory Note	8-K	4.1	7/18/25
10.18	Form of Securities Purchase Agreement, dated as of July 2025, between Upexi, Inc. and each Purchaser (as defined therein)	8-K	10.1	7/18/25
10.19	Form of Security Agreement, dated as of July 2025, between Upexi, Inc. and Seller	8-K	10.2	7/18/25
10.20	Form of Registration Rights Agreement, dated as of July 2025, between Upexi, Inc. and each Purchaser (as defined therein)	8-K	10.4	7/18/25
10.21	Common Stock Purchase Agreement, dated as of July 25, 2025, between Upexi, Inc. and A.G.P./ Alliance Global Partners	8-K	10.1	7/25/25
10.22	Registration Rights Agreement, dated as of July 25, 2025, between Upexi, Inc. and A.G.P./ Alliance Global Partners	8-K	10.2	7/25/25
10.23	Waiver and Amendment to that certain Securities Purchase Agreement, dated as of July 11, 2025	8-K	10.1	8/26/25
10.24	Form of Greenshoe Instrument	8-K	10.2	8/26/25
10.25†	BitGo Custodian Services Agreement				X
10.26	BitGo Prime LLC Master Lending Agreement				X
10.27	Audit Committee Charter	10-K	10.25	10/03/2023
10.28	Compensation Committee Charter	10-K	10.26	10/03/2023
10.29	Nominating Committee Charter	10-K	10.27	10/03/2023
10.30	Coinbase Custodian Services Agreement				X
14.1	Code of Business Conduct and Ethics	10-K	14.1	10/03/2023
14.2	Whistleblower Policy	10-K	14.2	10/03/2023
19	Trading Policy	10-K/A	19	04-22/2025
21.1	List of Subsidiaries of Registrant	10-K	21.1	10/03/2023
23.1	Consent of GBQ Partners LLC				X
23.2	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)				X
24.1	Power of Attorney (included in the signature page of this Registration Statement)				X
107	Filing Fee Table				X
97.1	Clawback Policy	10-K/A	97.1	04/22/25

*	Indicates a management contract or compensatory plan or arrangement.

† Confidential portions of this exhibit were redacted pursuant to Item 601(b)(10) of Regulation S-K, and the Registrant agrees to furnish to the SEC a copy of any omitted schedule and/or exhibit upon request.

(b) Financial Statement Schedules.

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

II-5

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-6

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(7)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	The undersigned Registrant hereby undertakes:

(1)

That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-7

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tampa, Florida, on September 24, 2025.

Upexi, Inc.

By:	/s/ Allan Marshall
Name: Allan Marshall Title: President and Chief Executive Officer

POWER OF ATTORNEY: KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Allan Marshall, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Allan Marshall	President, Chief Executive Officer and Director	September 24, 2025
Allan Marshall	(Principal Executive Officer)

/s/ Andrew J. Norstrud	Chief Financial Officer	September 24, 2025
Andrew J. Norstrud	(Principal Financial Officer and Principal Accounting Officer)

/s/ Gene Salkind	Director	September 24, 2025
Gene Salkind

/s/ Thomas C. Williams	Director	September 24, 2025
Thomas C. Williams

/s/ Laurence H. Dugan	Director	September 24, 2025
Laurence H. Dugan

II-8